UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 14, 2019

KID CASTLE EDUCATIONAL CORPORATION

 (Exact name of registrant as specified in its charter)

Delaware	333-39629	59-2549529
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

370 Amapola Ave., Suite 200A, Torrance, California		90501
(Address of principal executive offices)		(Zip Code)

(310) 895-1839
Registrant’s telephone number, including area code

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

This report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Securities and Exchange Commission encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions. This report and other written and oral statements that we make from time to time contain such forward-looking statements that set out anticipated results based on management’s plans and assumptions regarding future events or performance. We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance. In particular, these include statements relating to future actions, future performance or results of current and anticipated sales efforts, expenses, the outcome of contingencies, such as legal proceedings, and financial results. Factors that could cause our actual results of operations and financial condition to differ materially are discussed in greater detail under Risk Factors section of this report.

We caution that the factors described herein and other factors could cause our actual results of operations and financial condition to differ materially from those expressed in any forward-looking statements we make and that investors should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time, and it is not possible for us to predict all of such factors. Further, we cannot assess the impact of each such factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Item 2.01 - Completion of Acquisition or Disposition of Assets.

The Preferred Shares Purchase and Related Transactions

The Preferred Shares Purchase Agreement

As previously disclosed on our Form 10-K for the year ended December 31, 2018 filed with the Securities and Exchange Commission, on November 4, 2019, on October 21, 2019, the Company sold one (1) million shares of its preferred shares (one preferred share is convertible 1,000 share of common stocks) of the Company to Cannabinoid Biosciences, Inc., a California corporation. The issuance of the preferred shares to Cannabinoid Biosciences, Inc gave to Cannabinoid Biosciences, Inc, the controlling vote to control and dominate the affairs of the Company.

The Conversion of Convertible Preferred Share to Common Stocks

Following the share sales to Cannabinoid Biosciences, Inc., the purchaser converted 70,000 of the preferred shares for 70,000,000 shares of the Company's current outstanding shares of common stock.  Following the change of control, all the former officers of company resigned their appointments and Mr. Frank I Igwealor was appointed as the Company's Chief Executive Officer, Chief Financial Officer and Chairman of the Board of Directors effective October 23, 2019.  Furthermore, Mr. Igwealor, Dr. Solomon SK Mbagwu, MD, and Ms. Patience C Ogbozor were also nominated as new director of the Company.

Furthermore, on November 8, 2019, Cannabinoid Biosciences, Inc., elected to convert 830,000 of the preferred shares for it purchased from Kid Castle on October 21, 2019 into 830,000,000 shares of the Company's current outstanding shares of common stock.

This acquisition of control by Cannabinoid Biosciences, Inc. has transformed our business model going forward.   Cannabinoid Biosciences, Inc. (CBDZ) has stated its intention to merge into Kid Castle in a transaction that would make CBDZ a subsidiary of Kid Castle.  This merger will bring the Company into the following areas of the legal CBD business: (1) Ownership interest in certain businesses that extract, purchase and distribute Bulk Pure CBD, Isolate, Hemp Oil, THC-free CBD Distillate and Crude CBD Oil; (2) Partnerships with local farmers to grow farm bill compliant hemp biomass; (3) Partnerships with extract facilities across the U.S. who manufacture hemp-based ingredients to meet the specific needs financial products in form of asset-backed loans, business property mortgages and other financial products to qualified individuals/businesses in the legal-CBD businesses.

The Merged Company (“CBDZ and KDCE” or “KDCE” or “CBDZ”) will prioritize establishment of CBD process control, protocols, and formulations standardization.  The Merged Company will step up and pioneer the process to standardize and reorganize this market, establish process control (benchmarks and protocols), and create formulation standards for the CBD industry. Through Kid Castle, CBDZ seeks to control the production and distribution of verities of consumer cannabidiol (CBD) formulation under private brands in the United States. CBDZ’s goal is to bring standardization to the CBD industry, the same way that John D Rockefeller’s Standard Oil brought standardization to crude refining in the United States in the nineteenth century.  Our process standardization would entail steps that include (a) ethanol extraction system, (b) winterization to remove fats; (c) multiple rounds of rotary evaporation are used to remove plant material and other unnecessary components; (d) extract decarboxylation to transform into a crystalline structure with a proprietary post-processing technique; and (e) get the extract tested by third-party laboratories, package it, and get it ready for shipment.

Lock-Up/Leak-Out Agreements

Each Shareholder that receives 100,000 or more shares of our Common Stock pursuant to the conversion of shares by Cannabinoid Biosciences, Inc. and subsequent redistribution to CBDZ shareholders, will execute 2-year lock-up/leak-out agreement with us which will provide that their shares will not be, directly or indirectly, publicly sold, subject to a contract for sale or otherwise transferred, except that, beginning one year after the date of the closing of the conversion, such Shareholder will be permitted to sell up to 3% of the shares of our Common Stock he or she received in any given 90 day period. All lock-up/leak-out restrictions will expire 24 months after the closing of the conversion.

The foregoing description of the Preferred Shares Purchase Agreement does not purport to be complete and is qualified in its entirety by the Preferred Shares Purchase Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 which is incorporated herein by reference.

FORM 10 INFORMATION

BUSINESS

Background/Description of Kid Castle’s Business Prior to the Preferred Shares Purchase.

Kid Castle is a biopharmaceutical and agricultural company that seeks to become the first publicly-traded “pure-play” vertically integrated “2018 Farm Bill” compliant CBD operation in America.  Kid Castle seeks to revolutionize and standardize the pharmaceuticals and non-pharmaceutical CBD products formulation and applications across the CBD market in the United States of America. In addition, Kid Castle seeks to engage in the discovery, development and commercialization of cures and novel therapeutics from proprietary cannabinoid, cannabidiol, endocannabinoids, phytocannabinoids, and synthetic cannabinoids product platform for specific treatments in a broad range of disease areas.  Prior to its current rebranding, Kid Castle used to be a children education enterprise based in, and with major operations in Taiwan, Republic of China.

Kid Castle Educational Corporation (“KDCE” or the “Company”) was the result of a share exchange transaction, commonly referred to as a reverse merger, pursuant to which shareholders of an offshore operating company take control of a U.S. company that has no operations (commonly referred to as a shell company), and the offshore operating company becomes a subsidiary of the U.S. company. In KDCE case, the offshore company was Higoal Developments Ltd., which was the parent company of Kid Castle Internet Technologies Limited and Kid Castle Education Software Development Co. Limited, KDCE’s operating companies that run our English language instruction business. The U.S. or shell company, at the time of the share exchange, was King Ball International Technology Corporation.

The details of KDCE corporate history are as follows. KDCE was incorporated in Florida on July 19, 1985 as Omni Doors, Inc. From inception through June 30, 1998, our primary business was the assembly and distribution of industrial doors for sale to building contractors in the South Florida market. Until April 6, 1998, we were a wholly-owned subsidiary of Millennia, Inc., a publicly-owned Delaware corporation. On April 6, 1998, the Board of Directors of Millennia declared the payment of a stock dividend to Millennia’s stockholders. Millennia stockholders received one share of our common stock for each four shares of Millennia common stock. This distribution of approximately 570,000 shares of our company represented approximately 5% of the total issued and outstanding shares of our common stock.

Pursuant to a contract dated July 14, 1998, Millennia sold 10,260,000 shares (representing 90% of the total outstanding shares) of our common stock to an unrelated firm, China Economic Growth Investment Corp., LLC, which then distributed the shares to its three members, Yong Chen, Zuxiang Huang, and Zheng Yao.

On April 6, 2001, pursuant to a stock purchase agreement dated April 2, 2001, Halter Capital Corporation, a privately-owned Texas corporation, purchased 6,822,900 shares of our common stock from Zheng Yao, representing approximately 60% of our issued and outstanding shares of common stock. Simultaneously with this change-in-control transaction, Sophia Yao, our then sole officer and director, resigned. Kevin B. Halter, Sr., as President and director, and Kevin B. Halter, Jr., as Secretary-Treasurer and director, were elected to replace her.

On June 19, 2002, pursuant to a stock purchase agreement dated June 6, 2002, Powerlink International Finance, Inc., a British Virgin Islands corporation, purchased 2,830,926 shares of our common stock from Halter Capital Corporation, representing approximately 57% of our issued and outstanding shares of common stock. Simultaneously with the purchase, the officers and directors of the Company resigned. Chin-Chung Hsu, President, Treasurer, and Director; Wen-Hao Hsu, Secretary and Director; and Chien-Hwa Liu, Director, were elected to replace them.

On June 25, 2002, we changed our name to King Ball International Technology Corporation and, on August 22, 2002, we changed our name again to Kid Castle Educational Corporation. On October 1, 2002, we acquired all of the issued and outstanding stock of Higoal, a Cayman Islands company, pursuant to an Exchange Agreement dated as of October 1, 2002 (the “Exchange Agreement”). The Exchange Agreement was among Higoal, the shareholders of Higoal, Kuo-An Wang, and Kid Castle. Higoal, which is based in Taipei, Taiwan, is the parent company of KCIT and KCES. Pursuant to the Exchange Agreement, Higoal became our wholly-owned subsidiary. In exchange for 100% of the issued and fully paid-up capital of Higoal, we issued 11,880,000 shares of our common stock to the shareholders of Higoal. As a result of the share exchange, the former shareholders of Higoal hold a majority of our outstanding capital stock.

On December 27, 2006 we established a wholly-owned subsidiary, Shanghai Kid Castle Educational Info. Constitution Company Limited (“KCEI”) with registered total capital of Renmibi ("RMB") $1.2 million. As of December 31, 2008, KCEI has a total registered capital of RMB3,500,000.  It seems that sometime between 2009 and 2018 the Company terminated its business operations and the owners were trying to sell whatever is left of the company.

Acquisition of Share by Cannabinoid Biosciences, Inc.

On October 21, 2019, the company sold one (1) million shares of its preferred shares (one preferred share is convertible 1,000 share of common stocks) of the company to Cannabinoid Biosciences, Inc., a California corporation. The issuance of the preferred shares to Cannabinoid Biosciences, Inc gave to Cannabinoid Biosciences, Inc, the controlling vote to control and dominate the affairs of the company.

Following the share sales to Cannabinoid Biosciences, Inc., the purchaser converted 70,000 of the preferred shares for 70,000,000 shares of the Company's current outstanding shares of common stock.  Following the change of control, all the former officers of company resigned their appointments and Mr. Frank I Igwealor was appointed as the Company's Chief Executive Officer, Chief Financial Officer and Chairman of the Board of Directors effective October 23, 2019.  Furthermore, Mr. Igwealor, Dr. Solomon KN Mbagwu, MD, and Ms. Patience C Ogbozor were also nominated as new director of the Company.  Furthermore, on November 8, 2019, Cannabinoid Biosciences, Inc., elected to convert 830,000 of the preferred shares for it purchased from Kid Castle on October 21, 2019 into 830,000,000 shares of the Company's current outstanding shares of common stock.

Description of Cannabinoid Biosciences, Inc.

GENERAL

Cannabinoid Biosciences, Inc. (“CBDZ”), a California based Biopharmaceutical Company seeks to revolutionize and standardize the pharmaceuticals and non-pharmaceutical CBD products formulations and applications across the CBD market in the United States of America. The company is engaged in the following areas of the legal CBD business: (1) Ownership interest in certain businesses that extract, purchase and distribute Bulk Pure CBD, Isolate, Hemp Oil, THC-free CBD Distillate and Crude CBD Oil; (2) Partnerships with local farmers to grow farm bill compliant hemp biomass; (3) Partnerships with extract facilities across the U.S. who manufacture hemp-based ingredients to meet the specific needs financial products in form of asset-backed loans, business property mortgages and other financial products to qualified individuals/businesses in the legal-CBD businesses; and (4) professional services including top-level financial reporting, Accounting, CSE Reporting, Business Valuation, Mergers & Acquisitions, GAAP/ IFRS Conversion, Pre IPO/RTO Prep, Section 280E Tax, and Biological Assets Valuation to CBD/Hemp businesses and investors in California at first, then to those within the other states that has legalized cannabis.

The CBD market in the US is very fragmented, lack established process control and protocols, and is without formulations standardization.  CBDZ is stepping into this space to standardize and reorganize this market, establish process control (benchmarks and protocols), and create formulation standards for the industry. CBDZ seeks to control the production and distribution of verities of consumer cannabidiol (CBD) formulation under private brands in the United States. CBDZ’s goal is to bring standardization to the CBD industry, the same way that John D Rockefeller’s Standard Oil brought standardization to crude refining in the United States in the nineteenth century.  Our process standardization would entail steps that include (a) ethanol extraction system, (b) winterization to remove fats; (c) multiple rounds of rotary evaporation are used to remove plant material and other unnecessary components; (d) extract decarboxylation to transform into a crystalline structure with a proprietary post-processing technique; and (e) get the extract tested by third-party laboratories, package it, and get it ready for shipment.

Our business is divided into five segments namely:

1)      CBD formulation, production, and distribution;

2)      Biopharmaceutical Research and Development;

3)      Investments into legal-cannabis businesses and deriving value from rollup/consolidation events that leads to IPO in US or Canada;

4)      Financial products in form of asset-backed loans, business property mortgages and other financial products to qualified individuals/businesses in the legal-cannabis businesses; and

5)      Professional services including top-level financial reporting, Accounting, CSE Reporting, Business Valuation, Mergers & Acquisitions, GAAP/ IFRS Conversion, Pre IPO/RTO Prep, Section 280E Tax, and Biological Assets Valuation to cannabis businesses and investors in California at first, then to those within the other states that has legalized cannabis.

CBDZ is not a public company quoted on any of the know exchanges. CBDZ is currently working with several owners of CBD operations to rollup ten of these businesses and IPO it on the Nasdaq or New York stock exchange.

Pursuant to a Regulation A+ T2 Filing, which was qualified by the US Securities and Exchange Commission (SEC) on April 16, 2019, CBDZ is currently raising $50 million through crowdfunding campaign, to fund acquisition of 10 CBD operation which would rollup into CBDZ holding company and IPO on the NASDAQ or New York Stock Exchange.

Although CBDZ formally launched of its crowdfunding campaign for September 28, 2019,  it has already received investment commitment of about $7.6 million from a diverse group of 347 individual and institutional investors.  See. www.crowdfunder.com/cbdxfund/. Since CBDZ selected KoreConX as its transfer agent and engaged Primetrust’s FundAmerica.com, it has been able to bank a small amount of the investment commitment. Our staff alongside FundAmerica are diligently working to bank all investment commitment after the AML and KYC processes.  There is no guarantee that we would be able to cash all or any more of the $7.6 million investment commitment.

Our experienced management team has a combined thirty-two years of successful experience in the legal cannabis industry in California, Illinois, Maryland, Arizona, Nevada, New York, and other states.  Cannabinoid Biosciences intend to launch its products and services throughout California and bringing its array of investments and services to each new state that legalizes the use of cannabis.

MARKET

As at November 15, 2018, Thirty-three states and the District of Columbia currently have passed laws and/or regulations that recognize, in one form or another, legitimate medical uses for cannabis and consumer use of cannabis in connection with medical treatment.  The District of Columbia and 10 states -- Alaska, California, Colorado, Maine, Massachusetts, Michigan, Nevada, Oregon, Vermont and Washington -- have adopted the most expansive laws legalizing marijuana for recreational use.  It is no wonder then that the legal marijuana market in the U.S. is estimated to grow from $9.2 billion in 2017 to $47.3 billion in 2027.  Another report from RBC Capital Markets showed that American cannabis sales are quickly catching up to those of beer and wine, and the market could be worth $47 billion within a decade.

It was the Farm Bill of 2018 that effectively legalized Hemp-based CBD. On December 12, 2018, U.S. Congress approved a Bill to Make CBD Federally Legal. Passage of 2018 Farm Bill clarifies CBD legal status and lets U.S. farmers grow hemp, but some regulatory questions remain.  Preceding the passage of the “Farm Bill,” in June, 2018 the U.S. Food and Drug Administration (FDA) has approved CBD based formulation such as Epidiolex® for seizures associated with Lennox-Gastaut syndrome or Dravet Syndrome, two rare and severe early-onset, drug-resistant epilepsy syndromes. This is the first cannabis plant-derived medicine ever approved by the FDA and it has been rescheduled by the U.S. DEA to a schedule V.

The CBD market in the US is very fragmented, lack established process control and protocols, and is without formulations standardization.  Thus, the need for someone to step in and bring standardization to the CBD industry, the same way that John D Rockefeller’s Standard Oil brought standardization to crude refining in the United States in the nineteenth century.

U.S. CBD Market Anticipated to Reach $20 Billion in Sales by 2024:  As applications for cannabidiol are brought to market across diverse industries such as cosmetics, health products, food and beverage, pet products, skin care, and pharmaceuticals, the collective market for CBD sales is expected to exceed $20 billion in the United States by 2024, according to BDS Analytics and Arcview Market Research.  The study showed CBD retail data, consumer insights, and market intelligence includes:

•                     BDS Analytics’ predicts US sales of cannabis- and hemp-derived CBD products to surge from $1.9 billion in 2018 to $20 billion by 2024, a compound annual growth rate of 49%.

•                     When combined with THC products, the CBD market will create a total market of $45 billion for cannabinoids by 2024 (Source: BDS Analytics and Arcview Market Research)

•                     CBD product sales in dispensaries since 2014 have grown at an even faster rate than overall sales in dispensaries.

•                     CBD sales in dispensaries are a leading indicator of the direction of where the general market hemp-derived CBD product market is headed. Within the dispensary channel, the share of high-CBD (as opposed to high-THC) product sales has been increasing rapidly. In markets tracked by BDS Analytics’ GreenEdge™ Platform, which powers the company’s retail sales tracking service, dispensary sales of CBD accounted for 11% of total sales in 2018—a considerable increase from just 5% in 2017.

•                     66% of hemp-derived CBD consumers in the US agree with full federal legalization of cannabis, with 90% believing that marijuana has medical benefits, largely driven by the belief that it can relieve pain.

•                     The CBD consumer profile is also notably different from that of the cannabis consumer: BDS Analytics reports that CBD consumers have nearly a 1:1 gender radio, whereas only one-third of cannabis consumers are female.

•                     CBD consumers are an average age of 40, are of higher education, and are more likely than non-consumers to be employed full time.

The factors mentioned above were the major catalysts that led to CBDZ’s business plan and decision to enter and revolutionize and standardize the pharmaceuticals and non-pharmaceutical CBD products formulations and applications across the CBD market while developing robust capitalization to finance a more professional ecosystem within the CBD, Hemp and cannabis industry, creating a better work environment for our clients, as well as creating improved patient experiences, and a clear choice for investors in the sector.

CBDZ’s business plan concentrates on following areas of the legal CBD business: (1) Ownership interest in certain “Farm Bill” compliant businesses that extract, purchase and distribute Bulk Pure CBD, Isolate, Hemp Oil, THC-free CBD Distillate and Crude CBD Oil; (2) Partnerships with local farmers to grow farm bill compliant hemp biomass; (3) Partnerships with extract facilities across the U.S. who manufacture hemp-based ingredients to meet the specific needs financial products in form of asset-backed loans, business property mortgages and other financial products to qualified individuals/businesses in the legal-CBD businesses; and (4) professional services including top-level financial reporting, Accounting, CSE Reporting, Business Valuation, Mergers & Acquisitions, GAAP/ IFRS Conversion, Pre IPO/RTO Prep, Section 280E Tax, and Biological Assets Valuation to CBD/Hemp businesses and investors in California at first, then to those within the other states that has legalized cannabis.

OPPORTUNITY

Lots of investors are asking about opportunities to make money from the current CBD/hemp trend.  CBDZ is offering ordinary investors a unique opportunity to get in at the ground floor of CBD / Hemp investment, at $2 for $1 of revenue by funding and investing in high-grossing CBD and high-yield grower of Farm-bill compliant CBD crude and hemp biomass in the United States.

We are raising $50 million to acquire 10 dispensaries which we’ll rollup into our holding company and IPO on the NASDAQ or New York Stock Exchange.  All our targeted acquisitions are profitable operations.  We plan to keep and reinvest 50% of the profits to capitalize on growth opportunities, and pay 50% back to our investors as dividends.

Value Proposition:

•         CBDZ provide investors with opportunity to invest in the cannabis industry at the ground floor.  For example, if an investor wants to invest in the publicly traded cannabis businesses on the stock market today, the investor would be paying $131.00 for every $1.00 of revenue on average.

•         We plan to give our investors a better deal because we’ll be acquiring CBD businesses at close to 2:1 investment to revenue.

Value-adding Processes

We project that this project would be able generate cannabis multiple on the stock exchange once we have finished rollup and consolidation of all the 10 CBD operations.  This valuation is based on the weighted average multiple of X-sales and X-net profit of cannabis businesses currently trading on the exchanges.

STRATEGY

Our strategy requires two steps namely acquire the ten CBD businesses and get the company listed on the Nasdaq or NYSE.  We need $49.8 million to acquire 10 CBD businesses which we’ll rollup into our holding company and IPO on the NASDAQ or New York Stock Exchange.  Studies showed that a $1.00 invested with CBDZ today could be worth a lot more after our principals have finished their value-adding rollup and consolidation activities with the acquisitions.

In pursuit our goal of getting listed or up-listed on the Nasdaq within the next 12 months, we acquired voting control of Kid Castle Educational Corporation (KDCE) on October 21, 2019. We have already started the process of bringing KDCE current with the OTC, FINRA, SEC and other regulatory authorities.  We have consulted with a PCAOB auditor who we hope to engage in the near future to conduct first PCAOB compliant audit on KDCE financials and to become the entity’s auditor of record.

PATENTS AND TRADEMARKS

Presently, we do not have any patent or trademark.  We are however, in negotiation with certain operator to acquire their patents and formulation processes.  We proposed to acquire those using our common stocks that would have a two years lockout period in which they could not sell any of their shares.  There is no guarantee that any of the operators we are in negotiation with would agree to our proposal and sell their patents and formulation processes to us.

COMPETITION

Right now there is no fund focused on rollup of existing high-margin dispensaries California and across the U.S. marketplace.  In California for example, currently has 358 licensed recreational marijuana stores, according to data from the California Bureau of Cannabis Control.   The state’s three licensing authorities have issued over 5,000 commercial cannabis licenses to cannabis businesses throughout the state of California.  https://cannabis.ca.gov/licensed-cannabis-businesses/  We believe that with the right infrastructure and legal climate changes, we can pursue a market dominant rollup run in time.

REGULATORY ENVIRONMENT

Federal Regulatory Environment

Under U.S. federal law, marijuana is currently a Schedule I drug. The CSA has five different tiers or schedules. A Schedule I drug means the Drug Enforcement Agency considers it to have a high potential for abuse, no accepted medical treatment, and lack of accepted safety for the use of it even under medical supervision. Other Schedule I drugs are heroin, LSD and ecstasy. The Corporation believes the CSA categorization as a Schedule I drug is not reflective of the medicinal properties of marijuana or the public perception thereof, and numerous studies show cannabis is not able to be abused in the same way as other Schedule I drugs, has medicinal properties, and can be safely administered. Additionally, while studies show cannabis is less harmful than alcohol,1 alcohol is not classified under the CSA.

1 See Lachenmeier, DW & Rehm, J. (2015). Comparative risk assessment of alcohol, tobacco, cannabis and other illicit drugs using the margin of exposure approach. Scientific Reports, 5, 8126. doi: 10.1038/srep08126; see also Thomas, G & Davis, C. (2009). Cannabis, Tobacco and Alcohol Use in Canada: Comparing risks of harm and costs to society. Visions Journal, 5. Retrieved from http://www.heretohelp.bc.ca/sites/default/files/visions_cannabis.pdf; see also Jacobus et al. (2009). White matter integrity in adolescents with histories of marijuana use and binge drinking. Neurotoxicology and Teratology, 31, 349-355. https://doi.org/10.1016/j.ntt.2009.07.006; Could smoking pot cut risk of head, neck cancer? (2009 August 25). Retrieved from https://www.reuters.com/article/us-smoking-pot/could-smoking-pot-cut-risk-of-head-neck-cancer-idUSTRE57O5DC20090825; Watson, SJ, Benson JA Jr. & Joy, JE. (2000). Marijuana and medicine: assessing the science base: a summary of the 1999 Institute of Medicine report. Arch Gen Psychiatry Review, 57, 547-552. Retrieved from  https://www.ncbi.nlm.nih.gov/pubmed/10839332; see also Hoaken, Peter N.S. & Stewart, Sherry H. (2003). Drugs of abuse and the elicitation of human aggressive behavior. Addictive Behaviours, 28, 1533-1554. Retrieved from http://www.ukcia.org/research/AgressiveBehavior.pdf; and see also Fals-Steward, W.,Golden, J. & Schumacher, JA. (2003). Intimate partner violence and substance use: a longitudinal day-to-day examination. Addictive Behaviors, 28, 1555-1574. Retrieved from https://www.ncbi.nlm.nih.gov/pubmed/14656545.

31 states and the District of Columbia, have now legalized adult-use and/or medical marijuana. The federal government sought to provide guidance to enforcement agencies and banking institutions with the introduction of the United States Department of Justice Memorandum drafted by former Deputy Attorney General James Michael Cole in 2013 (the “Cole Memo”)2 and the Department of the Treasury Financial Crimes Enforcement Network (“FinCEN”) guidance in 2014.3

The Cole Memo offered guidance to federal enforcement agencies as to how to prioritize civil enforcement, criminal investigations and prosecutions regarding marijuana in all states. The memo put forth eight prosecution priorities:

1. Preventing the distribution of marijuana to minors;

2. Preventing revenue from the sale of marijuana from going to criminal enterprises, gangs and cartels;

3. Preventing the diversion of marijuana from states where it is legal under state law in some form to other State;

4. Preventing the state-authorized marijuana activity from being used as a cover or pretext for the trafficking of other illegal drugs or other illegal activity;

5. Preventing the violence and the use of firearms in the cultivation and distribution of marijuana;

6. Preventing the drugged driving and the exacerbation of other adverse public health consequences associated with marijuana use;

ENVIRONMENTAL MATTERS

2 U.S. Dept. of Justice. (2013). Memorandum for all United States Attorneys re: Guidance Regarding Marijuana Enforcement. Washington, DC: US Government Printing Office. Retrieved from https://www.justice.gov/iso/opa/resources/3052013829132756857467.pdf.

3 Department of the Treasury Financial Crimes Enforcement Network. (2014). Guidance re: BSA Expectations Regarding Marijuana-Related Businesses (FIN-2014-G001). Retrieved from https://www.fincen.gov/resources/statutes- regulations/guidance/bsa-expectations-regarding-marijuana-related-businesses.

Cannabinoid Biosciences, Inc. is subject to both U.S. and international laws and regulations relating to the protection of the environment. In the U.S., the laws and regulations include the Clean Air Act, the Clean Water Act, the Resource Conservation and Recovery Act and Superfund (the environmental program established in the Comprehensive Environmental Response, Compensation, and Liability Act to address abandoned hazardous waste sites), which imposes joint and severable liability on each potentially responsible party.

EMPLOYEES

As of November 2, 2019, Cannabinoid Biosciences Inc. has three employees.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this report before making a decision to invest in our common stock. If any of the following risks and uncertainties develop into actual events, our business, results of operations and financial condition could be adversely affected. In those cases, the trading price of our common stock could decline and you may lose all or part of your investment.

Risks Related to Our Business

Going Concern

Our financial statements appearing elsewhere in this Filing have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company's ability to continue as a going concern is contingent upon its ability to raise additional capital as required. During period from May 6, 2014 (inception) through December 31, 2018, the Company incurred net losses of $36,945.

We have no operating history on which to judge our business prospects and management.

The Company was incorporated on May 6, 2014 and has not conducted any major operations since then. The Company was incorporated pursuant to the simultaneous filing of the Company’s certificate of incorporation, as filed and stamped by the California Secretary of State on May 6, 2014.  Accordingly, we have virtually no operating history upon which to base an evaluation of our business and prospects. Operating results for future periods are subject to numerous uncertainties and we cannot assure you that the Company will achieve or sustain profitability. The Company’s prospects must be considered in light of the risks encountered by companies in the early stage of development, particularly companies in new and rapidly evolving markets. Future operating results will depend upon many factors, including our success in attracting and retaining motivated and qualified personnel, our ability to establish short term credit lines or obtain financing from other sources, such as the contemplated Regulation A+ offering, our ability to develop and market new products, control costs, and general economic conditions. We cannot assure you that the Company will successfully address any of these risks.

We are subject to all of the risks of a development stage Company.

We should be considered a “Development Stage Company,” and our operations will be subject to all the risks inherent in the establishment of a new business enterprise, including, but not limited to, hurdles or barriers to the implementation of our business plans. Further, because there is no history of operations there is also no operating history from which to evaluate our executive management’s ability to manage our business and operations and achieve our goals or the likely performance of the Company. Prospective investors should also consider the fact that our management team has not previously developed or managed similar companies. No assurances can be given that we will be able to achieve or sustain profitability.

Our continuing as a going concern depends upon financing.

If we are not able to raise additional capital, we will be unable to operate our business or continue as a going concern. In additional, if we do not raise sufficient capital and we continue to experience pre-operating losses, there will most likely be substantial doubt as to our ability to continue as a going concern. Because we have generated no revenue, all expenditures during our development stage have been recorded as pre-operating losses. Revenue operations have not commenced because we have not raised the necessary capital to acquire the facilities needed for our biopharmaceutical research and development operations.

Inadequacy of capital.

The expected gross offering proceeds of a maximum of $45,000,000 to $50,000,000 may never be realized. While we believe that such proceeds will capitalize and sustain us to allow for the continued development and implementation of our business plan, if only a fraction of this Offering is sold, or if certain assumptions contained in the business plans prove to be incorrect, we may have inadequate funds to fully develop our business. Although we believe that the proceeds from this Offering will be sufficient to help sustain our development process and business operations, there is no guarantee that we will raise all the funds needed to adequately fund our business plan.

We will require substantial additional funding which may not be available to us on acceptable terms, or at all. If we fail to raise the necessary additional capital, we may be unable to complete the development and commercialization of our products, or continue our development programs.

We expect to significantly increase our spending to advance our financing products and services. We will require additional capital for the further promotion of our products, as well as to fund our other operating expenses and capital expenditures. We cannot be certain that additional funding will be available on acceptable terms, or at all. If we are unable to raise additional capital in sufficient amounts or on terms acceptable to us, we may have to significantly delay, scale back or discontinue the promotion of our products and services. We may also seek collaborators for the products at an earlier stage than otherwise would be desirable or on terms that are less favorable than might otherwise be available. Any of these events could significantly harm our business, financial condition and prospects. Our future capital requirements will depend on many factors, including:

•	The time and costs involved in obtaining regulatory approvals for our biopharma product candidates, if any;
•	Our plans to establish sales, marketing and/or manufacturing capabilities;
•	The effect of competing financial products, technological and market developments;
•	The terms and timing of any collaborative, licensing and other arrangements that we may establish;
•	General market conditions for offerings financing and services to legal-cannabis businesses;
•	Our ability to establish, enforce and maintain selected strategic alliances required for our product promotion; and
•	Our revenues, if any, from our financial products and services.

If we raise additional funds by issuing equity or convertible debt securities, we will reduce the percentage of ownership of the then-existing shareholders, and the holders of those newly-issued equity or convertible debt securities may have rights, preferences, or privileges senior to those possessed by our then-existing shareholders. Additionally, future sales of a substantial number of shares of our Common Stock, or other equity-related securities in the public market could depress the market price of our Common Stock and impair our ability to raise capital through the sale of additional equity or equity-linked securities. We cannot predict the effect that future sales of our Common Stock, or other equity-related securities would have on the market price of our Common Stock at any given time.

We will need but may be unable to obtain additional funding on satisfactory terms, which could dilute our shareholders or impose burdensome financial restrictions on our business.

We have relied upon cash from financing activities and in the future, we expect to rely on the proceeds from this Offering, future debt and/or equity financings, and we hope to rely on revenues generated from operations to fund all of the cash requirements of our activities. However, there can be no assurance that we will be able to generate any significant cash from our operating activities in the future. Future financings may not be available on a timely basis, in sufficient amounts or on terms acceptable to us, if at all. Any debt financing or other financing of securities senior to the Common Stock will likely include financial and other covenants that will restrict our flexibility. Any failure to comply with these covenants would have a material adverse effect on our business, prospects, financial condition and results of operations because we could lose our existing sources of funding and impair our ability to secure new sources of funding. However, there can be no assurance that the Company will be able to generate any investor interest in its securities. If we do not obtain additional financing, our business will never commence, in which case you would likely lose the entirety of your investment in us.

We are at an early stage of development as a company and currently have no source of revenue and may never become profitable.

We are a development-stage technology company that has little to no operation since inception in 2014. As a recently formed development-stage company, we are subject to all of the risks and uncertainties of a new business, including the risk that we may never develop, complete development or market any of our products or services and we may never generate product or services related revenues. Accordingly, we have only a limited history upon which an evaluation of our prospects and future performance can be made. If we are unable to generate revenue, we will not become profitable, and we may be unable to continue our operations. Furthermore, our proposed operations are subject to all business risks associated with new enterprises. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the expansion of a business, operation in a competitive industry, and the continued development of advertising, promotions and a corresponding customer base. There can be no assurances that we will operate profitably.

We rely on our management team, which has limited experience working together.

We depend on a small number of executive officers and other members of management to work effectively as a team, to execute our business strategy and business plan, and to manage employees and consultants. Our success will be dependent on the personal efforts of our Chief Executive Officer (and controlling shareholder), Ms. Ogbozor, our Charirman, Dr. Mbagwu, our General Counsel, Mr. Uzoh, our CFO Mr. Igwealor, our CBDO, Mr. Davis and other key personnel.  Any of our officers or employees can terminate his or her employment relationship at any time, and the loss of the services of such individuals could have a material adverse effect on our business and prospects. Moreover, after the termination of this Offering, our CEO and controlling shareholder, Ms. Ogbozor, may elect to remove or replace certain members of our Board of Directors under certain circumstances pursuant to our Bylaws. The ability to control a shareholder vote and remove one or more of our directors, also, indirectly enables our controlling shareholder to terminate and/or replace our executive officers. As a result, Ms. Ogbozor holds significant power to control or effectuate significant changes to the composition of our Board of Directors and our management team. Our management team has worked together for only a very short period of time, and may not work well together as a management team.

We have no long-term employment agreements in place with our executive officers.

As of the date of this Filing we only have unwritten short-term, interim employment arrangements with our senior executive officers that expire on December 31, 2019. We are currently negotiating compensation packages and the terms of formal employment agreements with our executive officers and we anticipate the any such employment agreement entered into with our executive officers will be on terms no less favorable to our executive officers than the terms of their respective interim arrangement. There is a risk that the Company and any one or more of our executive officers will not reach an agreement with respect to their employment agreements, in part because we expect their compensation packages will be comprised of cash compensation, equity compensation (e.g. stock options, warrants or stock grants), as well as standard benefits and other terms customary for executive officers of similar experience and tenure. Although we intend to finalize negotiations with respect to these employment agreements with each of our executive officers in the near future, if we fail to reach mutually satisfactory agreements in this regard, any one or more of such persons may terminate their association with the Company. Additionally, we are also highly dependent on certain consultants and service providers, including our development partners and our marketing and advertising service providers, some of which are affiliates of the Company and our officers and directors. The loss of any one or more of these experienced executives, consultants, service providers and/or development partners would have a material and adverse effect on our Company and our business prospects. See “Certain Relationships and Related Party Transactions” and“ Directors, Executive Officers and Corporate Governance”.

Our ability to succeed depends on our ability to grow our business and achieve profitability.

We may not be successful in executing our development and/or growth strategy, and even if we are successful in the development and commercialization of services and achieve targeted growth, we may not be able to achieve or sustain profitability. Failure to successfully execute any material part of our development strategy or growth strategy would significantly impair our future growth and our ability to attract and sustain investments in our business.

Raising additional capital by issuing additional securities may cause dilution to our current and future shareholders.

We will need to, or desire to, raise substantial additional capital in the future. Our future capital requirements will depend on many factors, including, among others:

•	Our degree of success in selling our financial products and related services;
•	The costs of establishing or acquiring sales, and marketing for our services;
•	The extent to which we acquire or invest in businesses, products, or technologies, and other strategic relationships; and
•	The costs of financing unanticipated working capital requirements and responding to competitive pressures.

If we raise additional funds by issuing equity or convertible debt securities, we will reduce the percentage of ownership of the then-existing shareholders, and the holders of those newly-issued equity or convertible debt securities may have rights, preferences, or privileges senior to those possessed by our then-existing shareholders. Additionally, future sales of a substantial number of shares of our Common Stock, or other equity-related securities in the public market could depress the market price of our Common Stock and impair our ability to raise capital through the sale of additional equity or equity-linked securities. We cannot predict the effect that future sales of our Common Stock, or other equity-related securities would have on the market price of our Common Stock at any given time.

We are significantly influenced by our officers, directors and entities affiliated with them.

In the aggregate, ownership of the Company’s shares of Common Stock by management and affiliated parties, assuming the sale of the Maximum Offering, will represent approximately 55.30% of the issued and outstanding shares of Common Stock. These shareholders, if acting together, will be able to significantly influence all matters requiring approval by shareholders, including the election of directors and the approval of mergers or other business combinations transactions. Please see “Security Ownership of Management & Certain Security Holders” below for more information.

Our future performance is dependent on the ability to retain key personnel. The Company’s performance is substantially dependent on the performance of senior management. The loss of the services of any of its executive officers or other key employees could have a material adverse effect on the Company's business, results of operations and financial condition.

Risks of borrowing.

As of the date of this Filing, we have incurred certain debt obligations to Goldstein Franklin, Inc., and to vendors and service providers in the ordinary course of our business. While we don’t intend to incur any additional debt from the equity commitments provided in this Offering, should we obtain secure bank debt in the future, possible risks could arise. If we incur additional indebtedness, a portion of our future revenues will have to be dedicated to the payment of principal and interest on such indebtedness. Typical loan agreements also might contain restrictive covenants, which may impair our operating flexibility. Such loan agreements would also provide for default under certain circumstances, such as failure to meet certain financial covenants. A default under a loan agreement could result in the loan becoming immediately due and payable and, if unpaid, a judgment in favor of such lender which would be senior to our rights. A judgment creditor would have the right to foreclose on any of our assets resulting in a material adverse effect on our business, ability to generate revenue, operating results or financial condition.

Unanticipated obstacles to execution of our business plan.

Our business plan may change significantly. Many of our potential business endeavors are capital intensive and may be subject to statutory or regulatory requirements. Our Board of Directors believes that the chosen activities and strategies are achievable in light of current economic and legal conditions with the skills, background, and knowledge of our principals and advisors. Our Board of Directors reserve the right to make significant modifications to our stated strategies depending on future events.

Controlling shareholder.

As of the date of this Filing, our CEO, Ms. Patience Ogbozor and affiliate organization owned approximately 55.84% of our outstanding Common Stock shares. Upon completion of this Offering, assuming all 5,000,000 shares of our Common Stock are sold in this Offering, she will own approximately 44.55% of the issued and outstanding Common Stock shares. As a result, Ms. Ogbozor will be able to control any vote of our shareholders which may be required for the foreseeable future, which means, following the termination of this Offering, Ms. Ogbozor will be able to remove and replace members of our Board of Directors, and indirectly, through his exertion of control over our Board of Directors, terminate and replace our executive officers. Potential investors in this Offering will not have the ability to control either a vote of our Common Stock, our Board of Directors or otherwise influence or control the decisions of our appointed officers.

Risks of operations.

Our future operating results may be volatile, difficult to predict and may fluctuate significantly in the future due to a variety of factors, many of which may be outside of our control. Due to the nature of our target market, we may be unable to accurately forecast our future revenues and operating results. Furthermore, our failure to generate revenues would prevent us from achieving and maintaining profitability. There are no assurances that we can generate significant revenue or achieve profitability. We anticipate having a sizeable amount of fixed expenses, and we expect to incur losses due to the execution of our business strategy, continued development efforts and related expenses. As a result, we will need to generate significant revenues while containing costs and operating expenses if we are to achieve profitability. We cannot be certain that we will ever achieve sufficient revenue levels to achieve profitability.

New venture.

We were recently formed, and therefore have no financial or operating history. We do not have any operating revenue and require the net proceeds of this Offering to commence the marketing of our Financial products and services, hire and train staff, secure adequate office facilities, and commence operations. The likelihood of our success must be considered in light of the problems, delays, risks, expenses and difficulties frequently encountered in connection with the establishment of any new enterprise, many of which may be beyond our control. We are subject to all of the risks inherent in the creation of a new enterprise and the competitive environment in which we will operate. We cannot provide any assurances that we will be successful in addressing these risks or achieving our objectives.

Absence of immediate revenues.

We anticipate that we will incur substantial costs in establishing our business. We currently expect that as a result of the incurrence and payment of our initial expenses and Offering related expenses, we will have significant operating losses in year one since the costs of this Offering must be borne by us until such time, if at all, we are able to generate adequate revenues from operations.

No minimum capitalization.

We do not have a minimum capitalization and we may use the proceeds from this Offering immediately following our acceptance of the corresponding subscription agreements. It is possible we may only raise a minimum amount of capital, which could leave us with insufficient capital to implement our business plan, potentially resulting in greater operating losses unless we are able to raise the required capital from alternative sources. There is no assurance that alternative capital, if needed, would be available on terms acceptable to us, or at all.

Minimal employees or infrastructure.

We currently only have a small number of employees and are in the process of establishing our human resources procedures, policies, processes and registrations, which are not yet complete. However, we expect to hire additional employees upon receipt of the proceeds from this Offering. We also have minimal operational infrastructure and no prior operating history. We intent to rely on our management team, our advisors, third-party consultants, third-party developers, service providers, technology partners, outside attorneys, advisors, accountants, auditors, and other administrators. The loss of services of any of such personnel may have a material adverse effect on our business and operations and there can be no assurance that if any or all of such personnel were to become unavailable, that qualified successors can be found, on acceptable terms.

Limitation on remedies; indemnification.

Our Certificate of Incorporation, as amended from time to time, provides that officers, directors, employees and other agents and their affiliates shall only be liable to the Company and its shareholders for losses, judgments, liabilities and expenses that result from the fraud or other breach of fiduciary obligations. Additionally, we intend to enter into corporate indemnification agreements with each of our officers and directors consistent with industry practice. Thus, certain alleged errors or omissions might not be actionable by the Company. Our governing instruments also provide that, under the broadest circumstances allowed under law, we must indemnify its officers, directors, employees and other agents and their affiliates for losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with the Company, including liabilities under applicable securities laws.

No dividends or return of profits.

We have not begun operations beyond planning company activities and the commencement of the deployment of our financial products and services; however, no such deployment is expected to be made until after the minimum investment proceeds from this Offering have been obtained. Accordingly, we have not had any profits from our limited operations to date. We have never declared or paid any cash dividends on our Common Stock. We currently intend to retain future earnings, if any, to finance the expansion of our operations. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Force Majeure.

Our business is uniquely susceptible to unforeseen delays or failures that are caused by forces of nature and related circumstances. These factors are outside and beyond our control. The delay or failure to commence the deployment of our financial products and services may be due to any act of God, fire, war, terrorism, flood, strike, labor dispute, disaster, transportation or laboratory difficulties or any similar or dissimilar event beyond our control. We will not be held liable to any shareholder in the event of any such failure.

We may incur substantial operating and net losses due to substantial expenditures.

We intend to expend money on our operating expenses and capital expenditures in order to commence the deployment of our financial products and services and expand our market presence. We may incur substantial operating and net losses in the foreseeable future. There can be no assurance that we will achieve or sustain profitability or positive cash flow from our operations.

We may not be able to carry out our proposed plan of operations.

Our proposed plan of operation and prospects will depend largely upon our ability to successfully establish a noticeable presence in the legal-cannabis industry on a timely fashion, retain and continue to hire skilled management, technical, marketing and other personnel; and attract and retain significant numbers of quality business partners. We have limited experience in the deployment of our financial products and services and there is limited information available concerning the potential performance or market acceptance of our financial products and there can be no assurance that we will be able to successfully implement our business plan or develop or maintain future business relationships, or that unanticipated expenses, problems or technical difficulties which would result in material delays in implementation will not occur.

We may not be able to manage our growth effectively.

Our growth is expected to place, a significant strain on our managerial, operational and financial resources. As the number of our clients, partners and other business partners grows, we must increasingly manage multiple relationships with various customers, strategic partners and other third parties. There can be no assurance that our systems, procedures or controls will be adequate to support our operations or that our management will be able to achieve the rapid execution necessary to successfully offer our services and implement our business plan. Our future operating results will also depend on our ability to expand sales and marketing commensurate with the growth of our business and the legal-cannabis industry. If we are unable to manage growth effectively, our business, results of operations and financial condition will be adversely affected.

 Risks Relating to Biopharmaceutical Industry

We are a specialty pharmaceutical company with a limited operating history, and it is difficult for potential investors to evaluate our business.

We are a specialty pharmaceutical company founded in May 2014 and have not commenced revenue-producing operations. To date, our operations have consisted of the preliminary formulation, testing and development of our initial product candidates. Our limited operating history makes it difficult for potential investors to evaluate our initial product candidates or our prospective operations. As an early stage company, we are subject to all the risks inherent in the initial organization, financing, expenditures, complications and delays in a new business. Further, biopharmaceutical product development is a highly speculative undertaking, involves a substantial degree of risk, and is a capital-intensive business. Accordingly, you should consider our prospects in light of the costs, uncertainties, delays and difficulties frequently encountered by companies in the early stages of development, especially clinical-stage biopharmaceutical companies such as ours.  Potential investors should carefully consider the risks and uncertainties that a company with a limited operating history will face. In particular, potential investors should consider that we may be unable to:

●	successfully implement or execute our current business plan, or develop a business plan that is sound;

●	successfully complete clinical trials and obtain regulatory approval for the marketing of our product candidates;

●	successfully contract for the manufacture of our clinical drug products and establish a commercial drug supply;

●	secure market exclusivity or adequate intellectual property protection for our product candidates;

●	attract and retain an experienced management and advisory team; or

●	raise sufficient funds in the capital markets to effectuate our business plan, including clinical development, regulatory approval and commercialization for our product candidates.

Risks Related to Product Development, Regulatory Approval, Manufacturing and Commercialization

We depend entirely on the success of our product candidates, which have not yet demonstrated efficacy for their target or any other indications. If we are unable to generate revenues from our product candidates, our ability to create stockholder value will be limited.

We have not submitted any product candidate to FDA for approval.  Our product candidates have not yet entered the early stages of development and as of the date of this prospectus we do not generate revenues from any FDA approved drug products. We are required to submit our product candidates for clinical trials. We must submit our clinical trial protocols to FDA and receive approvals from the FDA and international regulatory authorities before we commence any clinical trials. We may not be successful in obtaining acceptance from the FDA or comparable foreign regulatory authorities to start our clinical trials. If we do not obtain such acceptance, the time in which we expect to commence clinical programs for any product candidate will be extended and such extension will increase our expenses and increase our need for additional capital. Moreover, there is no guarantee that our clinical trials, when we submit one, will be successful or that we will continue clinical development in support of an approval from the FDA or comparable foreign regulatory authorities for any indication. We note that most product candidates never reach the clinical development stage and even those that do commence clinical development have only a small chance of successfully completing clinical development and gaining regulatory approval. Therefore, our business currently depends entirely on the successful development, regulatory approval and commercialization of our product candidates, which may never occur.

If we are not able to obtain any required regulatory approvals for our product candidates, we will not be able to commercialize our product candidate and our ability to generate revenue will be limited.

Once we commence operations, we must successfully complete clinical trials for our product candidates before we can apply for marketing approval. Even if we complete our clinical trials, it does not assure marketing approval. Our clinical trials may be unsuccessful, which would materially harm our business. Even if our initial clinical trials are successful, we would be required to conduct additional clinical trials to establish our product candidates’ safety and efficacy, before an NDA or Biologics License Application, or BLA, or their foreign equivalents can be filed with the FDA or comparable foreign regulatory authorities for marketing approval of our product candidates.

Clinical testing is expensive, is difficult to design and implement, can take many years to complete and is uncertain as to outcome. Success in early phases of pre-clinical and clinical trials does not ensure that later clinical trials will be successful, and interim results of a clinical trial do not necessarily predict final results. A failure of one or more of our clinical trials can occur at any stage of testing. We may experience numerous unforeseen events during, or as a result of, the clinical trial process that could delay or prevent our ability to receive regulatory approval or commercialize our product candidates. The research, testing, manufacturing, labeling, packaging, storage, approval, sale, marketing, advertising and promotion, pricing, export, import and distribution of drug products are subject to extensive regulation by the FDA and other regulatory authorities in the United States and other countries, which regulations differ from country to country. We would not be permitted to market our product candidates as prescription pharmaceutical products in the United States until we receive approval of an NDA from the FDA, or in any foreign countries until we receive the requisite approval from such countries. In the United States, the FDA generally requires the completion of clinical trials of each drug to establish its safety and efficacy and extensive pharmaceutical development to ensure its quality before an NDA is approved. Regulatory authorities in other jurisdictions impose similar requirements. Of the large number of drugs in development, only a small percentage result in the submission of an NDA to the FDA and even fewer are eventually approved for commercialization. As of the date of this prospectus, no NDA has been submitted to the FDA for any product candidate, and there can be no assurance that we would be able to submit an NDA in the future or that the NDA would be approved by the FDA. If our development efforts for our product candidates, including regulatory approval, are not successful for their planned indications, or if adequate demand for our product candidates is not generated, our business will be materially adversely affected.

Our success depends on the receipt of regulatory approval and the issuance of such regulatory approvals is uncertain and subject to a number of risks, including the following:

●	the results of toxicology studies may not support the filing of an IND for our product candidates;

●	the FDA or comparable foreign regulatory authorities or Institutional Review Boards, or IRB, may disagree with the design or implementation of our clinical trials;

●	we may not be able to provide acceptable evidence of our product candidates’ safety and efficacy;

●

the results of our clinical trials may not be satisfactory or may not meet the level of statistical or clinical significance required by the FDA, European Medicines Agency, or EMA, or other regulatory agencies for marketing approval;

●	the dosing of our product candidates in a particular clinical trial may not be at an optimal level;

●	patients in our clinical trials may suffer adverse effects for reasons that may or may not be related to our product candidates;

●	the data collected from clinical trials may not be sufficient to support the submission of an NDA, BLA or other submission or to obtain regulatory approval in the United States or elsewhere;

●

the FDA or comparable foreign regulatory authorities may fail to approve the manufacturing processes or facilities of third-party manufacturers with which we contract for clinical and commercial supplies; and

●	the approval policies or regulations of the FDA or comparable foreign regulatory authorities may significantly change in a manner rendering our clinical data insufficient for approval.

Failure to obtain regulatory approval for our product candidates for the foregoing, or any other reasons, will prevent us from commercializing our product candidates, and our ability to generate revenue will be materially impaired. We cannot guarantee that regulators will agree with our assessment of the results of the clinical trials we intend to conduct in the future or that such trials will be successful. The FDA, EMA and other regulators have substantial discretion in the approval process and may refuse to accept any application or may decide that our data is insufficient for approval and require additional clinical trials, or pre-clinical or other studies. In addition, varying interpretations of the data obtained from pre-clinical and clinical testing could delay, limit or prevent regulatory approval of our product candidates.

We face competition from other biotechnology and pharmaceutical companies and our operating results will suffer if we fail to compete effectively.

The biotechnology and pharmaceutical industries are intensely competitive and subject to rapid and significant technological change. We have existing competitors and potential new competitors in a number of jurisdictions, many of which have or will have substantially greater name recognition, commercial infrastructures and financial, technical and personnel resources than we have. Established competitors may invest heavily to quickly discover and develop novel compounds that could make any of our product candidates obsolete or uneconomical. In addition, mergers and acquisitions in the biotechnology and pharmaceutical industries may result in even more resources being concentrated among a smaller number of our competitors, potentially reducing or eliminating our commercial opportunity. Furthermore, such potential competitors may enter the market before us, and their products may be designed to circumvent our granted patents and pending patent applications. They may also challenge, narrow or invalidate our granted patents or our patent applications, and such patents and patent applications may fail to provide adequate protection for our product candidates. Any new product that competes with an approved product may need to demonstrate compelling advantages in efficacy, cost, convenience, tolerability and safety to be commercially successful. Other competitive factors, including generic competition, could force us to lower prices or could result in reduced sales. In addition, new products developed by others could emerge as competitors to our product candidates. If we are not able to compete effectively against our current and future competitors, our business will not grow and our financial condition and operations will suffer.

Current and future legislation may increase the difficulty and cost for us to file NDA with the FDA and to obtain marketing approval of and commercialize our product candidates and affect the prices we may obtain.

In the United States and some foreign jurisdictions, there have been a number of legislative and regulatory changes and proposed changes regarding the healthcare system that could prevent or delay marketing approval for our product candidates, restrict or regulate post-approval activities and affect our ability to profitably sell our product candidates. Legislative and regulatory proposals have been made to expand post-approval requirements and restrict sales and promotional activities for pharmaceutical products. We do not know whether additional legislative changes will be enacted, or whether the FDA regulations, guidance or interpretations will be changed, or what the impact of such changes on the marketing approvals of our product candidates, if any, may be. In addition, increased scrutiny by the U.S. Congress of the FDA’s approval process may significantly delay or prevent marketing approval, as well as subject us to more stringent product labeling and post-marketing testing and other requirements.

In the United States, the Medicare Modernization Act, or MMA, changed the way Medicare covers and pays for pharmaceutical products. The legislation expanded Medicare coverage for drug purchases by the elderly and introduced a new reimbursement methodology based on average sales prices for drugs. In addition, this legislation authorized Medicare Part D prescription drug plans to use formularies where they can limit the number of drugs that will be covered in any therapeutic class. As a result of this legislation and the expansion of federal coverage of drug products, we expect that there will be additional pressure to contain and reduce costs. These cost reduction initiatives and other provisions of this legislation could decrease the coverage and price that we receive for our product candidates and could seriously harm our business. While the MMA applies only to drug benefits for Medicare beneficiaries, private payors often follow Medicare coverage policy and payment limitations in setting their own reimbursement rates, and any reduction in reimbursement that results from the MMA may result in a similar reduction in payments from private payors.

The policies of the FDA or similar regulatory authorities may change and additional government regulations may be enacted that could prevent, limit or delay regulatory approval of our product candidates. For example, in December 2016, the 21st Century Cures Act, was signed into law. The 21st Century Cures Act, among other things, is intended to modernize the regulation of drugs and biologics and spur innovation, but it has not yet been fully implemented and its ultimate implementation is unclear. Furthermore, the Trump administration has taken several executive actions, including the issuance of a number of Executive Orders, that could impose significant burdens on, or otherwise materially delay, the FDA’s ability to engage in routine regulatory and oversight activities such as implementing statutes through rulemaking, issuance of guidance, and review and approval of marketing applications. If these executive actions impose constraints on FDA’s ability to engage in oversight and implementation activities in the normal course, our business may be negatively impacted. If we are slow or unable to adapt to changes in existing requirements or the adoption of new requirements or policies, or if we are not able to maintain regulatory compliance, our product candidates may lose any regulatory approval that may have been obtained and we may not achieve or sustain profitability, which would adversely affect our business.

Risks Relating to Our Lending Industry

Strategic Risks

If the assumptions and analyses underlying our strategy and business plan, including with respect to market conditions, capital and liquidity, business strategy, and operations are incorrect, we may be unsuccessful in executing our strategy and business plan.

A number of strategic issues affect our business, including how we allocate our capital and liquidity, our business strategy, our funding models, and the quality and efficiency of operations. We developed our strategy and business plan based upon certain assumptions, analyses, and financial forecasts, including with respect to our capital levels, funding model, credit ratings, revenue growth, earnings, interest margins, expense levels, cash flow, credit losses, liquidity and financing sources, lines of business and geographic scope, acquisitions and divestitures, equipment residual values, capital expenditures, retention of key employees, and the overall strength and stability of general economic conditions. Financial forecasts are inherently subject to many uncertainties and are necessarily speculative, and it is likely that one or more of the assumptions and estimates that are the basis of these financial forecasts will not be accurate. Accordingly, our actual financial condition and results of operations may differ materially from what we have forecast and we may not be able to reach our goals and targets. If we are unable to implement our strategic initiatives effectively, we may need to refine, supplement, or modify our business plan and strategy in significant ways. If we are unable to fully implement our business plan and strategy, it may have a material adverse effect on our business, results of operations and financial condition.

We may incur losses on loans, securities and assets used to secure our loans, that are materially greater than reflected in our fair value adjustments.

When we account for acquisitions under the purchase method of accounting, we record the acquired assets and liabilities at fair value. All loans are recorded at fair value based on the present value of their expected cash flows. We estimate cash flows using internal credit, interest rate and prepayment risk models using assumptions about matters that are inherently uncertain. We may not realize the estimated cash flows or fair value of these loans. In addition, although the difference between the pre-acquisition carrying value of the credit-impaired loans and their expected cash flows - the “non-accretable difference” - is available to absorb future charge-offs, we may be required to increase our allowance for loan losses and related provision expense because of subsequent additional deterioration in these loans.

Credit and Market Risks

We could be adversely affected by the actions and commercial soundness of other financial institutions.

Our ability to engage in routine funding transactions could be adversely affected by the actions and commercial soundness of other financial institutions. Financial institutions are interrelated as a result of syndications, trading, clearing, counterparty, or other relationships.  On the lending platform, we will  have exposure to many different industries and counterparties, and it routinely executes transactions with counterparties in the financial services industry, including brokers and dealers, commercial banks, investment banks, mutual funds, private equity funds, and hedge funds, and other institutional clients. Defaults by, or even rumors or questions about, one or more financial institutions, or the financial services industry generally, could affect market liquidity and could lead to losses or defaults by us or by other institutions. Many of these transactions could expose us to credit risk in the event of default by its counterparty or client. In addition, our credit risk may be impacted if the collateral held by it cannot be realized upon or is liquidated at prices not sufficient to recover the full amount of the financial instrument exposure due to CBDZ. There is no assurance that any such losses would not adversely affect us, possibly materially.

Our allowance for loan losses may prove inadequate.

The quality of our loans and leases would depend on the creditworthiness of our customers and their ability to fulfill their obligations to us. We would maintain a consolidated allowance for loan losses on our loans to provide for loan defaults and non-performance. The amount of our allowance would reflect management's judgment of losses inherent in the portfolio. However, the economic environment would dynamic, and our portfolio credit quality could decline in the future.

Our allowance for loan losses may not keep pace with changes in the credit-worthiness of our customers or in collateral values. If the credit quality of our customer base declines, if the risk profile of a market, industry, or group of customers changes significantly, if we are unable to collect the full amount on accounts receivable taken as collateral, or if the value of equipment, real estate, or other collateral deteriorates significantly, our allowance for loan losses may prove inadequate, which could have a material adverse effect on our business, results of operations, and financial condition.

In addition to customer credit risk associated with loans and leases, we would also be exposed to other forms of credit risk, including counterparties to our derivative transactions, loan sales, syndications and equipment purchases. These counterparties would include other financial institutions, manufacturers, and our customers. If our credit underwriting processes or credit risk judgments fail to adequately identify or assess such risks, or if the credit quality of our derivative counterparties, customers, manufacturers, or other parties with which we conduct business materially deteriorates, we may be exposed to credit risk related losses that may negatively impact our financial condition, results of operations or cash flows.

We may not be able to realize our entire investment in the equipment we lease to our customers.

Our loans and leases would include a significant portion of leased equipment, including medical equipment. The realization of equipment values (residual values) during the life and at the end of the term of a lease is an important element in the profitability of our leasing business. At the inception of each lease, we would record a residual value for the leased equipment based on our estimate of the future value of the equipment at the end of the lease term or end of the equipment’s estimated useful life.  If the market value of leased equipment decreases at a rate greater than we projected, whether due to rapid technological or economic obsolescence, unusual wear and tear on the equipment, excessive use of the equipment, recession or other adverse economic conditions, or other factors, it could adversely affect the current values or the residual values of such equipment.

We may be adversely affected by significant changes in interest rates.

Apart from the proceeds from this offering, we would rely on borrowed money, secured debt, and unsecured debt to fund our business. We intend to derive the bulk of our income from net finance revenue, which is the difference between interest and rental income on our loans and leases and interest expense on borrowings, depreciation on our operating lease equipment and maintenance and other operating lease expenses. Prevailing economic conditions, the trade, fiscal, and monetary policies of the federal government and the policies of various regulatory agencies all affect market rates of interest and the availability and cost of credit, which in turn significantly affects our net finance revenue. Volatility in interest rates can also result in the flow of funds away from financial institutions into direct investments, such as federal government and corporate securities and other investment vehicles, which, because of the absence of federal insurance premiums and reserve requirements, generally pay higher rates of return than financial institutions.

Although interest rates are currently lower than historical averages, any significant decrease in market interest rates may result in a change in net interest margin and net finance revenue. A substantial portion of our loans and other financing products, and a portion of our deposits and other borrowings, would bear interest at floating interest rates. If interest rates increase, monthly interest obligations owed by our customers to us will also increase, as will our own interest expense. Demand for our loans or other financing products may decrease as interest rates rise or if interest rates are expected to rise in the future. In addition, if prevailing interest rates increase, some of our customers may not be able to make the increased interest payments or refinance their balloon and bullet payment transactions, resulting in payment defaults and loan impairments. Conversely, if interest rates remain low, our interest expense may decrease, but our customers may refinance the loans they have with us at lower interest rates, or with others, leading to lower revenues. As interest rates rise and fall over time, any significant change in market rates may result in a decrease in net finance revenue, particularly if the interest rates we pay on our deposits and other borrowings and the interest rates we charge our customers do not change in unison, which may have a material adverse effect on our business, operating results, and financial condition.

Risks Related to the Company

Substantial doubt exists about our ability to continue our business as a going concern.

We believe our current capital is insufficient to develop our business, execute our business strategy, and satisfy our near-term working capital requirements. If we fail to raise sufficient capital, we will likely need to raise additional financing in order to continue to implement our business model.  If such funds are not available to us, we may be forced to curtail or cease our activities, which would likely result in the loss to our investors of all or a substantial portion of their investment. These conditions create uncertainty as to our ability to continue as a going concern.

The Company has a limited operating history in the legal cannabis industry.

Although Company personnel collectively have years of experience in the legal cannabis industry, the Company’s operations in this industry constitute a new venture.  As a result, the Company has no historical financial information on which an investor can evaluate the prior performance of the Company. While we have closed certain financing transactions, our business largely depends on our ability to recruit legal cannabis industry participants and enter consummate service contracts with them. We are subject to all of the business risks and uncertainties associated with any new business, including the risk the we will not achieve our business objectives.

We just started the initial stages of our business plan. As a result, it is very difficult to evaluate the likelihood that we will be able to operate the business successfully.

There is no assurance of planned growth, and our inability to grow could adversely affect operating results.

We believe our future operating results will depend largely on our ability to penetrate into the legal-cannabis businesses in California and in states where cannabis is legalized in the future. Additional personnel and assets may be required to execute those actions. There can be no assurance that we will successfully expand and operate profitably. Our expansion plans will likely result in increased operating expenses in the future. Results of operations may therefore be adversely affected during this expansion within California and in other states at some time in the future. There can be no assurance that we will anticipate and respond effectively to all of the changing demands that our expanding operations will have on our management, financing activities, suite of services, and industry as a whole. The failure to adapt our financing and service solutions could have a material adverse effect on our results of operations and financial condition. There is no assurance that we will successfully achieve our planned expansion or, if achieved, that the expansion will result in profitable operations.

In the performances of certain services we can provide, we will need to rely on third parties whose actions may be beyond our control.

We intend to offer a broad suite of services to clients that may involve the use of third party independent contractors or service providers. While management will ensure these entities are fully vetted, actions of these third parties are beyond our control. If these third parties are unable to perform, make a mistake, or render services that do not meet the clients’ expectation, then this will have a negative impact on our brand and may impair our ability to close new service contracts. This eventuality would negatively affect our financial results.

We may be unable to establish a market for our services.

It will take a substantial amount of time and resources to achieve broad market acceptance of our service offerings and financial products.  While the cannabis industry represents an untested new and emerging market, our service offerings are in an early stage of development. We also may be offering services that have benefits not immediately known to prospective clients. As a result, demand for and market acceptance of our services is highly uncertain and subject to significant risk. Customers and potential partners may perceive little or no benefit from the certain services offered by us.  Our efforts to establish a market for our services may also encourage the development of competitors. We cannot guarantee that a broad base of customers will ultimately avail themselves of the Company’s offerings.

We will continue to need additional financing to carry out our business plan. Such funds may not be available to us, which lack of availability could reduce our operating income, product development activities, and future business prospects.

We likely will need to obtain significant additional funding to successfully execute our business plan in California and elsewhere. At present, we do not have committed sources of additional capital, and there can be no assurance that any financing arrangements will be available in amounts or on terms acceptable to us, if at all.  Furthermore, the sale of additional equity or convertible debt securities may result in additional dilution to existing stockholders and our investors. If adequate additional funds are not available, we may be required to delay, reduce the scope of, or eliminate material parts of the implementation of our business strategy. This limitation would impede our growth and could result in a contraction of our operations, which would reduce the Company’s operating income, product development activities, and future business prospects.

Our future success depends on our ability to grow and expand our client base.  The failure to achieve such growth or expansion could materially harm our business.

Our execution success and the planned growth and expansion of our legal cannabis financing and service solutions will depend on achieving acceptance of our offered accounting services and expanding our client base. There can be no assurance that potential clients in Los Angeles and elsewhere will enter into service agreements or that we will continue to expand.  If we are unable to effectively market or expand the service offerings, we will be unable to grow and expand our legal cannabis service and financing business strategy. This could materially impair our ability to increase sales and revenue.

If the Company incurs substantial liability from litigation, complaints, or enforcement actions resulting from misconduct by our borrowers or service clients (“Material Parties”), the Company’s financial condition could suffer.

To the extent feasible, the Company will require that Material Parties comply with applicable law and with our policies and procedures.  Although the Company will use various means to address misconduct by Material Parties, it will still be difficult to detect and correct all instances of misconduct. Violations of applicable law or the Company’s policies and procedures by Material Parties could lead to litigation, formal or informal complaints, enforcement actions, and inquiries by various federal, state, or foreign regulatory authorities against the Company and/or Material Parties. Litigation, complaints, and enforcement actions involving the Company and Material Parties could consume considerable amounts of financial and other corporate resources, which could have a negative impact on the Company’s sales, revenue, profitability and growth prospects. As of the date of this report, we have not been, and are not currently, subject to any material litigation, complaint or enforcement action regarding Material Party misconduct by any federal, state or foreign regulatory authority.

The Company’s future success depends on its ability to meet and understand federal and state regulation and compliance guidelines.  The Company failure to meet such and understand compliance and regulatory requirements could materially harm its business.

Legal cannabis is highly regulated on the federal, state, and local levels. An important part of the Company’s business plan is for the Company itself to be compliant of such laws and provide compliance services to industry participants.  If the Company is found to be out of compliance with any applicable laws on federal, state, or local levels, then it would likely materially impair the Company’s reputation, existing contracts, and credibility in the market. Furthermore, if the Company misinterprets or incorrectly advises a client on complex regulatory issues in this ever-changing legal environment, this could materially impair the Company’s ability to expand its client base, increase sales, and revenue. Under either of these scenarios, the Company may be subjected to regulatory action or a lawsuit, which could necessitate very large expenditures of both human and financial resources. This would hinder the Company’s ability to effectively execute its business plan, generate revenue, and continue as a going concern.

The Company’s forecasts are highly speculative in nature and it cannot predict results with a high degree of accuracy.

Any financial projections, especially those based on ventures with minimal operating history, are inherently subject to a high degree of uncertainty, and their ultimate achievement depends on the timing and occurrence of a complex series of future events, both internal and external to the enterprise. There can be no assurance that potential revenues or expenses the Company projects will, in fact, be received or incurred.

Federal regulation and enforcement may adversely affect the implementation of cannabis laws and regulations may negatively impact our revenues and profits.

As at November 15, 2018, Thirty-three states and the District of Columbia currently have passed laws and/or regulations that recognize, in one form or another, legitimate medical uses for cannabis and consumer use of cannabis in connection with medical treatment.  The District of Columbia and 10 states -- Alaska, California, Colorado, Maine, Massachusetts, Michigan, Nevada, Oregon, Vermont and Washington -- have adopted the most expansive laws legalizing marijuana for recreational use.  Many other states are considering legislation to similar effect.  In addition, four states have laws and/or regulations that permit the recreational use of cannabis.  Many other states are considering legislation to similar effect.  As of the date of this report, except for the June 25, 2018 news that FDA approves first drug comprised of an active ingredient derived from marijuana to treat rare, severe forms of epilepsy, the policy and regulations of the federal government and its agencies is that cannabis has no medical benefit and a range of activities including cultivation and use of cannabis for personal use is prohibited on the basis of federal law and may or may not be permitted on the basis of state law. Active enforcement of the current federal regulatory position on cannabis on a regional or national basis may directly and adversely affect the willingness of Company clients to use the services of or accept financing from the Company that may be used in connection with operating in the legal cannabis industry. Active enforcement of the current federal regulatory position on the legal cannabis industry may thus indirectly and adversely affect revenues and profits of Company.  On the other hand, the June 25, 2018 FDA release showed that government regulation is gradually shifting on the medical and cannabidiol aspect.  “This approval serves as a reminder that advancing sound development programs that properly evaluate active ingredients contained in marijuana can lead to important medical therapies. And, the FDA is committed to this kind of careful scientific research and drug development,” said FDA Commissioner Scott Gottlieb, M.D. (See.

https://www.fda.gov/newsevents/newsroom/pressannouncements/ucm611046.htm)

Prospective customers may be deterred from doing business with a company with a significant nationwide online presence because of fears of federal or state enforcement of laws prohibiting possession and sale of medical or recreational marijuana.

Once complete, our future website will be visible in jurisdictions where medicinal and/or recreational use of cannabis is not permitted and, as a result, we may be found to be violating the laws of those jurisdictions. We could lose potential customers as they could fear federal prosecution for the services we provide.

The Company may provide services to and potentially handle monies for businesses in the legal cannabis industry.

Selling or distributing medical or retail cannabis is deemed to be illegal under the Federal Controlled Substances Act even though such activities may be permissible under state law. A risk exists that our lending and services could be deemed to be facilitating the selling or distribution of cannabis in violation of the federal Controlled Substances Act, or to constitute aiding or abetting, or being an accessory to, a violation of that Act. Such a finding, claim, or accusation would likely severely limit the Company’s ability to continue with its operations and may result in our investors losing all of their investment in our Company.

Many large banking institutions will not make loans or extend lines of credit to legal cannabis industry participants, which we have done and which we will continue to do.

The Company is trying to fill a void left by traditional banking institutions. Since cannabis is prohibited by the federal government, and likely for numerous other reasons, many traditional banking institutions will not loan money to or do business with legal cannabis industry participants. The Company has also seen evidence that banking institutions are worried that loan collateral associated with legal cannabis may be put at risk because of its connection with the industry. The Company is entering a business that other well-funded financial institutions deem risky. The Company’s lending activities may subject it to enforcement actions. Further, enforcement actions related to the Company or a borrower could jeopardize the Company’s collateral (e.g., real estate securing repayment of certain promissory notes). Legal cannabis lending is a high risk business activity, and investors should consider this before investing in our Company. Enforcement actions or other legal proceedings involving the Company or a borrower would materially harm the business and results of operations.

The legal cannabis industry faces an uncertain legal environment on state, federal, and local levels.

Although we continually monitor the most recent legal developments affecting the legal cannabis industry, the legal environment in California and elsewhere could shift in a manner not currently contemplated by the Company. For example, while we think there will always be a place for compliance-related services, broader state and federal legalization could render the compliance landscape significantly less technical, which would render our suite of compliance services less valuable and marketable. Lending money to legal cannabis participants could also be subject to legal challenge if the federal government or another jurisdiction decides to more actively enforce applicable laws. These unknown legal developments could directly and indirectly harm our business and results of operations.

 Some of the business activities of some of our customers, while believed to be compliant with applicable state law, are illegal under federal law.  If our customers are closed by law enforcement authorities, it will materially and adversely affect our business.

As at November 15, 2018, Thirty-three states and the District of Columbia currently have passed laws and/or regulations that recognize, in one form or another, legitimate medical uses for cannabis and consumer use of cannabis in connection with medical treatment.  The District of Columbia and 10 states -- Alaska, California, Colorado, Maine, Massachusetts, Michigan, Nevada, Oregon, Vermont and Washington -- have adopted the most expansive laws legalizing marijuana for recreational use.  Many other states are considering legislation to similar effect.  In addition, four states have laws and/or regulations that permit the recreational use of cannabis.  Many other states are considering legislation to similar effect.  However, under United States federal law, the possession, use, cultivation, and transfer of cannabis is illegal.  The federal, and in some cases state, law enforcement authorities have frequently closed down dispensaries and investigated and/or closed physician offices that provide medicinal cannabis recommendations.  To the extent that an affected dispensary or physician office is a customer of ours, it will affect our revenue, and to the extent that it has an impact on new dispensaries and physician offices entering the medicinal cannabis industry, it would have a material effect on our business and operations.

Because the business activities of some of our customers is illegal under federal law, we may be deemed to be aiding and abetting illegal activities through the services that we provide to those customers.  As a result, we may be subject to actions by law enforcement authorities, which would materially and adversely affect our business.

Under United States federal law, the possession, use, cultivation, and transfer of cannabis is illegal.  We provide services to customers that are engaged in those businesses.  As a result, law enforcement authorities may seek to bring an action or actions against us, including, but not limited, to a claim of aiding and abetting another’s criminal activities.  Such an action would have a material effect on our business and operations.

In the states where medicinal cannabis is permitted, local laws and regulations could adversely affect our clients, including causing some of them to close, which would materially and adversely affect our business.

Even in areas where the medicinal use of cannabis is legal under state law, there are also local laws and regulations that affect our clients.  For example, in some cities or counties a medical cannabis dispensary is prohibited from being located within a certain distance from schools or churches.  These local laws and regulations may cause some of our customers to close, impacting our revenue and having a material effect on our business and operations.  In addition, the enforcement of identical rules or regulations as it pertains to medicinal cannabis may vary from municipality to municipality, or city to city.

Our websites would be visible in jurisdictions where medicinal use of cannabis is not permitted, and as a result we may be found to be violating the laws of those jurisdictions.

Internet websites are visible by people everywhere, not just in jurisdictions where the activities described therein are considered legal.  As a result, we may face legal action from a state or other jurisdiction against us for engaging in activity illegal in that state or jurisdiction.

Lending, Finance and Real Estate.

In February 2014, the Treasury Department issued guidelines for financial institutions dealing with cannabis-related businesses, (see “—Government and Industry Regulation—FinCEN”). Many banks and traditional financial institutions refuse to provide financial services to cannabis-related business. We plan to provide finance and leasing solutions to market participants using the FinCEN guidelines as a primary guide for compliance with federal law.

Government and Industry Regulation

Cannabis is currently a Schedule I controlled substance under the CSA and is, therefore, illegal under federal law. Even in those states in which the use of cannabis has been legalized pursuant to state law, its use, possession and/or cultivation remains a violation of federal law. A Schedule I controlled substance is defined as one that has no currently accepted medical use in the United States, a lack of safety for use under medical supervision and a high potential for abuse. The U.S. Department of Justice (the “DOJ”) describes Schedule I controlled substances as “the most dangerous drugs of all the drug schedules with potentially severe psychological or physical dependence.” If the federal government decides to enforce the CSA in California with respect to state-regulated cannabis activities in California and other states, persons that are charged with distributing, possessing with intent to distribute or growing cannabis could be subject to fines and/or terms of imprisonment, the maximum being life imprisonment and a $50 million fine.

Notwithstanding the CSA, as of the date of this Report, many U.S. states, the District of Columbia and the U.S. territories of Guam and Puerto Rico allow their residents to use medical cannabis. Voters in the states of Alaska, California, Colorado, Maine, Massachusetts, Nevada, Oregon and Washington have approved ballot measures, and the state legislature of Vermont has approved legislation, to legalize cannabis for adult recreational use. Such state and territorial laws are in conflict with the federal CSA, which makes cannabis use and possession illegal at the federal level.

In light of the conflict between federal laws and state laws regarding cannabis, the previous administration under President Obama had effectively stated that it was not an efficient use of resources to direct federal law enforcement agencies to prosecute those lawfully abiding by state-designated laws allowing the use and distribution of medical cannabis. For example, the prior DOJ Deputy Attorney General of the Obama administration, James M. Cole, issued a memorandum (the “Cole Memo”) to all United States Attorneys providing updated guidance to federal prosecutors concerning cannabis enforcement under the CSA. In addition, the Financial Crimes Enforcement Network (“FinCEN”) provided guidelines (the “FinCEN Guidelines”) on February 14, 2014, regarding how financial institutions can provide services to cannabis-related businesses consistent with their Bank Secrecy Act (“BSA”) obligations (see “– FinCEN”).

On federal law enforcement level, there is an existing legislation that provides some protection to persons acting in violation of federal law but in compliance with state laws regarding cannabis. The Rohrabacher-Blumenauer Amendment (formerly known as the Rohrbacher-Farr Amendment) seems to provide some protection to persons acting in violation of federal law but in compliance with state laws regarding cannabis.  The Rohrabacher-Blumenauer Amendment to the Commerce, Justice, Science and Related Agencies Appropriations Bill, which funds the DOJ, since 2014 has prohibited the DOJ from using funds to prevent states with laws authorizing the use, distribution, possession or cultivation of medical cannabis from implementing such laws. On August 2016, the Ninth Circuit Court of Appeals ruled in United States v. McIntosh that the Amendment bars the DOJ from spending funds on the prosecution of conduct that is allowed by state medical cannabis laws, provided that such conduct is in strict compliance with applicable state law.  The Rohrabacher-Blumenauer Amendment is currently effective through March 23, 2018, but as an amendment to an appropriations bill, it must be renewed annually.  On February 15 the Rohrabacher-Blumenauer Amendment, a long standing legal prohibition on federal enforcement against state legal medical cannabis operators, was renewed as part of an omnibus spending bill in effect through September 30, 2019.

These developments previously were met with a certain amount of optimism in the cannabis industry, but (i) neither the CARERS Act nor the Respect State Marijuana Laws Act of 2017 have yet been adopted, and (ii) the ruling in United States v. McIntoshis is only applicable precedent in the Ninth Circuit.

The Cole Memo

Because of the discrepancy between the laws in some states, which permit the distribution and sale of medical and recreational cannabis, from federal law that prohibits any such activities, DOJ Deputy Attorney General James M. Cole issued the Cole Memo concerning cannabis enforcement under the CSA.

At the time of its issuance, the Cole Memo reiterated Congress’s determination that cannabis is a dangerous drug and that the illegal distribution and sale of cannabis is a serious crime that provides a significant source of revenue to large-scale criminal enterprises, gangs, and cartels. The Cole Memo noted that the DOJ was committed to enforcement of the CSA consistent with those determinations. It also noted that the DOJ was committed to using its investigative and prosecutorial resources to address the most significant threats in the most effective, consistent, and rational way. In furtherance of those objectives, the Cole Memo provided guidance to DOJ attorneys and law enforcement to focus their enforcement resources on persons or organizations whose conduct interferes with any one or more of the following important priorities (the “Enforcement Priorities”) in preventing:

•         the distribution of cannabis to minors;

•         revenue from the sale of cannabis from going to criminal enterprises, gangs, and cartels;

•         the diversion of cannabis from states where it is legal under state law in some form to other states;

•         state-authorized cannabis activity from being used as a cover or pretext for the trafficking of other illegal drugs or other illegal activity;

•         violence and the use of firearms in the cultivation and distribution of cannabis;

•         drugged driving and the exacerbation of other adverse public health consequences associated with cannabis use;

•         the growing of cannabis on public lands and the attendant public safety and environmental dangers posed by cannabis production on public lands; and

•         cannabis possession or use on federal property.

On January 4, 2018, the U.S. Attorney General, Jeff Sessions, issued a memorandum for all U.S. Attorneys (the “Sessions Memo”) stating that the Cole Memo was rescinded effectively immediately. In particular, Mr. Sessions stated that “prosecutors should follow the well-established principles that govern all federal prosecutions,” which require “federal prosecutors deciding which cases to prosecute to weigh all relevant considerations, including federal law enforcement priorities set by the Attorney General, the seriousness of the crime, the deterrent effect of criminal prosecution, and the cumulative impact of particular crimes on the community.” The Sessions Memo went on to state that given the DOJ’s well-established general principles, “previous nationwide guidance specific to marijuana is unnecessary and is rescinded, effective immediately.”

In response to the Sessions Memo, U.S. Attorney Bob Troy for the District of Colorado, the state in which our principal business operations are presently located, issued a statement on January 4, 2018, stating that the United States Attorney’s Office in Colorado is already guided by the well-established principles referenced in the Sessions Memo, “focusing in particular on identifying and prosecuting those who create the greatest safety threats to our communities around the state. We will, consistent with the Attorney General’s latest guidance, continue to take this approach in all of our work with our law enforcement partners throughout Colorado.”

It is unclear at this time whether the Sessions Memo indicates that the Trump administration will strongly enforce the federal laws applicable to cannabis or what types of activities will be targeted for enforcement. However, a significant change in the federal government’s enforcement policy with respect to current federal laws applicable to cannabis could cause significant financial damage to us.

Although the Sessions Memo has rescinded the Cole Memo and it is unclear at this time what the ultimate impact of that rescission will have on our business, if any, we intend to continue to conduct rigorous due diligence to verify the legality of all activities that we engage in and ensure that our activities do not interfere with any of the Enforcement Priorities set forth in the Cole Memo.

FinCEN

FinCEN provided guidance regarding how financial institutions can provide services to cannabis-related businesses consistent with their BSA obligations. For purposes of the FinCEN guidelines, a “financial institution” includes any person doing business in one or more of the following capacities:

· bank (except bank credit card systems);

· broker or dealer in securities;

· money services business;

· telegraph company;

· card club; and

· a person subject to supervision by any state or federal bank supervisory authority.

In general, the decision to open, close, or refuse any particular account or relationship should be made by each financial institution based on a number of factors specific to that institution. These factors may include its particular business objectives, an evaluation of the risks associated with offering a particular product or service, and its capacity to manage those risks effectively. Thorough customer due diligence is a critical aspect of making this assessment.

In assessing the risk of providing services to a cannabis-related business, a financial institution should conduct customer due diligence that includes: (i) verifying with the appropriate state authorities whether the business is duly licensed and registered; (ii) reviewing the license application (and related documentation) submitted by the business for obtaining a state license to operate its cannabis-related business; (iii) requesting from state licensing and enforcement authorities available information about the business and related parties; (iv) developing an understanding of the normal and expected activity for the business, including the types of products to be sold and the type of customers to be served (e.g., medical versus recreational customers); (v) ongoing monitoring of publicly available sources for adverse information about the business and related parties; (vi) ongoing monitoring for suspicious activity, including for any of the red flags described in this guidance; and (vii) refreshing information obtained as part of customer due diligence on a periodic basis and commensurate with the risk. With respect to information regarding state licensure obtained in connection with such customer due diligence, a financial institution may reasonably rely on the accuracy of information provided by state licensing authorities, where states make such information available.

As part of its customer due diligence, a financial institution should consider whether a cannabis-related business implicates one of the Cole Memo Enforcement Priorities or violates state law. This is a particularly important factor for a financial institution to consider when assessing the risk of providing financial services to a cannabis-related business. Considering this factor also enables the financial institution to provide information in BSA reports pertinent to law enforcement’s priorities. A financial institution that decides to provide financial services to a cannabis-related business would be required to file suspicious activity reports. It is unclear at this time what impact the Sessions Memo will have on customer due diligence by a financial institution.

While we believe we do not qualify as a financial institution in the United States, we cannot be certain that we do not fall under the scope of the FinCEN guidelines. We plan to use the FinCEN Guidelines, as may be amended, as a basis for assessing our relationships with potential tenants, clients and customers. As such, as we engage in financing activities, we intend to adhere to the guidance of FinCEN in conducting and monitoring our financial transactions. We believe that FinCEN’s guidelines will help us best operate in a prudent, reasonable and acceptable manner. There is no assurance, however, that our activities will not violate some aspect of the CSA. If we are found to violate the federal statute or any other in connection with our activities, our company could face serious criminal and civil sanctions.

Moreover, since the use of cannabis is illegal under federal law, we may have difficulty acquiring or maintaining bank accounts and insurance, and our stockholders may find it difficult to deposit their stock with brokerage firms.

Our industry is experiencing rapid growth and consolidation that may cause us to lose key relationships and intensify competition.

The medicinal cannabis industry is undergoing rapid growth and substantial change, which has resulted in increasing consolidation and formation of strategic relationships.  We expect this consolidation and strategic partnering to continue.  Acquisitions or other consolidating transactions could harm us in a number of ways, including:

•

we could lose strategic relationships if our strategic partners are acquired by or enter into relationships with a competitor (which could cause us to lose access to distribution, content, technology and other resources);

•	The relationship between us and the strategic partner may deteriorate and cause an adverse effect on our business;

•	we could lose customers if competitors or users of competing technologies consolidate with our current or potential customers; and
•	our current competitors could become stronger, or new competitors could form, from consolidations.

Any of these events could put us at a competitive disadvantage, which could cause us to lose customers, revenue and market share.  Consolidation could also force us to expend greater resources to meet new or additional competitive threats, which could also harm our operating results.

Profit sharing, distributions, and equity ownership in California medical marijuana dispensaries and growing operations are not permissible.

The Company does not currently maintain an ownership interest in legal cannabis dispensaries or growing operations in California or elsewhere. We believe such ownership is not permitted by applicable law. Investors should be aware that the Company will not engage in such activity until such time as it is legally permissible. If the applicable laws make it so that the Company is unable to own interests in legal cannabis dispensaries in growing operations ever, the Company may not be able to attain its financial projections, and thus, this would directly and indirectly harm our business and results of operations.

Our trade secrets may be difficult to protect.

Our success depends upon the skills, knowledge, and experience of our personnel, our consultants, and advisors. Because we operate by providing services to legal cannabis industry participants, we rely in part on trade secrets to provide such services and to identify industry participants. However, trade secrets are difficult to protect. We try to protect our trade secrets by entering into confidentiality or non-disclosure agreements with certain partners, employees, consultants, and other advisors. These agreements generally require that the receiving party keep confidential, and not disclose to third parties confidential information developed by the receiving party or made known to the receiving party by us during the course of the receiving party’s relationship with us.

The confidentiality, non-disclosure, and other similar agreements may be breached and may not effectively assign intellectual property rights to us. Our trade secrets also could be independently discovered by competitors, in which case we would not be able to prevent the use of such trade secrets by our competitors. The enforcement of a claim alleging that a party illegally obtained and was using our trade secrets could be difficult, expensive, and time consuming, and the outcome would be unpredictable. The failure to obtain or maintain meaningful trade secret protection could adversely affect our competitive position.

Risks Related to this Offering

There has been no public market for our Common Stock prior to this Offering, and an active market in which investors can resell their shares may not develop.

Prior to this Offering, there has been no public market for our Common Stock. We cannot predict the extent to which an active market for our Common Stock will develop or be sustained after this Offering, or how the development of such a market might affect the market price of our Common Stock. The initial offering price of our Common Stock in this offering is based on a number of factors, including market conditions in effect at the time of the offering, and it may not be in any way indicative of the price at which our shares will trade following the completion of this offering. Investors may not be able to resell their shares at or above the initial offering price.

Investors in this Offering will experience immediate and substantial dilution.

If all of the shares of Common Stock offered hereby are sold, investors in this Offering will own 20.24% of the then outstanding shares of Common Stock, but will have paid over 99.95% of the total consideration for our outstanding shares, resulting in a dilution of ($8.18) per share. See “Dilution” and “Description of Securities” within this Filing.

The market price of our Common Stock may fluctuate, and you could lose all or part of your investment.

The offering price for our Common Stock is based on a number of factors. The price of our Common Stock may decline following this Offering. The stock market in general, and the market price of our Common Stock, will likely be subject to fluctuation, whether due to, or irrespective of, our operating results, financial condition and prospects. Our financial performance, our industry’s overall performance, changing consumer preferences, technologies and advertiser requirements, government regulatory action, tax laws and market conditions in general could have a significant impact on the future market price of our Common Stock. Some of the other factors that could negatively affect our share price or result in fluctuations in our share price includes:

• actual or anticipated variations in our periodic operating results;
• increases in market interest rates that lead purchasers of our Common Stock to demand a higher yield;
• changes in earnings estimates;
• changes in market valuations of similar companies;
• actions or announcements by our competitors;
• adverse market reaction to any increased indebtedness we may incur in the future;
• additions or departures of key personnel;
• actions by stockholders;
• speculation in the press or investment community; and
• our intentions and ability to list our Common Stock on a national securities exchange and our subsequent ability to maintain such listing.

We do not expect to declare or pay dividends in the foreseeable future.

We do not expect to declare or pay dividends in the foreseeable future, as we anticipate that we will invest future earnings in the development and growth of our business. Therefore, holders of our Common Stock will not receive any return on their investment unless they sell their securities, and holders may be unable to sell their securities on favorable terms or at all.

Sales of our Common Stock under Rule 144 could reduce the price of our stock.

In general, persons holding “restricted securities,” including affiliates, must hold their shares for a period of at least six (6) months, may not sell more than one percent (1%) of the total issued and outstanding shares in any ninety (90) day period, and must resell the shares in an unsolicited brokerage transaction at the market price. However, Rule 144 will only be available for resale in the ninety (90) days after the Company files its semi-annual reports on Form 1-SA and annual reports on Form 1-K, unless the Company voluntarily files interim quarterly reports on Form 1-U, which the Company has not yet decided to do. The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

Because we do not currently have an audit committee, compensation committee or any other form of corporate governance committee, shareholders will have to rely on our directors, none of whom is independent, to perform these functions.

We do not have an audit committee, compensation committee or any form of corporate governance committees comprised of an independent director. The Board performs these functions as a whole and no members of the Board are an independent director. Our Board has recently passed a resolution and is in the process of establishing certain committees, including an audit and compliance committee, a finance committee, a hiring and compensation committee and an executive committee, and plans to implement additional corporate governance controls. However, until such committees and controls are formally established, there is a significant risk that certain members of the Board of Directors, executive management and/or our controlling shareholder could thwart such plans and prevent such committees and controls from being implemented. Thus, there is a potential conflict in that board members who are also part of management will participate in discussions concerning management compensation and audit issues that may affect management decisions.

Our failure to maintain effective internal controls over financial reporting could have an adverse impact on us.

We are required to establish and maintain appropriate internal controls over financial reporting. Failure to establish those controls, or any failure of those controls once established, could adversely impact our public disclosures regarding our business, financial condition or results of operations. In addition, management's assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting or other matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed in our internal control over financial reporting, disclosure of management's assessment of our internal controls over financial reporting or disclosure of our public accounting firm's attestation to or report on management's assessment of our internal controls over financial reporting may have an adverse impact on the price of our Common Stock.

Management discretion as to the actual use of the proceeds derived from this Offering.

The net proceeds from this Offering will be used for the purposes described under “Use of Proceeds.” However, we reserve the right to use the funds obtained from this Offering for other similar purposes not presently contemplated which we deem to be in the best interests of the Company and our shareholders in order to address changed circumstances or opportunities. As a result of the foregoing, our success will be substantially dependent upon the discretion and judgment of the Board of Directors with respect to application and allocation of the net proceeds of this Offering. Investors who purchase our Common Stock will be entrusting their funds to our Board of Directors, upon whose judgment and discretion the investors must depend.

The offering price of our Common Stock was arbitrarily determined and does not reflect the value of the Company, our assets or our business.

The offering price of our Common Stock was arbitrarily determined by our management and is not based on book value, assets, earnings or any other recognizable standard of value. We arbitrarily established the offering price considering such matters as the state of our business development and the general condition of, and opportunities present in, the industry in which we operate. No assurance can be given that our Common Stock Shares, or any portion thereof, could be sold for the offering price or for any amount. If profitable results are not achieved from our operations, of which there can be no assurance, the value of our Common Stock sold pursuant to this Offering will fall below the offering price and become worthless. Prospective investors should not consider the offering price of the Common Stock as indicative of their actual value. The offering price bears little relationship to our assets, net worth, or any other objective criteria.

General securities investment risks.

All investments in securities involve the risk of loss of capital. No guarantee or representation is made that an investor will receive a return of its capital. The value of our Common Stock can be adversely affected by a variety of factors, including development problems, regulatory issues, technical issues, commercial challenges, competition, legislation, government intervention, industry developments and trends, and general business and economic conditions.

Multiple securities offerings and potential for integration of our offerings.

We are currently and will in the future be involved in one or more additional offers of our securities in other unrelated securities offerings. Any two or more securities offerings undertaken by us could be found by the SEC, or a state securities regulator, agency, to be “integrated” and therefore constitute a single offering of securities, which finding could lead to a disallowance of certain exemptions from registration for the sale of our securities in such other securities offerings. Such a finding could result in disallowance of one or more of our exemptions from registration, which could give rise to various legal actions on behalf of a federal or state regulatory agency and the Company.

Offering not reviewed by independent professionals.

We have not retained any independent professionals to review or comment on this Offering or otherwise protect the interest of the investors hereunder. Although we have retained our own counsel, neither such counsel nor any other counsel has made, on behalf of the investors, any independent examination of any factual matters represented by management herein. Therefore, for purposes of making a decision to purchase our Common Stock, you should not rely on our counsel with respect to any matters herein described. Prospective investors are strongly urged to rely on the advice of their own legal counsel and advisors in making a determination to purchase our Common Stock.

We cannot guarantee that we will sell any specific number of Common Stock shares in this Offering.

There is no commitment by anyone to purchase all or any part of the Common Stock Shares offered hereby and, consequently, we can give no assurance that all of the Common Stock shares in this Offering will be sold. Additionally, there is no underwriter for this Offering; therefore, you will not have the benefit of an underwriter's due diligence efforts that would typically include the underwriter being involved in the preparation of this Filing and the pricing of our Common Stock shares offered hereunder. Therefore, there can be no assurance that this Offering will be successful or that we will raise enough capital from this Offering to further our development and business activities in a meaningful manner. Finally, prospective investors should be aware that we reserve the right to withdraw, cancel, or modify this Offering at any time without notice, to reject any subscription in whole or in part, or to allot to any prospective purchaser fewer Common Stock Shares than the number for which he or she subscribed.

Investors will experience immediate and substantial dilution in the book value of their investment, and will experience additional dilution in the future.

If you purchase our Common Stock in this Offering, you will experience immediate and substantial dilution because the price you pay will be substantially greater than the net tangible book value per share of the shares you acquire. Since we will require funds in addition to the proceeds of this Offering to conduct our planned business, we will raise such additional funds, to the extent not generated internally from operations, by issuing additional equity and/or debt securities, resulting in further dilution to our existing stockholders (including purchasers of our Common Stock in this Offering).

We may terminate this Offering at any time during the offering period.

We reserve the right to terminate this Offering at any time, regardless of the number of Common Stock shares sold. In the event that we terminate this Offering at any time prior to the sale of all of the Common Stock shares offered hereby, whatever amount of capital that we have raised at that time will have already been utilized by the Company and no funds will be returned to subscribers.

We may be unable to meet our current and future capital requirements from capital raised by this Offering.

Our capital requirements depend on numerous factors, including but not limited to the rate and success of our business plan execution efforts, marketing efforts, market acceptance of financial products and services, our ability to establish and maintain a client base and other factors. The capital requirements relating to the implementation of our business plan will be significant. We cannot accurately predict the timing and amount of such capital requirements. However, we are dependent on the proceeds of this Offering as well as additional financing that will be required in order to fully implement our proposed business plans. However, in the event that our plans change, our assumptions change or prove to be inaccurate, or if the proceeds of this Offering prove to be insufficient to implement our business plan, we would be required to seek additional financing sooner than currently anticipated. There can be no assurance that any such financing will be available to us on commercially reasonable terms, or at all. Furthermore, any additional equity financing may dilute the equity interests of our existing shareholders (including those purchasing shares pursuant to this Offering), and debt financing, if available, may involve restrictive covenants with respect to dividends, raising future capital and other financial and operational matters. If we are unable to obtain additional financing as and when needed, we may be required to reduce the scope of our operations or our anticipated business plans, which could have a material adverse effect on our business, future operating results and financial condition.

No active market for our Common Stock exists or may develop, and you may not be able to resell your Common Stock at or above the initial public offering price.

Prior to this Offering, there has been no public market for shares of our Common Stock. We anticipate that we will apply for quoting of our common stock on the OTC Markets or an approved secondary marketplace upon the qualification of the offering statement of which this Filing forms a part. However, there can no assurance that our Common Stock shares will be quoted. If no active trading market for our Common Stock develops or is sustained following this Offering, you may be unable to sell your shares when you wish to sell them or at a price that you consider attractive or satisfactory. The lack of an active market may also adversely affect our ability to raise capital by selling securities in the future, or impair our ability to license or acquire other product candidates, businesses or technologies using our shares as consideration.

The market price of our Common Stock may fluctuate significantly, and investors in our Common Stock may lose all or a part of their investment.

If a market for our Common Stock develops following this Offering, the trading price of our Common Stock could be subject to wide fluctuations in response to various factors, some of which are beyond our control. The market prices for securities of biotechnology companies and companies in the cannabis industry have historically been highly volatile, and the market has from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. The market price of our common stock may fluctuate significantly in response to numerous factors, some of which are beyond our control, such as:

•	actual or anticipated adverse results or delays in legalization efforts of some of our potential clients;
•	our failure to effectively implement our business plan;
•	unanticipated serious safety concerns related to our services;
•	adverse regulatory decisions;
•

legal disputes or other developments relating to proprietary rights, including patents, litigation matters and our ability to obtain patent protection for our intellectual property, government investigations and the results of any proceedings or lawsuits, including patent or stockholder litigation;

•	changes in laws or regulations applicable to legal-cannabis;
•	our dependence on third parties;
•	announcements of the introduction of new products and services by our competitors;
•	market conditions in the legal-cannabis industry/sectors;
•	announcements concerning product development results or intellectual property rights of others;
•	future issuances of our Common Stock or other securities;
•	the addition or departure of key personnel;
•	actual or anticipated variations in quarterly operating results;
•	announcements of significant acquisitions, strategic partnerships, joint ventures or capital commitments by us or our competitors;
•	our failure to meet or exceed the estimates and projections of the investment community;
•	issuances of debt or equity securities;
•	trading volume of our Common Stock;
•	sales of our Common Stock by us or our stockholders in the future;
•

overall performance of the equity markets and other factors that may be unrelated to our operating performance or the operating performance of our competitors, including changes in market valuations of similar companies;

•	failure to meet or exceed any financial guidance or expectations regarding development milestones that we may provide to the public;
•	ineffectiveness of our internal controls;
•	general political and economic conditions;
•	effects of natural or man-made catastrophic events;
•	other events or factors, many of which are beyond our control; and
•	publication of research reports about us or our industry or positive or negative recommendations or withdrawal of research coverage by securities analysts.

Further, price and volume fluctuations result in volatility in the price of our common stock, which could cause a decline in the value of our Common Stock. Price volatility of our common stock might worsen if the trading volume of our Common Stock is low. The realization of any of the above risks or any of a broad range of other risks, including those described in these “Risk Factors,” could have a dramatic and material adverse impact on the market price of our Common Stock.

We have not paid cash dividends in the past and do not expect to pay cash dividends in the foreseeable future. Any return on investment may be limited to the value of our Common Stock.

We have never paid cash dividends on our Common Stock and do not anticipate paying cash dividends on our Common Stock in the foreseeable future. The payment of dividends on our capital stock will depend on our earnings, financial condition and other business and economic factors affecting us at such time as the board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if the Common Stock price appreciates.

Our strategic investments, if any are pursued by the Company, may result in losses.

We may elect periodically to make strategic investments in various public and private companies with businesses or technologies that may complement our business. The market values of these strategic investments may fluctuate due to market conditions and other conditions over which we have no control. Other-than-temporary declines in the market price and valuations of the securities that we hold in other companies would require us to record losses related to our investment. This could result in future charges to our earnings. It is uncertain whether or not we will realize any long-term benefits associated with these strategic investments.

A sale of a substantial number of shares of the Common Stock may cause the price of our Common Stock to decline.

If our stockholders sell, or the market perceives that our stockholders intend to sell for various reasons, substantial amounts of our Common Stock in the public market, including shares issued in connection with the exercise of outstanding options or warrants, the market price of our Common Stock could fall. Sales of a substantial number of shares of our Common Stock may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate. We may become involved in securities class action litigation that could divert management’s attention and harm our business. The stock markets have from time to time experienced significant price and volume fluctuations that have affected the market prices for the Common Stock of pharmaceutical companies. These broad market fluctuations may cause the market price of our Common Stock to decline. In the past, securities class action litigation has often been brought against a company following a decline in the market price of a company’s securities. We may become involved in this type of litigation in the future. Litigation often is expensive and diverts management’s attention and resources, which could adversely affect our business.

Our quarterly operating results may fluctuate significantly.

We expect our operating results to be subject to quarterly fluctuations. Our net loss and other operating results will be affected by numerous factors, including:

•	variations in the level of expenses related to our development programs;
•	any intellectual property infringement lawsuit in which we may become involved;
•	regulatory developments affecting our App and related services; and
•	our execution of any collaborative, licensing or similar arrangements, and the timing of payments we may make or receive under these arrangements.

If our quarterly operating results fall below the expectations of investors or securities analysts, the price of our Common Stock could decline substantially. Furthermore, any quarterly fluctuations in our operating results may, in turn, cause the price of our Common Stock to fluctuate substantially.

Directors, executive officers, principal stockholders and affiliated entities own a significant percentage of our capital stock, and they may make decisions that you do not consider to be in your best interests or those of our other stockholders.

As of the date of this Filing, our directors, executive officers and principal stockholders beneficially owned, in the aggregate, substantially all of our outstanding voting securities. As a result, if some or all of them acted together, they would have the ability to exert significant influence over the election of our board of directors and the outcome of issues requiring approval by our stockholders. This concentration of ownership may also have the effect of delaying or preventing a change in control of our company that may be favored by other stockholders. This could prevent transactions in which stockholders might otherwise recover a premium for their shares over current market prices.

Our ability to use our net operating loss carry forwards may be subject to limitation.

Generally, a change of more than fifty percent (50%) in the ownership of a company’s stock, by value, over a three-year period constitutes an ownership change for U.S. federal income tax purposes. An ownership change may limit our ability to use our net operating loss carryforwards attributable to the period prior to the change. As a result, if we earn net taxable income, our ability to use our pre-change net operating loss carryforwards to offset U.S. federal taxable income may become subject to limitations, which could potentially result in increased future tax liability for us.

Our bylaws provide for indemnification of officers and directors at our expense and limits their liability, which may result in a major cost to us and hurt the interests of our stockholders because corporate resources may be expended for the benefit of our officers and/or directors.

Our Bylaws and applicable California law provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney’s fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person’s promise to repay us, therefore if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us, which we will be unable to recover. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of our Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer, or controlling person of our Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Our Common Stock may be traded on a closed trading system with limited volume and liquidity.

Our Common Stock may not be freely quoted for trading on any stock exchange or through any other traditional trading platform. Our Common Stock may be issued, available for purchase and may be traded exclusively on a specific trading system that is registered with the SEC as an alternative trading system (an “ATS”). We do not currently have any plans to trade our Common Stock on a specific ATS. Any disruption to the operations of an ATS or a broker-dealer's customer interface with an ATS would materially disrupt trading in, or potentially result in a complete halt in the trading of, our Common Stock. Because our Common Stock may be traded exclusively on a closed trading system, it is a possibility that there will be a limited number of holders of our Common Stock. In addition, an ATS is likely to experience limited trading volume with a relatively small number of securities trading on the ATS platform as compared to securities trading on traditional securities exchanges or trading platforms. As a result, this novel trading system may have limited liquidity, resulting in a lower or higher price or greater volatility than would be the case with greater liquidity. You may not be able to resell your Common Stock s on a timely basis or at all.

The number of securities traded on an ATS may be very small, making the market price more easily manipulated.

While we understand that many ATS platforms have adopted policies and procedures such that security holders are not free to manipulate the trading price of securities contrary to applicable law, and while the risk of market manipulation exists in connection with the trading of any securities, the risk may be greater for our Common Stock because the ATS we choose may be a closed system that does not have the same breadth of market and liquidity as the national market system. There can be no assurance that the efforts by an ATS to prevent such behavior will be sufficient to prevent such market manipulation.

An ATS is not a stock exchange and has limited quoting requirements for issuers or for the securities traded.

Unlike the more expansive listing requirements, policies and procedures of the Nasdaq Global Market and other trading platforms, there are no minimum price requirements and limited listing requirements for securities to be traded on an ATS. As a result, trades of our Common Stock on an ATS may not be at prices that represent the national best bid or offer prices of securities that could be considered similar securities.

The requirements of being a public company may strain our resources, divert management’s attention and affect our ability to attract and retain qualified board members.

As a public company, we will incur significant legal, accounting and other expenses that we have not incurred as a private company, including costs associated with public company reporting requirements. We also will incur costs associated with the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, the Dodd-Frank Act and related rules implemented or to be implemented by the SEC. The expenses incurred by public companies generally for reporting and corporate governance purposes have been increasing. We expect the rules and regulations associated with being a public company to increase our legal and financial compliance costs and to make some activities more time-consuming and costly, although we are currently unable to estimate these costs with any degree of certainty. These laws and regulations could also make it more difficult or costly for us to obtain certain types of insurance, including director and officer liability insurance, and we may be forced to accept constraints on policy limits and coverage or incur substantially higher costs to obtain coverage. These laws and regulations could also make it more difficult for us to attract and retain qualified persons to serve on our Board, our board committees or as our executive officers and may divert management’s attention. Furthermore, if we are unable to satisfy our obligations as a public company, we could be subject to delisting of our Common Stock, fines, sanctions and other regulatory action and potentially civil litigation.

The preparation of our financial statements involves the use of estimates, judgments and assumptions, and our financial statements may be materially affected if such estimates, judgments or assumptions prove to be inaccurate.

Financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) typically require the use of estimates, judgments and assumptions that affect the reported amounts. Often, different estimates, judgments and assumptions could reasonably be used that would have a material effect on such financial statements, and changes in these estimates, judgments and assumptions may occur from period to period over time. These estimates, judgments and assumptions are inherently uncertain and, if our estimates were to prove to be wrong, we would face the risk that charges to income or other financial statement changes or adjustments would be required. Any such charges or changes could harm our business, including our financial condition and results of operations and the price of our securities. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for a discussion of the accounting estimates, judgments and assumptions that we believe are the most critical to an understanding of our consolidated financial statements and our business.

If securities industry analysts do not publish research reports on us, or publish unfavorable reports on us, then the market price and market trading volume of our Common Stock could be negatively affected.

Any trading market for our Common Stock will be influenced in part by any research reports that securities industry analysts publish about us. We do not currently have and may never obtain research coverage by securities industry analysts. If no securities industry analysts commence coverage of us, the market price and market trading volume of our Common Stock could be negatively affected. In the event we are covered by analysts, and one or more of such analysts downgrade our securities, or otherwise reports on us unfavorably, or discontinues coverage or us, the market price and market trading volume of our Common Stock could be negatively affected.

Our management has broad discretion as to the use of certain of the net proceeds from this Offering.

We intend to use a significant portion of the net proceeds from this Offering (if we sell all of the shares being offered) for working capital and other general corporate purposes. However, we cannot specify with certainty the particular uses of such proceeds. Our management will have broad discretion in the application of the net proceeds designated for use as working capital or for other general corporate purposes. Accordingly, you will have to rely upon the judgment of our management with respect to the use of these proceeds. Our management may spend a portion or all of the net proceeds from this Offering in ways that holders of our Common Stock may not desire or that may not yield a significant return or any return at all. The failure by our management to apply these funds effectively could harm our business. Pending their use, we may also invest the net proceeds from this offering in a manner that does not produce income or that loses value. Please see “Use of Proceeds” below for more information.

Risks Related to Discovery, Development, Regulatory Approval and Commercialization of Cures and Novel Therapeutics From Proprietary Cannabinoid, Cannabidiol, Endocannabinoids, Phytocannabinoids, and Synthetic Cannabinoids Product

Clinical trials for our product candidates are expensive, time-consuming, uncertain and susceptible to change, delay or termination. The results of clinical trials are open to differing interpretations

Once we reach the stage to start our research, development, Commercialization of Cures and Novel Therapeutics From Proprietary Cannabinoid, Cannabidiol, Endocannabinoids, Phytocannabinoids, and Synthetic Cannabinoids Product, we would be involved in clinical trials.  Clinical trials are expensive, time consuming and difficult to design and implement. Regulatory agencies may analyze or interpret the results differently than us. Even if the results of our clinical trials are favorable, the clinical trials for a number of our product candidates are expected to continue for several years and may take significantly longer to complete. In addition, we, the FDA or other regulatory authorities, including state and local authorities, or an Institutional Review Board, may suspend, delay or terminate our clinical trials at any time, require us to conduct additional clinical trials, require a particular clinical trial to continue for a longer duration than originally planned, require a change to our development plans such that we conduct clinical trials for a product candidate in a different order  or the DEA could suspend or terminate the registrations and quota allotments we require in order to procure and handle controlled substances, for various reasons, including:

•         delays in obtaining regulatory authorization to commence a trial, including “clinical holds” or delays requiring suspension or termination of a trial by a regulatory agency, such as the FDA, before or after a trial is commenced;

•         DEA-related recordkeeping, reporting or security violations at a clinical site, leading the DEA or state authorities to suspend or revoke the site’s controlled substance license and causing a delay or termination of planned or ongoing trials;

•         changes in applicable regulatory policies and regulation, including changes to requirements imposed on the extent, nature or timing of studies;

•         delay or failure to supply product for use in clinical trials which conforms to regulatory specification;

•         failure of our contract research organizations, or CROs, or other third-party contractors to comply with all contractual requirements or to perform their services in a timely or acceptable manner;

•         failure by our employees, our CROs or their employees to comply with all applicable FDA or other regulatory requirements relating to the conduct of clinical trials or the handling, storage, security and recordkeeping for controlled substances;

•         regulatory concerns with cannabinoid products generally and the potential for abuse;

•         insufficient data to support regulatory approval;

•         inability or unwillingness of medical investigators to follow our clinical protocols; or

Any of the foregoing could have a material adverse effect on our business, results of operations and financial condition.

Any failure by us to comply with existing regulations could harm our reputation and operating results

We would be subject to extensive regulation by U.S. federal and state governments in each of the markets where we intend or plan to sell products, as applicable.

We must also adhere to all regulatory requirements including FDA’s GLP, GCP, and cGMP requirements, pharmacovigilance requirements, advertising and promotion restrictions, reporting and recordkeeping requirements. If we or our suppliers fail to comply with applicable regulations, including FDA pre-or post-approval cGMP requirements, then the FDA could sanction us. Even if any of our product candidates is FDA-approved, regulatory authorities may impose significant restrictions on a product’s indicated uses or marketing or impose ongoing requirements for potentially costly post-marketing trials.  Cannabis-based products or drug candidates that may be approved in the U.S. in the future, will be subject to ongoing regulatory requirements for manufacturing, labeling, packaging, storage, distribution, import, export, advertising, promotion, sampling, recordkeeping and submission of safety and other post-market information, including both federal and state requirements in the U.S. In addition, manufacturers and manufacturers’ facilities are required to comply with extensive FDA requirements, including ensuring that quality control and manufacturing procedures conform to GMP.  If we fail to comply with applicable regulatory requirements, a regulatory agency or enforcement authority may:

•         issue warning letters;

•         impose civil or criminal penalties; • suspend regulatory approval; • suspend any of our ongoing clinical trials;

•         refuse to approve pending applications or supplements to approved applications submitted by us;

•         impose restrictions on our operations, including by requiring us to enter into a Corporate Integrity Agreement or closing our contract manufacturers’ facilities, if any; or

•         seize or detain products or require a product recall.

In addition, Cannabinoid, Cannabidiol, Endocannabinoids, Phytocannabinoids, and Synthetic Cannabinoids products are regulated by the DEA, under the Controlled Substances Act. DEA scheduling is a separate process that can delay when a drug may become available to patients beyond an NDA approval date, and the timing and outcome of such DEA process is uncertain. See also “Risks Related to Controlled Substances”. In addition, any government investigation of alleged violations of law could require us to expend significant time and resources in response, and could generate negative publicity. Any failure to comply with ongoing regulatory requirements may significantly and adversely affect our ability to commercialize and generate revenue from Cannabinoid, Cannabidiol, Endocannabinoids, Phytocannabinoids, and Synthetic Cannabinoids Product and product candidates. If regulatory sanctions are applied or if regulatory approval is withdrawn, the value of our business and our operating results may be adversely affected.

Any action against us for violation of these laws, even if we successfully defend against it, could cause us to incur significant legal expenses, divert our management’s attention from the operation of our business and damage our reputation. We expend significant resources on compliance efforts and such expenses are unpredictable and might adversely affect our results. Changing laws, regulations and standards might also create uncertainty, higher expenses and increase insurance costs. As a result, we intend to invest all reasonably necessary resources to comply with evolving standards, and this investment might result in increased management and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities.

We are subject to federal, state laws and regulations and implementation of or changes to such laws and regulations could adversely affect our business and results of operations.

In the U.S., the DEA regulates the cultivation, possession and supply of cannabis for medical research and commercial development, including the requirement of annual registrations to manufacture or distribute pharmaceutical products derived from cannabis extracts. See also “Risks Related to Controlled Substances”.

Risks Related to Controlled Substances

Controlled substance legislation may restrict or limit our ability to sell our product candidates.

Most countries are parties to the Single Convention on Narcotic Drugs 1961, which governs international trade and domestic control of narcotic substances, including cannabis extracts. Countries may interpret and implement their treaty obligations in a way that creates a legal obstacle to our obtaining regulatory approval for Cannabinoid based products in those countries. These countries may not be willing or able to amend or otherwise modify their laws and regulations to permit Cannabinoid products to be marketed, or achieving such amendments to the laws and regulations may take a prolonged period of time. In the case of countries with similar obstacles, we would be unable to market Cannabinoid product candidates in countries in the near future or perhaps at all if the laws and regulations in those countries do not change.

Cannabinoid-based product candidates that we intend to develop will be subject to U.S. controlled substance laws and regulations and failure to comply with these laws and regulations, or the cost of compliance with these laws and regulations, may adversely affect the results of our business operations, both during clinical development and post approval, and our financial condition.

Cannabinoid, Cannabidiol, Endocannabinoids, Phytocannabinoids, and Synthetic Cannabinoids product candidates that we intend to develop would contain controlled substances as defined in the federal Controlled Substances Act of 1970, or CSA. Controlled substances that are pharmaceutical products are subject to a high degree of regulation under the CSA, which establishes, among other things, certain registration, manufacturing quotas, security, recordkeeping, reporting, import, export and other requirements administered by the DEA. The DEA classifies controlled substances into five schedules: Schedule I, II, III, IV or V substances. Schedule I substances by definition have a high potential for abuse, no currently “accepted medical use” in the U.S., lack accepted safety for use under medical supervision, and may not be prescribed, marketed or sold in the U.S. Pharmaceutical products approved for use in the U.S. which contain a controlled substance are listed as Schedule II, III, IV or V, with Schedule II substances considered to present the highest potential for abuse or dependence and Schedule V substances the lowest relative risk of abuse among such substances. Schedule I and II drugs are subject to the strictest controls under the CSA, including manufacturing and procurement quotas, security requirements and criteria for importation. In addition, dispensing of Schedule II drugs is further restricted. For example, they may not be refilled without a new prescription.

While cannabis is a Schedule I controlled substance, products approved for medical use in the U.S. that contain cannabis or cannabis extracts should be placed in Schedules II-V, since approval by the FDA satisfies the “accepted medical use” requirement. If and when any of our product candidates receive FDA approval, the DEA will make a scheduling determination. The manufacture, importation, exportation, domestic distribution, storage, sale and legitimate use of Cannabinoid, Cannabidiol, Endocannabinoids, Phytocannabinoids, and Synthetic Cannabinoids will be subject to specific and potentially significant levels of regulation by the DEA.

DEA registration and inspection of facilities. Facilities conducting research, manufacturing, distributing, importing or exporting, or dispensing controlled substances must be registered (licensed) to perform these activities and have the security, control, recordkeeping, reporting and inventory mechanisms required by the DEA to prevent drug loss and diversion. All these facilities must renew their registrations annually, except dispensing facilities, which must renew every three years. The DEA conducts periodic inspections of certain registered establishments that handle controlled substances. Obtaining and maintaining the necessary registrations may result in delay of the importation, manufacturing or distribution of Cannabinoid, Cannabidiol, Endocannabinoids, Phytocannabinoids, and Synthetic Cannabinoids products. Furthermore, failure to maintain compliance with the CSA, particularly non-compliance resulting in loss or diversion, can result in regulatory action that could have a material adverse effect on our business, financial condition and results of operations. The DEA may seek civil penalties, refuse to renew necessary registrations, or initiate proceedings to restrict, suspend or revoke those registrations. In certain circumstances, violations could lead to criminal proceedings.

State-controlled substances laws. Individual states have also established controlled substance laws and regulations. Though state-controlled substances laws often mirror federal law, because the states are separate jurisdictions, they may separately schedule Cannabinoid, Cannabidiol, Endocannabinoids, Phytocannabinoids, and Synthetic Cannabinoids product candidates as well. We or our partners must also obtain separate state registrations, permits or licenses in order to be able to obtain, handle, and distribute controlled substances for clinical trials or commercial sale, and failure to meet applicable regulatory requirements could lead to enforcement and sanctions by the states in addition to those from the DEA or otherwise arising under federal law.

Clinical trials. Because when we start our R&D, our products would be controlled substances in the U.S., to conduct clinical trials in the U.S., each of our research sites must submit a research protocol to the DEA and obtain and maintain a DEA researcher registration that will allow those sites to handle and dispense our products and to obtain product from our importer. If the DEA delays or denies the grant of a research registration to one or more research sites, the clinical trial could be significantly delayed, and we could lose clinical trial sites. The importer for the clinical trials must also obtain an importer registration and an import permit for each import.

Importation.  If one of our product candidates is approved and classified as a Schedule II or III substance, an importer can import for commercial purposes if it obtains an importer registration and files an application for an import permit for each import. The DEA provides annual assessments/estimates to the International Narcotics Control Board which guides the DEA in the amounts of controlled substances that the DEA authorizes to be imported. The failure to identify an importer or obtain the necessary import authority, including specific quantities, could affect product availability and have a material adverse effect on our business, results of operations and financial condition. In addition, an application for a Schedule II importer registration must be published in the Federal Register, and there is a waiting period for third party comments to be submitted. It is always possible that adverse comments may delay the grant of an importer registration.

If one of our product candidates is approved and classified as a Schedule II controlled substance, federal law may impose additional restrictions on importation for commercial purposes.

Manufacture in the U.S. If, because of a Schedule II classification or voluntarily, we were to conduct manufacturing or repackaging/relabeling in the U.S., our contract manufacturers would be subject to the DEA’s annual manufacturing and procurement quota requirements. Additionally, regardless of the scheduling of cannabinoid, cannabis and the BDSs comprising the active ingredient in the final dosage form are currently Schedule I controlled substances and would be subject to such quotas as these substances could remain listed on Schedule I. The annual quota allocated to us or our contract manufacturers for the active ingredients in our products may not be sufficient to complete clinical trials or meet commercial demand. Consequently, any delay or refusal by the DEA in establishing our, or our contract manufacturers’, procurement and/or production quota for controlled substances could delay or stop our clinical trials or product launches, which could have a material adverse effect on our business, financial position and results of operations.

Distribution in the U.S. If any of our product candidates is scheduled as Schedule II or III, we would also need to identify wholesale distributors with the appropriate DEA and state registrations and authority to distribute the product to pharmacies and other health care providers. We would need to identify distributors to distribute the product to pharmacies; these distributors would need to obtain Schedule II or III distribution registrations. The failure to obtain, or delay in obtaining, or the loss any of those registrations could result in increased costs to us. If any of our product candidates is a Schedule II drug, pharmacies would have to maintain enhanced security with alarms and monitoring systems and they must adhere to recordkeeping and inventory requirements. This may discourage some pharmacies from carrying either or both of these products. Furthermore, state and federal enforcement actions, regulatory requirements, and legislation intended to reduce prescription drug abuse, such as the requirement that physicians consult a state prescription drug monitoring program may make physicians less willing to prescribe, and pharmacies to dispense, Schedule II products.

Risks Related to the non-bank commercial lending

Government Regulation

For our small business lending platform, we and our bank partners shall be affected by laws and regulations, and judicial interpretations of those laws and regulations, that apply to businesses in general, as well as to commercial lending. This includes a range of laws, regulations and standards that address information security, privacy, fair lending and anti-discrimination, fair sales/marketing practices, transparency, credit bureau reporting, anti-money laundering and sanctions screening, licensing and interest rates, among other things. Because we are not a bank and shall be engaged in commercial lending, we shall not be subject to certain of the laws and rules that only apply to banks and that has federal preemption over certain state laws and regulations. However, if we purchase term loans and lines of credit from our issuing bank partner that is subject to laws and rules applicable to banks and commercial lenders. We may consider, among other regulatory alternatives, full, limited or other special purposes state bank charters; the U.S. Office of the Comptroller of the Currency’s full service national bank charter or its special purpose national bank charter for FinTech companies; or other alternatives or chartering regimes.

State Lending Regulations

Interest Rate Regulations

Although the federal government does not regulate the maximum interest rates that may be charged on commercial loan transactions, some states have enacted commercial rate laws specifying the maximum legal interest rate at which commercial loans can be made in their state. We shall be located in and offer commercial loans from California. All loans originated directly by us shall provide that they are to be governed by California law.  Our underwriting team and senior members of our credit risk team shall be headquartered in Los Angeles, California and that is where all our commercial loan contracts shall be made from. With respect to loans where we work with a partner or issuing bank, the issuing bank may utilize the law of the jurisdiction applicable to the bank in connection with its commercial loans.

State Licensing Requirements

In states and jurisdictions that do not require a license to make commercial loans, we shall make term loans and extend lines of credit directly to customers pursuant to California law, which is the governing law we shall require in the underlying loan agreements with our customers.  California requires licensing of commercial lenders.  In many of the other states requiring licenses, we shall rely on the issuing bank model.  We shall only work with issuing banks that are licensed in their states of operations.   In many states we believe, because of our issuing bank model, we shall be exempt from or satisfy relevant licensing requirements with respect to the origination of loans we facilitate. However, we may need to obtain one or more state licenses to broker, acquire, service and/or enforce loans. As needed, we shall endeavor to apply and obtain the appropriate licenses as needed.

The issuing bank partner shall establish its underwriting criteria for the issuing bank partner program.   If the issuing bank partner decides to fund the loan (including term loans and line of credit extensions), it retains the economics on the loan for the period that it owns the loan. The issuing bank partner earns origination fees from the customers who borrow from it and retains the interest paid during the period that the issuing bank partner owns the loan. In exchange for recommending loans to an issuing bank partner, we shall earn a marketing referral fee based on the loans recommended to, and originated by, that issuing bank partner. We shall have agreement with the issuing bank partner to also provide for a collateral account, which shall be maintained at the issuing bank. The account serves as cash collateral for the performance of our obligations under the relevant agreements, which among other things may include compliance with certain covenants, and also serves to indemnify the issuing bank partner for breaches by us of representations and warranties where it suffers damages as a result of the loans that we refer to it.

Where applicable, we will seek to comply with state small loan, lender, solicitation, credit service organization, loan broker, servicing and similar statutes. In U.S. jurisdictions with licensing or other requirements that we believe may be applicable to us, we shall comply with or obtain exemption from the relevant requirements through the operation of our lending marketplace with issuing banks and/or licenses that we possess or will seek to obtain. Although we will periodically evaluate the need for licensing in various jurisdictions, there is a risk that, at any given time, we will not have the necessary licenses to operate in all relevant jurisdictions or that we will be in full compliance with all applicable requirements. If we are found to not have complied with applicable laws, regulations or requirements, we could: (i) lose one or more of our licenses or authorizations, (ii) become subject to a consent order or administrative enforcement action, (iii) face lawsuits (including class action lawsuits), sanctions or penalties, (iv) be in breach of certain contracts, which may void or cancel such contracts, (v) decide or be compelled to modify or suspend certain of our business practices (including limiting the maximum interest rate on certain loans facilitated through our platform and/or refraining from making certain loans available for investment by certain investors), or (vi) be required to obtain a license in such jurisdiction, which may have an adverse effect on our ability to continue to facilitate loans through our lending marketplace, perform our servicing obligations or make our lending marketplace available to borrowers in particular states; any of which may harm our business.

Where we have obtained licenses, state licensing statutes may impose a variety of requirements and restrictions on us, including:

•         record-keeping requirements;

•         restrictions on servicing practices, including limits on finance charges and fees;

•         usury rate caps;

•         disclosure requirements;

•         examination requirements;

•         surety bond and minimum net worth requirements;

•         financial reporting requirements;

•         notification requirements for changes in principal officers, stock ownership or corporate control;

•         restrictions on advertising;

•         data security and privacy; and

•         review requirements for loan forms.

These statutes may also subject us to the supervisory and examination authority of state regulators in certain cases, and we have experienced, are currently and will likely continue to be subject to and experience exams by state regulators.

Federal Lending Regulations

Our lending platform shall be as commercial lender and as such there are federal laws and regulations that affect our lending operations. These laws include, among others, portions of the Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, Economic and Trade Sanctions rules, the Electronic Signatures in Global and National Commerce Act, the Service Members Civil Relief Act, the Telephone Consumer Protection Act of 1991, and Section 5 of the FTC Act prohibiting unfair and deceptive acts or practices.  In addition, there are other federal laws that do not directly govern our business but with respect to which we shall establish certain procedures, including procedures designed to protect our platform from being used to launder money.

Consumer Protection Laws

Federal and State UDAAP Laws; FTC Lawsuit. The Dodd-Frank Act contains so-called “UDAAP” provisions declaring unlawful “unfair,” “deceptive” and “abusive” acts and practices in connection with the delivery of consumer financial services, and gives the CFPB the power to enforce UDAAP prohibitions and to adopt UDAAP rules defining unlawful acts and practices. Additionally, “UDAP” provisions of the Federal Trade Commission Act (FTC Act) prohibit “unfair” and “deceptive” acts and practices in business or commerce and give the FTC enforcement authority to prevent and redress violations of this prohibition. Virtually all states have similar UDAP laws. Whether a particular act or practice violates these laws frequently involves a highly subjective and/or fact-specific judgment.

State Disclosure Requirements and Other Substantive Lending Regulations.

We shall also be subject to state laws and regulations that impose requirements related to loan disclosures and terms, credit discrimination, credit reporting, and debt collection. Our ongoing compliance program shall continually seek to comply with these requirements.

Truth in Lending Act.

The Truth in Lending Act (TILA) and Regulation Z, which implements it, require lenders to provide consumers with uniform, understandable information concerning certain terms and conditions of their loan and credit transactions. These rules shall apply to our issuing banks as the creditors for loans facilitated through our lending platform/marketplace. For closed-end credit transactions of the type that shall be provided through our lending platform/marketplace, these disclosures include, among others, providing the annual percentage rate, the finance charge, the amount financed, the number of payments and the amount of the monthly payment. The creditor must provide these disclosures before a loan is consummated. TILA also regulates the advertising of credit and gives borrowers, among other things, certain rights regarding updated disclosures and the treatment of credit balances. Our lending marketplace provides borrowers with the issuing bank’s TILA disclosure at the time a borrower posts a loan request on the platform. If the borrower’s request is not fully funded and the borrower chooses to accept a lesser amount offered, we provide an updated TILA disclosure. We shall seek to comply with TILA’s disclosure requirements related to credit advertising.

Equal Credit Opportunity Act.

The federal Equal Credit Opportunity Act (ECOA) prohibits creditors from discriminating against credit applicants on the basis of race, color, sex, age, religion, national origin, marital status, the fact that all or part of the applicant’s income derives from any public assistance program or the fact that the applicant has in good faith exercised any right under the federal Consumer Credit Protection Act or any applicable state law. Regulation B, which implements ECOA, restricts creditors from requesting certain types of information from loan applicants and from using advertising or making statements that would discourage on a prohibited basis a reasonable person from making or pursuing an application.

Failure of operating controls could produce a significant negative outcome, including customer experience degradation, legal expenses, increased regulatory cost, significant internal and external fraud losses and vendor risk.

We shall be subject to the Fair Credit Reporting Act, anti-money laundering rules and rules relating to unfair, deceptive, or abusive acts or practices, as well as regulations of the Financial Crimes Enforcement Network. Losses from operational failures can be material. These losses can arise from a wide range of breaches in controls, procedures, processes and security. Breaches in any of these controls, procedures, processes or security measures could lead to significant legal expense and, even, punitive damages. Internal fraud, including the stealing and dissemination of client personally identifiable information, can create significant client distrust and result in serious legal action against us. Breaches in client onboarding and servicing processes can degrade customer experience and place current and future revenues at risk. The continued proliferation and technological advances in first and third-party fraud can result in large losses over a short period of time if undetected. While we shall seek to enhance and develop our operational risk strategy and control structure, there can be no assurance that our efforts will be successful and that we will avoid material operational losses. These potential operational risk loss scenarios are not exhaustive and we could experience a significant loss in any scenario if our operational risk enhancements do not keep pace with our business, capabilities or our continued organizational growth and complexity. In addition, operational failures could have a significant effect on our reputation which could cause additional material harm to our business and prospects.

Fair Debt Collection Practices Act.

The federal Fair Debt Collection Practices Act (FDCPA) provides guidelines and limitations on the conduct of third-party debt collectors in connection with the collection of consumer debts. The FDCPA limits certain communications with third parties, imposes notice and debt validation requirements, and prohibits threatening, harassing or abusive conduct in the course of debt collection. While the FDCPA applies to third-party debt collectors, debt collection laws of certain states impose similar requirements on creditors who collect their own debts. In addition, the CFPB prohibits unfair, deceptive or abusive acts or practices in debt collection, including first-party debt collection. We plan to use internal collection team and professional third-party debt collection agencies to collect delinquent accounts. They shall be required to comply with all applicable laws in collecting delinquent accounts of our borrowers.

The lending industry is highly regulated. Changes in regulations or in the way regulations are applied to our business could adversely affect our business.

Changes in laws or regulations, including recent changes under the Tax Cuts and Jobs Act of 2017, or the regulatory application or judicial interpretation of the laws and regulations applicable to us could adversely affect our ability to operate or make it more difficult or costly for us to make loans, or for us to collect payments on loans by subjecting us to additional licensing, registration and other regulatory requirements or restrictions in the future. For example, if our loans were determined for any reason not to be commercial loans or interest rate limitations were imposed on commercial loans, or if the validity of our relationship with an issuing bank partner were successfully challenged under a “true lender” theory or by similar arguments as made in the Madden case, we would be subject to many additional requirements, and our fees and interest arrangements could be challenged by regulators, attorneys general or our customers.

A material failure to comply with any such laws or regulations could result in regulatory actions, lawsuits, penalties and damage to our reputation, which could have a material adverse effect on our business and financial condition and our ability to originate and service loans and perform our obligations to investors and other constituents.

A proceeding relating to one or more allegations or findings of our violation of such laws could result in modifications in our methods of doing business that could impair our ability to collect payments on our loans or to acquire additional loans or could result in the requirement that we pay damages and/or cancel the balance or other amounts owing under such loans. We cannot assure that such claims will not be asserted against us in the future. To the extent it is determined that the loans we make to our customers were not originated in accordance with all applicable laws, we could be obligated to repurchase from the entity holding the applicable loan any such loan that fails to comply with legal requirements. We may not have adequate resources to make such repurchases.

In addition, we intend to do business with third parties who are not part of our company, including third parties who may refer potential customers to us or to whom we may refer potential customers for their business. We may refer applicants who do not satisfy our credit requirements to a network of strategic partners who may offer commercial financing opportunities to those applicants. In general, if we refer an applicant that takes a loan from one of our strategic partners, that strategic partner pays us a commission based on the amount of the originated loan. Some strategic partners could lend directly to such referred applicants, while other strategic partners may help the referred applicant access multiple commercial funding options on a comparison platform. The partners determine whether to extend credit to referred applicants using their own credit models and criteria.

Certain states require a license to broker commercial loans or apply other restrictions to loan brokering activities, including applying interest rate limits to certain brokered loans. Whenever our strategic referral program requires licensing, we shall be obligated to get such licenses. If we fail to timely obtain such a broker license, states may impose penalties for noncompliance, or otherwise prevent us from making further referrals and collecting commissions from our referral partners.  Challenges to our program could also result in costly and time-consuming litigation, damage to our reputation and harm our operating results.

If the choice of law provisions in our loan agreements are found to be unenforceable, we may be found to be in violation of state interest rate limit laws.

Although the federal government does not currently regulate the maximum interest rates that may be charged on commercial loan transactions, many states have enacted laws specifying the maximum legal interest rate at which loans can be made in their state. We shall apply California law to the underlying agreement for loans that we originate because our loans are underwritten and entered into in the state of California, where our underwriting, risk and technology teams shall be located and function.

If the applicability of California law to these loans are challenged, and these loans were found to be governed by the laws of another state, and such other state has a law that prohibits the effective interest rate of such loans, the obligations of our customers to pay all or a portion of the interest and principal on these loans could be found unenforceable. A judgment that the choice of law provisions in our loan agreements is unenforceable also could result in costly and time-consuming litigation, penalties, damage to our reputation, trigger repurchase obligations, negatively impact the terms of our future loans and harm our operating results. Likewise, a judgment that the choice of law provision in other commercial loan agreements is unenforceable could result in challenges to our choice of law provision and that could result in costly and time-consuming litigation.

In February 2017, in the Madden v. Midland case described in more detail immediately below, the U.S. District Court for the Southern District of New York held that applying the Delaware choice of law specified in the consumer loan contract at issue in the case, which would have resulted in the application of Delaware law that has no limit on allowable interest rates, would violate a fundamental public policy of New York's criminal usury statute. The court then concluded that the New York usury law, and not Delaware law, applied to the loan. That decision, or possible future decisions that similarly invalidate choice of law provisions in loan agreements, could cause us to change the way we do business in particular states and to incur substantial additional expense to comply with the laws of various states, including either licensing as a lender in the various states, altering the terms of our loans, curtailing loan originations, or requiring us to place more loans through our issuing bank partner.

In August 2019, the California Supreme Court held in De La Torre v. CashCall, Inc. that an interest rate on a consumer loan of $2,500 or more in California could be deemed unconscionable even though such loans are not subject to California’s usury laws. Although the California Finance Code sets interest rate caps only on consumer loans less than $2,500, the California Supreme Court did not accept CashCall's position that the statute setting those rates implies that a court may never declare the interest rate on such loans to be unconscionable. While the California Supreme Court did not specifically find that CashCall’s loans were unconscionable, the case was remanded back to the lower courts to make that determination.

While the De La Torre decision applies only to consumer loans in the State of California, we cannot predict whether other courts might reach a similar decision regarding commercial loans. Many other states have adopted the Uniform Commercial Code (UCC) and have directly incorporated the UCC's unconscionability prohibition into their lending statutes. As in California, this broad unconscionability prohibition would permit a merchant in those states to argue that a high interest rate loan is invalid on the basis of unconscionability, even if those states do not otherwise impose interest rate caps on such loans. Such a decision could cause us to change the way we do business in particular states and to incur substantial additional expense to alter the terms of our loans, curtail loan originations, or require us to place more loans through our issuing bank partner.

As a result of court decisions in Madden v. Midland, in some circumstances, federal preemption and application of an out-of-state choice of law provision will not, or may not, be available for the benefit of certain non-bank purchasers of loans to defend against a state law claim of usury.

Over the past few years there have been several litigation and enforcement actions aimed at issuing banks and their non-bank lending partners. These actions have primarily challenged the validity of the issuing bank partner model that is used by many non-bank lenders as described in greater detail above.

In May 2015, the U.S. Court of Appeals for the Second Circuit held in Madden v. Midland Funding, LLC that federal law did not preempt a state’s interest rate limitations when applied to a non-bank debt buyer of a consumer credit card loan seeking to collect interest at the rate originally contracted for by a national bank. The Second Circuit did not decide, and remanded to the U.S. District Court for the Southern District of New York, the question of whether New York law (the law of the state where the debtor lived) or Delaware law (the governing law stated in the loan agreement) governed the terms of the loan agreement.  Although the Second Circuit case was appealed, in June 2016 the United States Supreme Court declined to review the case, which had the effect of leaving the decision of the Second Circuit intact.

In February 2017, the U.S. District Court for the Southern District of New York on remand held that applying the Delaware choice of law specified in the loan contract, which would have resulted in the application of Delaware law that has no applicable limit on allowable interest rates, would violate a fundamental public policy of New York's criminal usury statute. The court then concluded that the New York usury law, and not Delaware law, applied to the consumer loan at issue in the case.

The Second Circuit’s holding in the Madden case is binding on federal courts in the states included in the Second Circuit - New York, Connecticut and Vermont. If the Second Circuit's decision were extended and upheld by courts outside of the Second Circuit, it could pose a challenge to the federal preemption of state interest rate limitations for loans made by issuing bank partners in those states. Additionally, if the decision by the U.S. District Court for the Southern District of New York applying the law of the state of the borrower (rather than the governing law stated in the loan agreement) were applied by a state or federal court outside of the Southern District of New York, then loans originated by us (or a portion of the principal and/or interest on such loans) might be unenforceable, and penalties could apply depending if the terms of such loans were deemed contrary to the law of the state of the borrower. There could be other related liabilities and reputational harm if lending platform or a subsequent transferee of a bank-issued loan were to seek to collect on those amounts deemed to be in violation of applicable state law. In addition, the U.S. District Court in the Madden case certified a class action to pursue other remedies against the defendants in that case. It is possible that other out-of-state lenders making loans to borrowers in New York, including us, may be subject to similar claims.

While the Madden decision suggests that non-bank purchasers may not be entitled to utilize federal preemption of state interest rate limitations for loans made by issuing bank partners in those states, there have also been numerous litigation and enforcement actions that challenge the status of the issuing bank partner as the “true lender” of the loan in question. These actions primarily rely on the reasoning set forth in CashCall, Inc. v. Morrisey. The court relied on a “predominate economic interest” test that sought to determine which party (as between the issuing bank and the non-bank lending platform) retained the most economic risk in the loan transaction and should, therefore, be deemed the “true lender” of the loan. The CashCall decision and other similar actions challenge whether the loans should be subject to the interest rate limitations in the state where the consumer is located rather than in the bank’s home state because the non-bank lending platform, and not the bank, is the “true lender.” The state law remedies with respect to the "true lender" actions vary depending on the jurisdiction in which the action is filed.

The U.S. District Court’s decision in the Madden case, if extended to apply to our loans, and the various "true lender" actions referenced above, could limit the interest rates we can charge on certain of our loans in New York and possibly in the other states that have criminal usury caps, namely Florida, Georgia, Louisiana, Massachusetts, Michigan, New Jersey, Ohio, and Pennsylvania. In those circumstances, we may need to alter the terms of certain loans we make in those states or otherwise change the way we do business in those states, we may be subject to litigation and we may suffer an adverse impact on our business.

Security breaches of customers’ confidential information that we store may harm our reputation and expose us to liability.

We shall store our customers’ bank information, credit information and other sensitive data. Any accidental or willful security breaches or other unauthorized access could cause the theft and criminal use of this data. Security breaches or unauthorized access to confidential information could also expose us to liability related to the loss of the information, time-consuming and expensive litigation and negative publicity. If security measures are breached because of third-party action, employee error, malfeasance or otherwise, or if design flaws in our software are exposed and exploited, and, as a result, a third party obtains unauthorized access to any of our customers’ data, our relationships with our customers will be severely damaged, and we could incur significant liability.

Because techniques used to obtain unauthorized access or to sabotage systems change frequently and generally are not recognized until they are launched against a target, we and our third-party hosting facilities may be unable to anticipate these techniques or to implement adequate preventative measures. In addition, many states have enacted laws requiring companies to notify individuals of data security breaches involving their personal data. These mandatory disclosures regarding a security breach are costly to implement and often lead to widespread negative publicity, which may cause our customers to lose confidence in the effectiveness of our data security measures. Any security breach, whether actual or perceived, would harm our reputation and we could lose customers.

California Consumer Privacy Act of 2018.

In 2018, the California Consumer Privacy Act was passed into law, to be effective January 1, 2020. This law would broaden consumer rights with respect to their personal information, imposing obligations to disclose the categories and specific pieces of personal information a business collects, providing consumers the right to opt out of the sale of personal information and the right to request that a business delete any personal information about the consumer under certain circumstances. The California Consumer Privacy Act could be amended prior to its effective date, which could impact the obligations imposed by the law. Other states may adopt laws similar to the California Consumer Privacy Act, and the federal government may adopt a federal law on the topic that could fully or partially preempt the California Consumer Privacy Act.

The collection, processing, use, storage, sharing and transmission of personal data could give rise to liabilities as a result of federal, state and international laws and regulations, as well as our failure to adhere to the privacy and data security practices that we articulate to our customers.

We shall collect, process, store, use, share and/or transmit a large volume of personally identifiable information and other sensitive data from current, past and prospective customers. There are federal, state, and foreign laws regarding privacy and the collection, use, storage, protection, sharing and/or transmission of personally identifiable information and sensitive data. Additionally, many states continue to enact legislation on matters of privacy, information security, cybersecurity, and data breach and data breach notification requirements.

Any violations of these laws and regulations may require us to change our business practices or operational structure, including limiting our activities in certain states and/or jurisdictions, address legal claims, and sustain monetary penalties, reputational damage and/or other harms to our business.

Furthermore, our online privacy policy and website shall make certain statements regarding our privacy, information security, and data security practices with regard to information collected from our customers. Failure to adhere to such practices may result in regulatory scrutiny and investigation, complaints by affected customers, reputational damage and other harm to our business. If either we, or the third party service providers with which we share customer data, are unable to address privacy concerns, even if unfounded, or to comply with applicable laws and regulations, it could result in additional costs and liability, damage our reputation, and harm our business.

Financial regulatory reform relating to asset-backed securities has not been fully implemented and there is uncertainty regarding its continuation, both of which could have a significant impact on our ability to access the asset-backed market.

We shall rely upon asset-backed financing for a significant portion of our funds with which to carry on our business. Asset-backed securities and the securitization markets were heavily affected by the Dodd-Frank Act, which was signed into law in 2010, and have also been a focus of increased regulation by the SEC. However, some of the regulations to be implemented under the Dodd-Frank Act have not yet been finalized and other asset-backed regulations that have been adopted by the SEC have delayed effective dates. For example, the Dodd-Frank Act mandates the implementation of rules requiring securitizers or originators to retain an economic interest in a portion of the credit risk for any asset that they securitize or originate. In October 2014, the SEC adopted final rules in relation to such risk retention, but such rules did not become effective with respect to our transactions until late in 2016. In addition, the SEC previously proposed separate rules which would affect the disclosure requirements for registered as well as unregistered issuances of asset-backed securities. The SEC has recently adopted final rules which affect the disclosure requirements for registered issuances of asset-backed securities backed by residential mortgages, commercial mortgages, auto loans, auto leases and debt securities. However, final rules that would affect the disclosure requirements for registered issuances of asset-backed securities backed by other types of collateral or for unregistered issuances of asset-backed securities have not been adopted. Additionally, there is general uncertainty regarding what changes, if any, may be implemented with regards to the Dodd-Frank Act. Any new rules or changes to the Dodd-Frank Act (or the current rules thereunder), if implemented could adversely affect our ability to access the asset-backed market or our cost of accessing that market.

Servicemembers Civil Relief Act.

The federal Servicemembers Civil Relief Act (SCRA) allows military members to suspend or postpone certain civil obligations so that the military member can devote his or her full attention to military duties. The SCRA requires us to adjust the interest rate of borrowers who qualify for and request relief. If a borrower with an outstanding loan qualifies for SCRA protection, we will reduce the interest rate on the loan to 6% for the duration of the borrower’s active duty. During this period, the investors who have invested in such a loan will not receive the difference between 6% and the loan’s original interest rate. For a borrower to obtain an interest rate reduction on a loan due to military service, we shall require the borrower to send us a written request and a copy of the borrower’s mobilization orders. We shall not take military service into account in assigning loan grades to borrower loan requests and we do not disclose the military status of borrowers to investors.

Military Lending Act.

The Military Lending Act (MLA) restricts, among other things, the interest rate and other terms that can be offered to active military personnel and their dependents. The MLA caps the interest rate that may be offered to a covered borrower to a 36% military annual percentage rate, or “MAPR,” which includes certain fees such as application fees, participation fees and fees for add-on products. Prior to a recent amendment of the rules under the MLA, the MLA applied only to certain short-term loans. The rule’s amendment extends the 36% rate cap to most types of consumer credit. The MLA also requires certain disclosures and prohibits certain terms, such as mandatory arbitration if a dispute arises concerning the consumer credit product.

Electronic Fund Transfer Act and NACHA Rules.

The federal Electronic Fund Transfer Act (EFTA) and Regulation E that implements it provide guidelines and restrictions on the electronic transfer of funds from consumers’ bank accounts. In addition, transfers performed by ACH electronic transfers are subject to detailed timing and notification rules and guidelines administered by the National Automated Clearinghouse Association (NACHA). Most transfers of funds in connection with the origination and repayment of loans are performed by ACH. We shall obtain necessary electronic authorization from borrowers and investors for such transfers in compliance with such rules. We shall also comply with the requirement that a loan cannot be conditioned on the borrower’s agreement to repay the loan through automatic fund transfers.

Electronic Signatures in Global and National Commerce Act/Uniform Electronic Transactions Act.

The federal Electronic Signatures in Global and National Commerce Act (ESIGN), and similar state laws, particularly the Uniform Electronic Transactions Act (UETA), authorize the creation of legally binding and enforceable agreements utilizing electronic records and signatures. ESIGN and UETA require businesses that want to use electronic records or signatures in consumer transactions and provide disclosures to consumers, to obtain the consumer’s consent to receive information electronically. When a borrower or investor registers on our platform, we shall obtain his or her consent to transact business electronically, receive electronic disclosures and maintain electronic records in compliance with ESIGN and UETA requirements.

Bank Secrecy Act.

In cooperation with our issuing banks, we shall implement various anti-money laundering policies and procedures to comply with applicable federal law. With respect to new borrowers and investors, we shall apply the customer identification and verification program rules and screen names against the list of specially designated nationals maintained by the U.S. Department of the Treasury and OFAC pursuant to the USA PATRIOT Act amendments to the Bank Secrecy Act and its implementing regulations.

New Laws and Regulations.

From time to time, various types of federal and state legislation are proposed and new regulations are introduced that could result in additional regulation of, and restrictions on, the business of consumer lending. We cannot predict whether any such legislation or regulations will be adopted or how this would affect our business or our important relationships with third parties. In addition, the interpretation of existing legislation may change or may prove different than anticipated when applied to our business model. Compliance with such requirements could involve additional costs, which could have a material adverse effect on our business. As a consequence of the extensive regulation of commercial lending in the United States, our business is particularly susceptible to being affected by federal and state legislation and regulations that may increase the cost of doing business.

We do not intend to pay dividends on our common stock unless.

We do not anticipate paying any cash dividends on our common stock in the foreseeable future unless we are able to raise the $50 million through crowdfunding and use some of the amount raised to acquire ten or less CDB operations. Otherwise, we anticipate that we will retain all of our available cash, if any, for use as working capital and for other general corporate purposes.  Any payment of dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our earnings, financial condition, capital requirements, level of indebtedness, statutory and contractual restrictions applying to the payment of dividends and other considerations that the Board of Directors deems relevant.   Investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize a return on their investment.  Investors seeking cash dividends should not purchase our common stock.

FINANCIAL INFORMATION

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following management’s discussion and analysis should be read in conjunction with the historical financial statements and the related notes thereto contained in this report. The management’s discussion and analysis contains forward-looking statements, such as statements of our plans, objectives, expectations and intentions. Any statements that are not statements of historical fact are forward-looking statements. When used, the words “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect” and the like, and/or future tense or conditional constructions (“will,” “may,” “could,” “should,” etc.), or similar expressions, identify certain of these forward-looking statements. These forward-looking statements are subject to risks and uncertainties, including those under “Risk Factors” in this Form 8-K, that could cause actual results or events to differ materially from those expressed or implied by the forward-looking statements. The Company’s actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of several factors. The Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this report.

As the result of the Preferred Shares Purchase and the change in business and operations of the Company, from children education to acquiring, owning and operating Farm Bill compliant CBD operations across the United States, a discussion of the past, pre-Preferred Shares Purchase financial results of Kid Castle Educational Corporation, is not pertinent, and under applicable accounting principles the historical financial results of Cannabinoid Biosciences Inc., the accounting acquirer, prior to the Preferred Shares Purchase are considered the historical financial results of the Company.

The following discussion highlights Cannabinoid Biosciences’ results of operations and the principal factors that have affected our financial condition as well as our liquidity and capital resources for the periods described, and provides information that management believes is relevant for an assessment and understanding of the statements of financial condition and results of operations presented herein. The following discussion and analysis are based on Cannabinoid Biosciences’ audited and unaudited financial statements contained in this Current Report, which we have prepared in accordance with United States generally accepted accounting principles. You should read this discussion and analysis together with such financial statements and the related notes thereto.

Basis of Presentation

The audited financial statements for our fiscal years ended December 31, 2018 and 2017, and the unaudited financial statements for our fiscal six months ended June 30, 2019, include a summary of our significant accounting policies and should be read in conjunction with the discussion below. In the opinion of management, all material adjustments necessary to present fairly the results of operations for such periods have been included in these audited financial statements. All such adjustments are of a normal recurring nature.

Overview

Cannabinoid Biosciences, Inc. (“CBDZ”) is a biopharmaceutical company, seeking to revolutionize and standardize the pharmaceuticals and non-pharmaceutical CBD formulations, products and applications across the CBD market in the United States of America. In addition, CBDZ seeks to engage in the discovery, development and commercialization of cures and novel therapeutics from proprietary cannabinoid, cannabidiol, endocannabinoids, phytocannabinoids, and synthetic cannabinoids product platform for specific treatments in a broad range of disease areas.

The Company seeks to revolutionize and standardize the pharmaceuticals and non-pharmaceutical CBD products formulations and applications across the CBD market in the United States of America. The company is engaged in the following areas of the legal CBD business: (1) Ownership interest in certain businesses that extract, purchase and distribute Bulk Pure CBD, Isolate, Hemp Oil, THC-free CBD Distillate and Crude CBD Oil; (2) Partnerships with local farmers to grow farm bill compliant hemp biomass; (3) Partnerships with extract facilities across the U.S. who manufacture hemp-based ingredients to meet the specific needs financial products in form of asset-backed loans, business property mortgages and other financial products to qualified individuals/businesses in the legal-CBD businesses; and (4) professional services including top-level financial reporting, Accounting, CSE Reporting, Business Valuation, Mergers & Acquisitions, GAAP/ IFRS Conversion, Pre IPO/RTO Prep, Section 280E Tax, and Biological Assets Valuation to CBD/Hemp businesses and investors in California at first, then to those within the other states that has legalized cannabis.

Although many studies showed that CBD has many amazing health benefits, the CBD market in the US is very fragmented, lack established process control and protocols, and is without formulations standardization.  CBDZ is stepping into this space to standardize and reorganize this market, establish process control (benchmarks and protocols), and create formulation standards for the industry. CBDZ seeks to control the production and distribution of verities of consumer cannabidiol (CBD) formulation under private brands in the United States. CBDZ’s goal is to bring standardization to the CBD industry, the same way that John D Rockefeller’s Standard Oil brought standardization to crude refining in the United States in the nineteenth century.  Our process standardization would entail steps that include (a) ethanol extraction system, (b) winterization to remove fats; (c) multiple rounds of rotary evaporation are used to remove plant material and other unnecessary components; (d) extract decarboxylation to transform into a crystalline structure with a proprietary post-processing technique; and (e) get the extract tested by third-party laboratories, package it, and get it ready for shipment.

CBDZ decision to concentrate its effort on CBD was informed by legal considerations.  The “Farm Bill” passed on December 12, 2018, by the U.S. Congress effectively legalized CBD across America. Passage of 2018 Farm Bill clarifies CBD legal status and lets U.S. farmers grow hemp.  We are thus, concluding that regulatory trajectory of CBD industry in the U.S. is favorably improving daily. CBD and hemp presents lower risk enterprise compared to cannabis. As at November 15, 2018, Thirty-three states and the District of Columbia currently have passed laws and/or regulations that recognize, in one form or another, legitimate medical uses for cannabis and consumer use of cannabis in connection with medical treatment.  The District of Columbia and 10 states -- Alaska, California, Colorado, Maine, Massachusetts, Michigan, Nevada, Oregon, Vermont and Washington -- have adopted the most expansive laws legalizing marijuana for recreational use.  It is no wonder then that the legal marijuana market in the U.S. is estimated to grow from $9.2 billion in 2017 to $47.3 billion in 2027.  Another report from RBC Capital Markets showed that American cannabis sales are quickly catching up to those of beer and wine, and the market could be worth $47 billion within a decade.

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Lending & Financing Solutions

Our Financing Solutions include direct investments in dispensaries and cultivation facilities including, leasing (state guideline approved) growing spaces and related facilities (commercial real estate, agricultural properties, and equipment) to licensed marijuana business operators for their production needs. We will offer financial products in form of asset-backed loans, business property mortgages and other financial products to qualified individuals/businesses in the legal-cannabis businesses.  Our goal is to provide funding and financing services to the legal California cannabis market both as an investment as well as access to their financials and operations.  This line of the business is 100% financed with 50% of the net profit generated from the dispensaries’ operations.

Complete turnkey service solutions

Our turnkey Service Solutions offer service and tools to maintain compliance from point of corporate registration, through establishing procedures, processing, tracking and reporting product. We have the expertise to keep our clients in compliance with the ever changing local, state, and federal laws. In addition, our service solutions also include top-level financial and accounting back office and reporting functions.  Both our turnkey solutions (Financing + Service) would generate substantial revenue for Cannabinoid Biosciences shareholders and provide a portfolio of diversified revenue streams.

Cannabinoid Medical/Biopharmaceutical Research and Development

Our CBD, Medical and Biopharmaceutical research and development will rely on acquisitions and collaborations.  Unless and until we are in position to submit for FDA approval, most of our product candidates and activities in this sensitive segment would be closely guarded.

The Future of Cannabinoid Biosciences is Bright

We are pursuing multiple thronged actions in the CBD/ legal Cannabis industry that include rollups, investments, lending, services, and research and development.  We believe that our business model is well suited for the current regulatory environment and current market sentiments.  As we start executing, our shareholders would be afforded the opportunity of the competitive advantage of first mover in an industry that is still hampered by regulatory uncertainty. Investment in CBDZ could offer a large uncorrelated return on investment.

The “Farm Bill” passed on December 12, 2018, by the U.S. Congress effectively legalized CBD across America. Passage of 2018 Farm Bill clarifies CBD legal status and lets U.S. farmers grow hemp.  We are thus, concluding that regulatory trajectory of CBD industry in the U.S. is favorably improving daily.  As at November 15, 2018, Thirty-three states and the District of Columbia currently have passed laws and/or regulations that recognize, in one form or another, legitimate medical uses for cannabis and consumer use of cannabis in connection with medical treatment.  The District of Columbia and 10 states -- Alaska, California, Colorado, Maine, Massachusetts, Michigan, Nevada, Oregon, Vermont and Washington -- have adopted the most expansive laws legalizing marijuana for recreational use.  It is no wonder then that the legal marijuana market in the U.S. is estimated to grow from $9.2 billion in 2017 to $47.3 billion in 2027.  Another report from RBC Capital Markets showed that American cannabis sales are quickly catching up to those of beer and wine, and the market could be worth $47 billion within a decade.

Just in June, 2018 the U.S. Food and Drug Administration (FDA) has approved CBD based formulation such as Epidiolex® for seizures associated with Lennox-Gastaut syndrome or Dravet Syndrome, two rare and severe early-onset, drug-resistant epilepsy syndromes. This is the first cannabis plant-derived medicine ever approved by the FDA and it has been rescheduled by the U.S. DEA to a schedule V. In similar development, on December 12, 2018, U.S. Congress approved a Bill to Make CBD Federally Legal. Passage of 2018 Farm Bill clarifies CBD legal status and lets U.S. farmers grow hemp, but some regulatory questions remain.  Thus, the conclusion that regulatory trajectory of CBD industry in the U.S. is favorably improving daily.

Our business is divided into five segments namely:

1)      CBD formulation, production, and distribution;

2)      Biopharmaceutical Research and Development;

3)      Investments into legal-cannabis businesses and deriving value from rollup/consolidation events that leads to IPO in US or Canada;

4)      Financial products in form of asset-backed loans, business property mortgages and other financial products to qualified individuals/businesses in the legal-cannabis businesses; and

5)      Professional services including top-level financial reporting, Accounting, CSE Reporting, Business Valuation, Mergers & Acquisitions, GAAP/ IFRS Conversion, Pre IPO/RTO Prep, Section 280E Tax, and Biological Assets Valuation to cannabis businesses and investors in California at first, then to those within the other states that has legalized cannabis.

The company is already in discussion with certain prospective clients on providing the following professional services:

•         Help cannabis business owners and investors with top-level financial reporting for SEC and Canadian Securities Exchanges (CSE), and investor consumption.

•         Accounting consolidation of dispensaries and cultivations and shepherd the consolidated holding company through GAAP and IFRS audit and get them listed on the US and Canadian exchanges.

•         Prepare complete audit packages, which includes workpapers, COGS analytics, technical accounting memos, Footnotes draft, and all other necessary documentation and technical accounting memos.

•         Help dispensaries and cultivation owners to set up standardized (best practice) accounting and financial reporting systems.

•         Help with ongoing consulting project such as managing the filing of Form 10-K , 10-Q and the associated audit, or just assisting on a technical accounting question such as providing a journal entry for a specific transaction.

Cannabinoid Biosciences (CBDZ) is not a public company quoted on any of the know exchanges. CBDZ is currently working with several owners of dispensaries and cultivation facilities to rollup ten of these CBD operations and IPO it on the Nasdaq or New York stock exchange.

Mission Statement

To revolutionize and standardize the pharmaceuticals and non-pharmaceutical CBD formulation, protocols, and products across the CBD market in the United States of America, while building a  robust capitalization to facilitate, invest-in, and support development and commercialization of cures and novel therapeutics from proprietary cannabinoid. This mission also entails providing financing and turnkey support services to the legal cannabis industry in the U.S. Our goal is to invest in, and lend to, CBD production and distribution and legal Cannabis businesses as well as build an array of turnkey solutions to open model dispensaries, production facilities, and product companies operating as community stewards for good business practice.

Our Vision

Our vision is to revolutionize and standardize the pharmaceuticals and non-pharmaceutical CBD formulation, protocols, and products across the CBD market while developing robust capitalization to finance a more professional ecosystem within the CBD, Hemp and cannabis industry, creating a better work environment for our clients, as well as creating improved patient experiences, and a clear choice for investors in the sector.

Strategy

CBDZ is raising $50 million to acquire 10 CBD operations which it would rollup into the holding company and up-list to the NASDAQ or New York Stock Exchange.  This process will add value based on current market trend.  With current large-scale buy/sell transactions in the stock market, we noticed that the market is paying on average $131 per $1 of revenue for Cannabis businesses.  For example, on August 15, 2018, Constellation Brands (STZ), invested another $4 billion in cannabis producer Canopy Growth (CGC) for approximately 38% of Canopy.  Canopy’s most recent annual reports showed the company has $73 million of revenue in its most recent fiscal year.  Thus, STZ paid $144 times $1 of revenue of Canopy.  In another example, on December 8, 2018, Altria, the manufacturer Marlboro cigarettes paid $1.8 billion for 45% stake of Cronos Group, Inc. (CRON), a Nasdaq-traded Canadian cannabis company with a number of dispensaries and cultivation facilities. Cronos’ most recent annual reports showed the company has $16 million of revenue in its most recent fiscal year.  Thus, Altria paid $250 times $1 of revenue of Cronos.  Based on these two transactions and the fact that an average of a pool of liquid cannabis businesses on the U.S. stock market are selling for $131 to $1 of revenue, we believe that a successful rollup as the one we are contemplating could result in tremendous capital appreciation per share after consolidation and listing on NASDAQ or NYSE.

In pursuit the goal of getting up-listed to the Nasdaq within the next 12 months, CBDZ  acquired voting control of Kid Castle Educational Corporation (OTCPINK: KDCE) on October 21, 2019.  Since the disclosure of our acquisition, the stock price of KDCE has traded between $0.02 to $2.50.

Following the acquisition, CBDZ appointed Mr. F I Igwealor as the KDCE's Chief Executive Officer, Chief Financial Officer and Chairman of the Board of Directors effective 10/21/2019.  We have a PCAOB auditor ready to work with CBDZ to ready it for Nasdaq listing within the next 12 months.

Investors should understand that there is no guarantee that CBDZ would be able to raise the money stated above, and even if it succeeded in raising such amount, there is no guarantee that it could acquire the 10 CBD operations it has identified.

Market Trends

CBD: Short-Term Growth - Long-Term Strategies: Many studies showed that CBD has many amazing health benefits. The CBD market in the US is very fragmented, lack established process control and protocols, and is without formulations standardization.

U.S. CBD/Cannabis Market Anticipated to Reach $20 Billion in Sales by 2024:  As applications for cannabidiol are brought to market across diverse industries such as cosmetics, health products, food and beverage, pet products, skin care, and pharmaceuticals, the collective market for CBD/cannabis sales is expected to exceed $20 billion in the United States by 2024, according to BDS Analytics and Arcview Market Research.

Another research outfit has a different number.  A recent article by an industry source said: "However, there's a potentially larger growth trend contained within the cannabis movement that investors simply have to know about: Cannabidiol (CBD).  The article continued: "Predictive analysis and market research company Brightfield Group believes there would be a CBD product sales growth in the United States of 706% in 2019 to around $5 billion, and sales of $23.7 billion by 2023. Comparatively, about $620 million worth of CBD products were sold last year in the United States (based on 706% growth to $5 billion). Growing CBD revenue from about $620 million in 2018 to $23.7 billion by 2023 works out to… a compound annual growth rate (CAGR) of a whopping 107%! Compare that to some of the most robust broad-based growth estimates for cannabis, which call for a CAGR of around 25%, and you can see why CBD is all the buzz (without creating an actual buzz) on Wall Street."

Opportunities and Risk:  CBD can be extracted from both the cannabis and hemp plant, whereas THC derives almost entirely from the cannabis plant, since hemp often contains very low levels of THC. Hemp plants are considerably cheaper to grow than cannabis, making hemp the preferred crop choice for CBD extraction." Bearing in mind that the “Farm Bill” legalized CBD, one is faced with a plain fact that dealing in CBD is less risky than dealing in legalized medical and/or recreational marijuana.  Operators in the CBD industry faces similar risk as ordinary farmers, except that CBD being medicinal is more valuable than most other agricultural products.  Other component of risk include the fact that the CBD market in the US is very fragmented, lack established process control and protocols, and is without formulations standardization.

To address this risks, CBDZ intends to step up to standardize and reorganize this market, establish process control (benchmarks and protocols), and create formulation standards for the industry. CBDZ would control the production and distribution of verities of consumer cannabidiol (CBD) formulation under private brands in the United States. CBDZ’s goal is to bring standardization to the CBD industry, the same way that John D Rockefeller’s Standard Oil brought standardization to crude refining in the United States in the nineteenth century.  Our process standardization would entail steps that include (a) ethanol extraction system, (b) winterization to remove fats; (c) multiple rounds of rotary evaporation are used to remove plant material and other unnecessary components; (d) extract decarboxylation to transform into a crystalline structure with a proprietary post-processing technique; and (e) get the extract tested by third-party laboratories, package it, and get it ready for shipment.

Going Concern

The accompanying consolidated financial statements have been prepared assuming we will continue as a going concern. As discussed in this Current Report and in the notes to the Cannabinoid Biosciences‘ financial statements, the Company's ability to continue as a going concern is contingent upon its ability to raise additional capital as required. During the period from May 6, 2014 (inception) through December 31, 2018, the Company incurred net losses of $36,945.  Our business strategy may not be successful in funding ongoing operations and accelerating our domestic and international expansion, and if we cannot continue as a going concern, our stockholders may lose their entire investment in us.

Plan of Operation for the Next Twelve (12) Months

As CBDZ moves ahead to implement its business plan, CBDZ will begin to: (1) conduct research into and development of cannabinoids, cannabidiol, endocannabinoids, phytocannabinoids, and synthetic cannabinoids suitable for specific treatments for diseases and medical conditions; (2) build and manage a portfolio of revenue-generating cloud-based, internet/web powered or online businesses; (3) start providing financial products in form of asset-backed loans, business property mortgages and other financial products to qualified individuals/businesses in the legal-cannabis businesses; and (4) start providing professional bookkeeping, top-level financial reporting, Accounting, CSE Reporting, Business Valuation, Mergers & Acquisitions, GAAP/ IFRS Conversion, Pre IPO/RTO Prep, Section 280E Tax, and Biological Assets Valuation to cannabis businesses and investors in California and other states that has legalized cannabis.

We want to raise $50 million to acquire 10 CBD operations which we’ll rollup into our holding company and IPO on the NASDAQ or New York Stock Exchange.  During the first stages of our growth (until we raise $1 million or more), our officers and directors will provide all of the labor required to execute our business plan at our current location. Our officers will be devoting at least 15 hours per week to our operations. Depending on how much funds we would be able to secure, we also plan to acquire four businesses that we have identified to complement our service offerings to our clients. We do not require any additional office space, until we have finished the phase of deploying all the proceeds from this offering.  Once we reach this threshold (raising $1 million), our officers have agreed to commit more time as required, plus additional stuff could be hired to execute our business plan.

CBDZ has also identified four candidates (two professional services providers and two small business lenders) that met our given investment/acquisition. We intend to acquire the four businesses as soon as we have raised $1 million from this offering.  The current owners of the businesses have agreed to sell the businesses for: (1) professional services provider 1 with six employees = $275,000; (2) professional services provider 2 with eight employees = $320, 000; (3) small business lenders 1 with four employees = $225,000; and (4) small business lenders 2 with three employees = $180,000 respectively, for a total of $1 million.

We have conducted limited due diligence on the four businesses, including a review of each of the businesses’ operations, financial statements and records.  We could acquire them simultaneously or one-at-a-time basis.  We believe that once consummated, these acquisitions would boost CBDZ’s accounting support and financial solutions to the legal cannabis industry.

We have not entered into a binding agreement with the sellers of these four businesses because we are not certain that we could raise the $1 million required to acquire these businesses.  There is no assurance that we would be able to acquire the businesses or that the sellers would wait for us to raise the necessary capital for the acquisition.   While we are trying to raise capital, the sellers may decide to sell the four businesses to other buyers or change their mind about selling the businesses.  Moreover, there can be no assurance that we will be able to raise the capital necessary to acquire, own or hold these investments or businesses:

Moreover, there can be no assurance that we will be able to raise the capital necessary to execute our business plan and also to acquire, own or hold these investments/businesses:

•         alongside financing our ongoing operation, we also intend to finance the acquisitions of identified four (two professional services providers and two small business lenders) businesses with part of the proceeds from this offering;

•         we have no additional sources or commitments to finance our operations and  the acquisitions of the four identified businesses;

•         there is no guarantee that we will be able to obtain sufficient financing for our operations and  the acquisitions of the four identified businesses;

•         we have not entered into a firm written agreements to acquire these four businesses because their owners is requiring a proof of fund prior to entering binding agreement;

•         even if we are able to raise capital through this offering, we may not be able to acquire the four businesses  if the sellers change their mind about selling to us since we have no contract with the seller requiring them to sell the businesses to us;

•         there is no guarantee that the sellers would still be willing to sell to us; and

•         although addition of the four identified businesses would boost our operations and revenue, in the event that we are unsuccessful on the acquisitions, CBDZ would still move forward with other aspects of  our business plan including the biopharmaceutical research and development and health and wellness promotion activities.

Our operations will be conducted on five platforms comprising of: (1) research into and development of cannabinoids, cannabidiol, endocannabinoids, phytocannabinoids, and synthetic cannabinoids suitable for specific treatments for diseases and medical conditions; (2) CBD formulation, production, and distribution; (3) building and managing a portfolio of revenue-generating cloud-based, internet/web powered or online health and wellness  businesses; (4) providing financial products in form of asset-backed loans, business property mortgages and other financial products to qualified individuals/businesses in the legal-cannabis businesses; and (5) providing professional bookkeeping, top-level financial reporting, Accounting, CSE Reporting, Business Valuation, Mergers & Acquisitions, GAAP/ IFRS Conversion, Pre IPO/RTO Prep, Section 280E Tax, and Biological Assets Valuation to cannabis businesses and investors in California and other states that has legalized cannabis.

Within the next twelve months, we intend to use the first $1 million we could raise to hire employees such as research scientists, bookkeepers, accountants, loan processors and underwriters; build and manage cloud-based health and wellness platform; and acquire and consolidate the four identified businesses.  Thereafter, we intend to use the remaining $49 million to acquire 10 CBD operations, grow the volume of our financial products, consolidate our commercial position and improve our cash-flow and financial condition.

We intend to implement the following tasks within the next twelve months:

  Month 1-3: Phase 1 (1-3 months in duration; $600,000 to $1 million in estimated fund receipt)
    Hire the 2 scientists, Henry and Leke, hire 2 bookkeepers and 1 underwriter and 1 processor and a clerical staff to implement our business plan.
    Sign purchase agreement with the sellers of the 4 businesses identified above;
    Acquire and consolidate the operations of all four businesses.
  Month 3-6 Phase 2 (1-3 months in duration; cost control, process improvements, admin & mngt.).
    Integrate acquired business into the Company’s model – consolidate the operations of the businesses including integration of their accounting and finance systems, synchronization of their operating systems, and harmonization of their human resources functions.
    Raise $18 million and use the proceeds to effectuate our business plan.
    Complete and file quarterly reports and other required filings for the quarter
  Month 6-9:  Phase 3 (1-3 months in duration; $30 million in estimated fund receipt)
    Identify and acquire 6 CBD operations complementary/similar businesses or assets in the target market
  Month 9-12: Phase 4  (1-3 months duration; use acquired businesses’ free cash flow for more acquisitions)
    Run the businesses efficiently, giving employees a conducive and friendly workplace and add value to investors and shareholders by identifying and reducing excesses and also identifying and executing growth strategies
    Acquire 4 more CBD operations or others in the industry at or below their book-value or undervalued businesses, restructure the businesses, and sell the businesses for profit or hold them for cash flow.
  Operating expenses during the twelve months would be as follows:
    For the six months through June 30, 2020, we anticipate to incur general and other operating expenses of $238,000.
    For the six months through December 31, 2019 we anticipate to incur additional general and other operating expenses of $328,000.

As noted above, the execution of our current plan of operations requires us to raise significant additional capital immediately. If we are successful in raising capital through the sale of shares offered for sale in this Filing we believe that the Company will have sufficient cash resources to fund its plan of operations for the next twelve months. If we are unable to do so, our ability to continue as a going concern will be in jeopardy, likely causing us to curtail and possibly cease operations.

We continually evaluate our plan of operations discussed above to determine the manner in which we can most effectively utilize our limited cash resources. The timing of completion of any aspect of our plan of operations is highly dependent upon the availability of cash to implement that aspect of the plan and other factors beyond our control. There is no assurance that we will successfully obtain the required capital or revenues, or, if obtained, that the amounts will be sufficient to fund our ongoing operations. The inability to secure additional capital would have a material adverse effect on us, including the possibility that we would have to sell or forego a portion or all of our assets or cease operations. If we discontinue our operations, we will not have sufficient funds to pay any amounts to our stockholders.

Even if we raise additional capital in the near future, if our current business plan is not successfully executed, our ability to fund our biopharmaceutical research and development, or our financial product deployment and services efforts would likely be seriously impaired. The ability of a biopharmaceutical research and development business and continuing operations is conditioned upon moving the development of products and services toward commercialization. If in the future we are not able to demonstrate adequate progress in the development and commercialization of our product, we will not be able to raise the capital we need to continue our business operations and business activities, and we will likely not have sufficient liquidity or cash resources to continue operating.

Because our working capital requirements depend upon numerous factors there can be no assurance that our current cash resources will be sufficient to fund our operations. At present, we have no committed external sources of capital, and do not expect any significant product revenues for the foreseeable future. Thus, we will require immediate additional financing to fund future operations. There can be no assurance, however, that we will be able to obtain funds on acceptable terms, if at all.

Critical Accounting Estimates

We regularly evaluate the accounting estimates that we use to prepare our financial statements. A complete summary of these policies is included in the Notes to our unaudited financial statements. In general, management’s estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

We believe that of our significant accounting policies, which are described in Note 2 to our consolidated financial statements, the following accounting policies involve a greater degree of judgment and complexity. Accordingly, these are the policies we believe are the most critical to aid in fully understanding and evaluating our financial condition and results of operations.

Revenue Recognition

The Company intends to earn revenues through the sale of its app for smartphones. The Company recognizes revenue in accordance with FASB ASC 605, Revenue Recognition, only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the services have been provided, and collectability is assured. No revenues have been earned or recognized as of December 31, 2018. Expenses are recognized as incurred.

Concentrations of Credit Risk

Financial instruments that potentially expose the Company to concentrations of credit and market risk consist primarily of cash and cash equivalents. Cash and cash equivalents are maintained at financial institutions and accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $250,000. At December 31, 2018, the Company had $0 of uninsured balances at these institutions.

Components of Results of Operations

Revenues

No revenues have been earned or recognized as of December 31, 2018.

Research and development

No Research and development expenses has been recognized as of December 31, 2018.

Selling, General and Administrative

Our selling, general and administrative expenses consist primarily of salaries for our executives as well as our finance, legal, human resources, and other administrative employees. In addition, general and administrative expenses include outside consulting, legal and accounting services, and facilities and other supporting overhead costs.

Results of Operations

Fiscal period ended June 30, 2019

The following table summarizes our historical consolidated statements:

	CANNABINOID BIOSCIENCES, INC.
	Statement of Operations
		(Unaudited)

		Six Months Ended June 30,		From May 6, 2014 (inception) to June 30, 2019
		2019	2018
REVENUE
	Total revenue	$ -	$ -	$ -

EXPENSES:

	Rent expense	15,168	3,300	24,928
	Telephone expense	1,459	2,059	8,198
	Other operating expenses	50,550	-	70,996

	Total operating expenses	67,177	5,359	104,122

NET LOSS FROM OPERATIONS		(67,177)	(5,359)	(104,122)

NET LOSS		$ (67,177)	$ (5,359)	$(104,122)

Basic and diluted loss per common share		$ (0.00341)	$ (0.00045)	$(0.00528)
Weighted average number of common shares
outstanding basic and diluted		19,706,253	12,000,000	19,706,253

For the period from May 6, 2014 (inception) to June 30, 2019

Revenues. Cannabinoid Biosciences, Inc., is a pre-revenue development stage company purposed to engage in CBD and biopharmaceutical research and development, building and managing a portfolio of revenue-generating cloud-based, internet/web powered or online health and wellness businesses, and provide financial products and professional services to the legal-cannabis businesses in California. No revenues since the Company’s inception on May 6, 2014 (inception) to June 30, 2019.

Cost of Goods Sold. The Company remains in developmental stage and, in conjunction with not having any operational revenue, it has incurred no Cost of Goods and Services Sold.

General and Administrative expenses. General and administrative expenses for the period of May 6, 2014 (inception) to June 30, 2019 were $104,122.

Selling and Marketing Expenses. Selling and marketing expenses for the period of May 6, 2014 (inception) to June 30, 2019 were $0.

 Net Loss. For the foregoing reasons, our net loss was $104,122 for the period from May 6, 2014 (inception) to June 30, 2019.

Fiscal years ended December 31, 2018 and 2017

The following table summarizes the results of our operations for the period from inception on May 6, 2014 (inception) to December 31, 2018.

Cannabinoid Biosciences, Inc.

Statement of Operations
May 6, 2014 (Inception) to December 31, 2018

REVENUE	$0

OPERATING EXPENSES
Rent expense	9,760
Telephone	6,740
Other operating expense	20,446
Total Operating Expenses	36,945
Net Loss	$(36,945)
Basic and diluted weighted average common shares outstanding	16,700,000
Basic and diluted loss Per Share	$(0.002212)

For the period from May 6, 2014 (inception) to December 31, 2018.

Revenues. Cannabinoid Biosciences, Inc., is a pre-revenue development stage company purposed to engage in biopharmaceutical research and development, building and managing a portfolio of revenue-generating cloud-based, internet/web powered or online health and wellness businesses, and provide financial products and professional services to the legal-cannabis businesses in California. No revenues since the Company’s inception on May 6, 2014 (inception) to December 31, 2018.

Cost of Goods Sold. The Company remains in developmental stage and, in conjunction with not having any operational revenue, it has incurred no Cost of Goods and Services Sold.

General and Administrative expenses. General and administrative expenses for the period of May 6, 2014 (inception) to December 31, 2018 were $35,938.

Selling and Marketing Expenses. Selling and marketing expenses for the period of May 6, 2014 (inception) to December 31, 2018 were $0.

 Net Loss. For the foregoing reasons, our net loss was $35,938 for the period from May 6, 2014 (inception) to December 31, 2018.

Financial Condition, Liquidity and Capital Resources

For the period from May 6, 2014 (inception) to June 30, 2019

Our financial statements appearing elsewhere in this filing have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company's ability to continue as a going concern is contingent upon its ability to raise additional capital as required. During period from May 6, 2014 (inception) to June 30, 2019, the Company incurred net losses of $104,122. Initially, we intend to finance our operations through equity and debt financings.

As at June 30, 2019, our cash and cash equivalents was $18,442.  Unless we receive additional private financing or we receive a minimum of $2,000,000 from our capital raising campaign, we will not be able to conduct our planned operations. We estimate that if we receive a minimum of $2,000,000 of private financing, our existing capital resources will permit us to conduct our planned operations for only approximately 180 days following the date of this filing. Accordingly, our business plan is dependent on our raising sufficient capital from our crowdfunding campaign. In addition, we may have to raise additional interim capital from other private sources. There can be no assurance that such needed capital will be available or even if available that it will not be extremely dilutive to the equity of potential investors.

These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

For the period from May 6, 2014 (inception) to June 30, 2019

Net cash used in operating activities was $101,722 for the period from May 6, 2014 (inception) to June 30, 2019; a result that was primarily related to our net loss of $104,122 for the period under review, partially offset by non-cash charges of $2,400.   Our net loss was primarily attributed to office rent, telephone and internet, advertising, accounting, legal and crowdfunding campaign costs.

Net cash used in investing activities was $4,200.

Net cash provided by financing activities was $124,364 for the period from May 6, 2014 (inception) to June 30, 2019; a result that was primarily related to sales of shares of our common stocks in the amount of $119,430 and a $4,934 line of credit.

As of June 30, 2019, we had total current liabilities of $11,438 primarily related to borrowings from our officers, directors and related parties to keep the company afloat until we are able to raise sufficient cash to repay them.  All loans from our officers and directors are non-interest bearing.

Fiscal years ended December 31, 2018 and 2017

Net cash used in operating activities was $34,545 and $3,398 for the period from May 6, 2014 (inception) to December 31, 2018 and 2017. A result that was primarily related to our net loss of $36,945 for the period under review, partially offset by non-cash charges of $2,400.   Our net loss was primarily attributed to office rent, telephone and internet, advertising, accounting, legal and crowdfunding campaign costs.

Net cash used in investing activities was $0.00 for the period from May 6, 2014 (inception) to December 31, 2018 and 2017.

Net cash provided by financing activities was $35,938 and $3,398 for the period from May 6, 2014 (inception) to December 31, 2018 and 2017. A result that was primarily related to sales of shares of our common stocks in the amount of $26,900 and a $9,038 line of credit.

As of December 31, 2018 and 2017, we had total current liabilities of $2,400 and $1,600 primarily related to borrowings from our officers, directors and related parties to keep the company afloat until we are able to raise sufficient cash to repay them.  All loans from our officers and directors are non-interest bearing.

Off-Balance Sheet Arrangements

There are no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Quantitative and Qualitative Disclosures about Market Risk

Not applicable.

Critical Accounting Policies

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) requires estimates and assumptions that affect the reported amounts of assets and liabilities, revenues and expenses, and related disclosures of contingent assets and liabilities in the consolidated financial statements and accompanying notes.  The SEC has defined a company’s critical accounting policies as the ones that are most important to the portrayal of the company’s financial condition and results of operations, and which require the company to make its most difficult and subjective judgments, often as a result of the need to make estimates of matters that are inherently uncertain.  Based on this definition, we have identified the critical accounting policies and judgments addressed below.  We also have other key accounting policies, which involve the use of estimates, judgments and assumptions that are significant to understanding our results, which are described in Note 2 to our consolidated financial statements.  Although we believe that our estimates, assumptions and judgments are reasonable, they are based upon information presently available.  Actual results may differ significantly from these estimates under different assumptions, judgments or conditions.

PROPERTIES

Description of Property

The Company currently operate from an office space provided gratis by Cannabinoid Biosciences, Inc., located at 370 Amapola Ave., Suite 200A, Torrance, CA 90501 as our corporate headquarters. The office space is not subject to a lease. As of the date of this Annual Report, we have not sought to move or change our office site. Additional space may be required as we expand our operations. We currently do not own any real property.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As at November 12, 2019, the number of shares of common stock issued and outstanding was 950,000,000.

At October 20, 2019, prior to the initial closing of our transaction with Cannabinoid Biosciences Inc., we had 30,000,000 shares of common stock and 0 shares of preferred stock issued and outstanding.

On October 21, 2019, the company sold one (1) million shares of its preferred shares (one preferred share is convertible 1,000 share of common stocks) of the company to Cannabinoid Biosciences, Inc., a California corporation.  Following the preferred share sales to Cannabinoid Biosciences, Inc., the purchaser immediately converted 70,000 of the preferred shares for 70,000,000 shares of the Company's current outstanding shares of common stock.

On October 24, 2019, the company awarded to Mr. Frank I Igwealor, 10 million shares of its Common Stocks as a Sign-On Bonus related to his employment to become the Chairman and CEO of Kid Castle.

On October 24, 2019, Poverty Solutions, Inc., a holder of the Company’s Convertible Notes in the amount of $240,000 converted the Notes to 10 million shares of the Company’s Common Stocks.

On November 8, 2019, Cannabinoid Biosciences Inc. elected to convert additional 830,000 of the Preferred Shares that it bought from the Company on October 21, 2019, into 830 million shares of the Company’s Common Stocks.

The following tables set forth information known to us as of November 12, 2019 relating to the beneficial ownership of shares of our voting securities by:

·	each person who is known by us to be the beneficial owner of more than 5% of our outstanding voting stock;
·	each director;
·	each named executive officer; and
·	all named executive officers and directors as a group.

Unless otherwise indicated, the business address of each person listed is in care of Kid Castle Educational Corporation, 370 Amapola Ave., Suite 200A, Torrance, California 90501.  The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our common stock outstanding on that date and all shares of our common stock issuable to that holder in the event of exercise of outstanding options, warrants, rights or conversion privileges owned by that person at that date which are exercisable within 60 days of that date. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent that power may be shared with a spouse.

COMMON STOCK

	Amount and	Percentage
	Nature of	of
	Beneficial	Class
	Ownership(1)	Common(3)
Executive Officers and Directors:
Frank I Igwealor (2)	10,000,000	1.053%
Patience C Ogbozor (3)	0	0%
Dr. Solomon KN Mbagwu (4)	0	0%
All officers and directors a group (3 group)	10,000,000	1.053%

5% Shareholders:
Cannabinoid Biosciences, Inc.	900,000,000	94.74%

(1)

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the shares. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of our Common Stock held by them. Applicable percentage ownership is based on 950,000,000 shares of our Common Stock outstanding as of November 12, 2019.

(2)	Consists of 10,000,000 shares of our Common Stock owned directly by Mr. Igwealor.

(3)

Although Ms. Ogbozor does not directly own shares of our Common Stocks, she nonetheless controls the voting block owned by Cannabinoid Biosciences, Inc as CEO of Cannabinoid Biosciences.  In addition, Cannabinoid Biosciences, Inc is still holding unto 100,000 shares of the Company’s Preferred which is convertible to 100 million shares of Kid Castle.

(4)	Dr Mbagwu is the Chairman of the Board of Cannabinoid Biosciences, Inc., and alongside Ms. Ogbozor jointly controls more than 94% of the Company’s voting shares.

PREFERRED STOCK

	Amount and Nature of Beneficial Ownership(1)		Percentage of Class Preferred
Executive Officers and Directors
Frank I Igwealor	0		0.0%
Patience C Ogbozor	0		0.0%
Dr. Solomon KN Mbagwu	0		0.0%
All officers and directors a group (3 group)	0	(2)	0.0%

5% Shareholders
Cannabinoid Biosciences, Inc	100,000		100%

(1)

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the shares. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of our preferred stock held by them. Applicable percentage ownership is based on 100,000 shares of our Preferred Stock (Preferred Stock) outstanding as of November 12, 2019.

(2)

Consists of 100,000 shares of our Preferred Stock owned directly by Cannabinoid Biosciences, Inc. Preferred Stock have a 1000-to-1 voting preference where every one share of preferred stock is equivalent in votes to one thousand shares of Common Stock.

DIRECTORS AND EXECUTIVE OFFICERS

In connection with the change of control of Kid Castle described in Item 5.01 of this Current Report on Form 8-K, the following individuals have been appointed to serve as executive officers and directors of Kid Castle:

Name	Age	Positions
Frank I Igwealor	48	Chairman of the Board of Directors, CEO, Treasurer and Director
Patience C Ogbozor	34	Director
Dr. Solomon KN Mbagwu	69	Director

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board. All officers and directors listed above will remain in office until the next annual meeting of our stockholders, and until their successors have been duly elected and qualified. There are no agreements with respect to the election of Directors. Our Board of Directors appoints officers annually and each Executive Officer serves at the discretion of our Board of Directors.

At this time, we do not have any written employment agreement or other formal compensation agreements with our new officers and directors. Compensation arrangements are the subject of ongoing development and we will make appropriate additional disclosures as they are further developed and formalized.

The business experience during the past five years of the persons listed above as an Officer or Director of the Company either presently or during the year ended November 12, 2019 is as follows:

Frank Igwealor, CPA, CMA, JD, MBA, MSRM is a financial manager with broad technical and management experience in accounting, finance, and business advisory.  Mr. Igwealor is a Certified Financial Manager, Certified Management Accountant, and Certified Public Accountant.

Frank has an extensive freelance consulting experience for the cannabis industry.  As a CPA, CMA, CFM consultant, Frank have provided top-level financial reporting, Accounting, SEC Reporting, Business Valuation, Mergers & Acquisitions, GAAP/ IFRS Conversion, Pre IPO/RTO Prep, 280E Tax, and Biological Assets Valuation to more than 26 cannabis businesses across 21 states.  Frank have substantial experience with Section 280E of the Internal Revenue Code, having worked for/with investors in the cannabis industry and helped them analyze the COGS and Operating expenses of dispensaries.  Frank has been part of a team that shepherded both big and small cannabis investments through the required audit and conducted all the filings to take them public through IPO, DPO or RTO transactions. I have worked with single dispensaries with cultivation as well as ROLL-UP of multiple dispensaries that wanted to achieve revenue scale at debut on the exchanges.  Frank has been an important part of the team that successfully delivered on the following:

•         Helped Cannabis business owners and investors with top-level financial reporting for SEC and Canadian Securities Exchanges (CSE), and investor consumption.

•         Consolidated dispensaries and cultivations and shepherd the consolidated holding company through GAAP and IFRS audit and get them listed on the US and Canadian exchanges.

•         Prepared complete audit packages, which includes workpapers and all necessary documentation. Frank does not do audits or any attest work. This is as a result of Sarbanes-Oxley legislation which prohibits auditors from preparing financial statements or conducting any accounting work for their clients.

•         Help dispensaries and cultivation owners to set up standardized (best practice) accounting and financial reporting systems.

•         Frank continues to have ongoing consulting project for legal-cannabis businesses such as managing the filing of Form 10-K , 10-Q and the associated audit, or just assisting on a technical accounting question such as providing a journal entry for a specific transaction.

Ms. Patience C. Ogbozor, President and CEO: Ms. Ogbozor joined Cannabinoid Biosciences in May 2015 as a Finance Manager and became the President and CEO in November 2018.  Ms. Ogbozor is the Chief Executive Officer, Director and controlling shareholder of the Company. Prior to joining the company, Ms. Ogbozor was with New Haven Pharmacy, Abuja, from 2013 to 2015.

Dr. Solomon KN Mbagwu, Chairman:  Solomon KN Mbagwu, MD, is the Executive Chairman of Cannabinoid Biosciences, Inc.  Dr. Mbagwu joined the Company and was elected chairman of the Company’s board of directors in November 2018.  Dr. Mbagwu is a medical practitioner in Los Angeles, California.  In the last twenty four years, Dr. Mbagwu has owned and operated two medical clinics in South Los Angeles.  Prior to starting and running his own clinics, Dr. Mbagwu has over ten years of experience in community healthcare management; delivering babies and performing numerous obstetrical and gynecological surgeries while working at Centinela Hospital in Inglewood and other community health centers across Los Angeles County.   Dr. Mbagwu graduated from the University Of California, San Francisco, School Of Medicine in 1979.  Since finishing his residency at King Drew Medical Center, Los Angeles, in 1983, Dr. Mbagwu has actively practiced medicine in Los Angeles County.  Dr. Mbagwu is certified by the Board of Obstetrics and Gynecology since 1988.

Except for Patience and Frank who have spousal relationship, none of our directors are related to any of our other directors and none have any pending legal claims or litigation against them.

Committee of our Board of Directors

Our securities are not quoted on an exchange that has requirements that a majority of our Board members be independent and we are not currently otherwise subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include “independent” directors, nor are we required to establish or maintain an Audit Committee or other committee of our Board of Directors.

We have not established any committees, including an Audit Committee, a Compensation Committee or a Nominating Committee, any committee performing a similar function.

The functions of those committees are being undertaken by Board of Directors as a whole.  Because we have only three directors, none of whom are independent, we believe that the establishment of these committees would be more form over substance.

We do not have a policy regarding the consideration of any director candidates which may be recommended by our stockholders, including the minimum qualifications for director candidates, nor has our Board of Directors established a process for identifying and evaluating director nominees. We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our stockholders, including the procedures to be followed.  Our Board has not considered or adopted any of these policies as we have never received a recommendation from any stockholder for any candidate to serve on our Board of Directors.  Given our relative size and lack of directors and officers insurance coverage, we do not anticipate that any of our stockholders will make such a recommendation in the near future. While there have been no nominations of additional directors proposed, in the event such a proposal is made, all members of our Board will participate in the consideration of director nominees.  In considering a director nominee, it is likely that our Board will consider the professional and/or educational background of any nominee with a view towards how this person might bring a different viewpoint or experience to our Board.

None of our directors is an “audit committee financial expert” within the meaning of Item 401(e) of Regulation S-K. In general, an “audit committee financial expert” is an individual member of the audit committee or Board of Directors who:

·	• understands generally U.S. GAAP and financial statements,
·	• is able to assess the general application of such principles in connection with accounting for estimates, accruals and reserves,
·	• has experience preparing, auditing, analyzing or evaluating financial statements comparable to the breadth and complexity to our financial statements,
·	• understands internal controls over financial reporting, and
·	• understands audit committee functions.

EXECUTIVE COMPENSATION

KID CASTLE EDUCATIONAL CORPORATION COMPENSATION

The following table sets forth certain compensation information for: (i) Kid Castle’s principal executive officer or other individual serving in a similar capacity during fiscal years ended December 31, 2018 and 2017; (ii) our two most highly compensated executive officers other than our principal executive officer who were serving as executive officers at December 31, 2018 and 2017 whose compensation exceed $100,000; and (iii) up to two additional individuals for whom disclosure would have been required but for the fact that the individual was not serving as an executive officer at December 31, 2018 and 2017. Compensation information is shown for the fiscal years ended December 31, 2018 and 2017:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) *	Option Awards ($) *	All Other Compensation ($)	Total ($)

Frank I Igwealor, Chairman and CEO	2018	-0-	-0-	-0-	-0-	-0-	-0-
	2017	-0-	-0-	-0-	-0-	-0-	-0-

CANNABINOID BIOSCIENCES INC COMPENSATION

The following table sets forth certain compensation information for: (i) Cannabinoid Biosciences, Inc., principal executive officer or other individual serving in a similar capacity during the fiscal years ended December 31, 2018 and 2017; (ii) Cannabinoid Biosciences, Inc., two most highly compensated executive officers other than its principal executive officer who were serving as executive officers at December 31, 2018 and 2017 whose compensation exceed $100,000; and (iii) up to two additional individuals for whom disclosure would have been required but for the fact that the individual was not serving as an executive officer at December 31, 2018 and 2017. Compensation information is shown for the fiscal years ended December 31, 2018 and 2017:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) *	Option Awards ($) *	All Other Compensation ($)	Total ($)

Patience Ogbozor, President	2018	0	-0-	-0-	-0-	-0-	0
	2017	0	-0-	-0-	-0-	-0-	0
Frank I Igwealor, Sr. VP and CFO	2018	-0-	-0-	-0-	-0-	-0-	-0-
	2017	-0-	0	-0-	-0-	-0-	-0-

Compensation of Executive Officers

At this time, we do not have any written employment agreement or other formal compensation agreements with our new officers. Compensation arrangements are the subject of ongoing development and we will make appropriate additional disclosures as they are further developed and formalized.

Compensation of Directors

We have not established standard compensation arrangements for our directors and the compensation payable to each individual for their service on our Board is determined from time to time by our Board of Directors based upon the amount of time expended by each of the directors on our behalf.  None of the new directors has received any compensation specifically for their services as a director.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We believe that all purchases from or transactions with affiliated parties were on terms and at prices substantially similar to those available from unaffiliated third parties.

Policy and Procedures with Respect to Related Person Transactions

Our Board of Directors is charged with reviewing and approving all potential related party transactions.  All such related party transactions must then be reported under applicable SEC rules. We have not adopted other procedures for review, or standards for approval, of such transactions, but instead review them on a case-by-case basis.

We recognize that Related Person Transactions may raise questions among shareholders as to whether those transactions are consistent with the best interests of the Company and its shareholders. (Related Person Transaction is defined as a transaction, arrangement or relationship in which we were, are or will be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets for the last two fiscal years, and in which any Related Person (defined below) had, has or will have a direct or indirect interest.)  It is our policy to enter into or ratify Related Person Transactions only when the Board of Directors determines that the Related Person Transaction in question is in, or is not inconsistent with, the best interests of the Company and its shareholders, including but not limited to situations where we may obtain products or services of a nature, quantity or quality, or on other terms, that are not readily available from alternative sources or when we provide products or services to Related Persons on an arm’s length basis on terms comparable to those provided to unrelated third parties or on terms comparable to those provided to employees generally.

“Related Person” is defined as follows:

1.	any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director or executive officer of the Company or a nominee to become a director of the Company;

2.	any person who is known to be the beneficial owner of more than 5% of any class of the Company’s voting securities;

3.

any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee or more than 5% beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than 5% beneficial owner; and

4.

any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

Directors and executive officers are required to submit to the Board of Directors, acting in its role as audit committee, a list of immediate family members and a description of any current or proposed Related Person Transactions on an annual basis and provide updates during the year.

In our review of any Related Person Transactions, the Board of Directors must consider all of the relevant facts and circumstances available to it, including (if applicable) but not limited to: the benefits to the Company; the impact on a director’s independence in the event the Related Person is a director, an immediately family member of a director or an entity in which a director is a partner, shareholder or executive officer; the availability of other sources for comparable products or services; the terms of the transaction; and the terms available to unrelated third parties or to employees generally. No member of the Board of Directors may participate in any review, consideration or approval of any Related Person Transaction with respect to which such member or any of his or her immediate family members is the Related Person. The Board of Directors will approve or ratify only those Related Person Transactions that are in, or are not inconsistent with, the best interests of the Company and its shareholders, as the Board of Directors determines in good faith. The Board of Directors will convey the decision to the Chief Executive Officer or the Chief Financial Officer, who will convey the decision to the appropriate persons within the Company.

Director Independence

None of our directors qualifies as independent director as defined under the NASDAQ Listing Rules.

LEGAL PROCEEDINGS

There are no legal proceedings that have occurred within the past ten years concerning our directors or officers which involved a criminal conviction, a criminal proceeding, an administrative or civil proceeding limiting one's participation in the securities or banking industries, or a finding of securities or commodities law violations.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Kid Castle Educational Corporation’s Common Stock is quoted on the OTC-PINK, under the symbol “KDCE.”

Period Ended on September 30, 2019	High Bid	Low Bid
1 st Quarter	0.0055	0.0055
2 nd Quarter	0.0055	0.0055
3 rd Quarter	0.0100	0.0100

Fiscal Year Ended on December 31, 2018	High Bid	Low Bid
1 st Quarter	0.0050	0.0050
2 nd Quarter	0.0050	0.0050
3 rd Quarter	0.0100	0.0050
4 th Quarter	0.0050	0.0050
Fiscal Year Ended on December 31, 2017	High Bid	Low Bid
1 st Quarter	0.0050	0.0050
2 nd Quarter	0.0050	0.0050
3 rd Quarter	0.0050	0.0050
4 th Quarter	0.0050	0.0050

Kid Castle’s Common Stock is traded sporadically and has a very limited volume so the prices reflected above may not be indicative of actual prices if volume were to increase. All prices listed herein reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not represent actual transactions with retail customers.

Since its inception, Kid Castle has not paid any dividends on its Common Stock.  However, Kid Castle post Cannabinoid Biosciences transaction does plan and anticipate that it will pay dividends in the future if it could raise the $50 million to acquire the 10 CBD operations.

At November 12, 2019, Kid Castle had approximately 365 stockholders of record and 950,000,000 shares of its Common Stock issued and outstanding.

RECENT SALES OF UNREGISTERED SECURITIES

Please see Item 3.02 - “Unregistered Sales of Equity Securities” of this Current Report.

DESCRIPTION OF SECURITIES

Kid Castle’ authorized capital stock consists of 1,001,000,000 shares, of which 1,000,000,000 shares are common stock, par value $0.0001 per share, and 1,000,000 shares are preferred stock, par value $0.001 per share.  As of November 12, 2019, after giving effect to the transaction involving Cannabinoid Biosciences, Inc., there were 950,000,000 shares of Kid Castle’ common stock outstanding. There were also 100,000 shares our preferred stock outstanding.

Common Stock

Subject to certain limitations discussed below, holders of common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Subject to certain limitations discussed below, holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of our liquidation, dissolution or winding up, subject to the preferences of any shares of preferred stock which may then be authorized and outstanding, each outstanding share entitles its holder to participate in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. The board of directors has the authority to issue the authorized but unissued shares of common stock without action by the stockholders. The issuance of such shares would reduce the percentage ownership held by current stockholders.

Holders of common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions for the common stock. The rights of the holders of common stock are subject to any rights that may be fixed for holders of preferred stock, when and if any preferred stock is authorized and issued. All outstanding shares of common stock are duly authorized, validly issued, fully paid and non-assessable.

Lock-Up/Leak-Out Agreements

Each Cannabinoid Biosciences  Shareholder that receives 100,000 or more shares of our Common Stock pursuant to the Preferred Shares Purchase will execute 2-year lock-up/leak-out agreement with us which will provide that their shares will not be, directly or indirectly, publicly sold, subject to a contract for sale or otherwise transferred, except that, beginning one year after the date of the closing of the Preferred Shares Purchase, such Cannabinoid Biosciences  Shareholder will be permitted to sell up to 3% of the shares of our Common Stock he or she received pursuant to the Preferred Shares Purchase in any given 90 day period. All lock-up/leak-out restrictions will expire 24 months after the closing of the Preferred Shares Purchase.

Preferred Stock

We are authorized to issue 1,000,000 shares of preferred stock, par value $0.0001 per share, in one or more series, subject to any limitations prescribed by law, without further vote or action by the stockholders. Each such series of preferred stock shall have such number of shares, designations, preferences, voting powers, qualifications, and special or relative rights or privileges as shall be determined by the Company’s board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.  Under the rights, preferences and privileges of the Preferred Stock, the holders of the preferred stock receive a 1,000 to 1 voting preference over common stock. Accordingly, for every share of the Preferred Stock held, the holder received the voting rights equal to 1,000 shares of common stock. The preferred Stock is also convertible 1 to 1,000 shares of the Company’s common stock.

On October 21, 2019, the company sold one (1) million shares of its preferred shares (one preferred share is convertible 1,000 share of common stocks) of the company to Cannabinoid Biosciences, Inc.  As at November 12, 2019, the buyer has converted 900,000 share of the preferred stock into 900,000,000 of our common stock.  This conversion by the buyer left the Company with 100,000 preferred shares outstanding.

Transfer Agent

Kid Castle’ transfer agent is Securities Transfer Corporation, 2901 N. Dallas Parkway, Suite 380

Plano, Texas 75093.  Phone (469) 633-0101; Fax  (469) 633-0088; www.stctransfer.com

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware Corporation Law provides in relevant parts as follows:

(1) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or on a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(2) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine on application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

(3) To the extent that a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in (1) or (2) of this subsection, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

(4) The indemnification provided by this section shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

The foregoing discussion of indemnification merely summarizes certain aspects of indemnification provisions and is limited by reference to the above discussed sections of the Delaware Corporation Law.

The Registrant’s certificate of incorporation and bylaws provide that the Registrant “may indemnify” to the full extent of its power to do so, all directors, officers, employees, and/or agents.  It is anticipated that the Registrant will indemnify its officer and director to the full extent permitted by the above-quoted statute.

Insofar as indemnification by the Registrant for liabilities arising under the Securities Act may be permitted to officers and directors of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant is aware that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the U.S. Securities and Exchange Commission (the “SEC”), located on 100 F Street NE, Washington, D.C. 20549, Current Reports on Form 8-K, Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K, and other reports, statements and information as required under the Securities Exchange Act of 1934, as amended.

The reports, statements and other information that we have filed with the SEC may be read and copied at the Commission's Public Reference Room at 100 F Street NE, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.

The SEC maintains a web site (HTTP://WWW.SEC.GOV.) that contains the registration statements, reports, proxy and information statements and other information regarding registrants that file electronically with the SEC such as us. You may access our SEC filings electronically at this SEC website. These SEC filings are also available to the public from commercial document retrieval services.

Item 3.02      Unregistered Sales of Equity Securities.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference, previous Form 8-K filed on October 24, 2019.

Item 5.01     Changes in Control of Registrant.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference, previous Form 8-K filed on October 24, 2019.

Except as described herein, there were no arrangements or understandings among members of both the former and new control groups and their associates with respect to the election of directors or other matters.

As required to be disclosed by Regulation S-K Item 403(c), there are no arrangements, known to the Company, including any pledge by any person of securities of the Company or any of its parents, the operation of which may at a subsequent date result in a change in control of the Company.

Item 5.02

Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference, previous Form 8-K filed on October 24, 2019.

Item 9.01

Financial Statements and Exhibits

Reference is made to the shares that Cannabinoid Biosciences, Inc.  acquired under the Preferred Shares Purchase Agreement, as described in Item 2.01 of this Current Report on Form 8-K, which is incorporated herein by reference. As a result of the consummation of the transactions described in Item 2.01, our primary operations consist of the business and operations of Cannabinoid Biosciences, Inc.  Accordingly, we are presenting the financial statements of Cannabinoid Biosciences, Inc. for the fiscal years ended December 31, 2018 and 2017.

(a)

Financial statements of business acquired.

The audited consolidated financial statements of Cannabinoid Biosciences, Inc. as of and for the fiscal years ended December 31, 2018 and 2017 and the unaudited financial statements of Cannabinoid Biosciences, Inc. as of and for the six months ended June 30, 2019, including the notes to such financial statements, are attached as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference.

(b)

Pro forma financial information.

The following unaudited pro forma condensed consolidated financial statements of Kid Castle Educational Corporation, giving effect to Kid Castle Educational Corporation’s acquisition of Cannabinoid Biosciences, Inc. are attached as Exhibit 99.3 and incorporated herein by reference.

(1) Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2019;

(2) Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2018; and

(3) Unaudited Pro Forma Condensed Consolidated Statement of Operations for the six months ended June 30, 2019

(c) Exhibits

Exhibit	Description

2.1*	Preferred Shares Purchase Agreement, dated October 2, 2019, by and among Kid Castle Educational Corporation and Cannabinoid Biosciences, Inc., and certain shareholders of Cannabinoid Biosciences, Inc.
3.1*	Articles of Incorporation (Amended)
3.2	Bylaws of Kid Castle Educational Corporation. (Incorporated by reference to Form 10-Q/A filed August 17, 2004)

10.1*	Sign-On Bonus Agreement.
10.2*	Convertible Notes Conversion Agreement
10.3*	Preferred shares conversion agreement dated October 23, 2019
10.4*	Preferred shares conversion agreement dated November 8, 2019
21.1*	Subsidiaries of the Filer.
99.1*	The audited consolidated financial statements of Cannabinoid Biosciences, Inc. for the fiscal years ended December 31, 2018 and 2017.
99.2*	The unaudited condensed consolidated financial statements of Cannabinoid Biosciences, Inc. as of and for the six months ended June 30, 2019.
99.3*

The unaudited pro forma condensed consolidated financial statements of Kid Castle Educational Corporation, giving effect to Kid Castle Educational Corporation’s transactions with Cannabinoid Biosciences, Inc.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

KID CASTLE EDUCATIONAL CORPORATION.

Date: November 13, 2019	By:	/S/ Frank I Igwealor
Frank I Igwealor, CPA, JD, CMA, CFM, MBA, MSRM Chairman and CEO